                               SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934
                                   (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[X] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to Section 240.14a-11(c) of Section
     240.14a-12

                           ALASKA NORTHWEST PROPERTIES INC.

                                   ---------------

                   (Name of Registrant as Specified In Its Charter)

                           ALASKA NORTHWEST PROPERTIES INC.

                                   ---------------

                      (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Amount of proposed cash payment and other property to be transferred to security holders:

    $22,200,000
    Multiplied by 1/50th of 1% pursuant to rule 0-11(c)(1)
    Filing fee:    $4,440

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
        0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)   Amount Previously Paid:
        2)   Form, Schedule or Registration Statement No.:

                           ALASKA NORTHWEST PROPERTIES INC.

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               To approve the Merger of

                                UNDER THE RADAR, INC.

                                    with and into

                           ALASKA NORTHWEST PROPERTIES INC.

To the Record Holders of Common Shares
of Alaska Northwest Properties Inc.:

    NOTICE IS HEREBY GIVEN pursuant to Sections 10.06.410 and 10.06.544 of the Alaska Corporations Code (the "ACC") that on ____________ __, 1997 a special meeting (the "Meeting") of holders of shares of common stock, par value $1.00 (the "Shares") of Alaska Northwest Properties Inc., an Alaska corporation ("Company"), of record on ____________ __, 1997 (the "Record Date"), will be held at the offices of Preston Gates & Ellis, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104 at 10:00 a.m., Seattle, Washington time, to consider:

         (i) the adoption and approval of (A) the merger (the "Merger") of Under the Radar, Inc., an Alaska corporation ("UTR"), into Company, as contemplated by that certain Agreement and Plan of Reorganization by and among Company, UTR, ANP, LLC, a Washington limited liability company ("LLC") and James H. and Bobbie Jannard ("Jannard"), dated November 18, 1996 (the "Reorganization Agreement"), and (B) the Articles of Merger and Plan of Merger between UTR and Company (the "Merger Agreement"). (Pursuant to the Merger, if effectuated, each shareholder will receive approximately $418 per Share); and

         (ii) such other matters as may properly be brought before the Meeting.


    It is anticipated that the Merger will be effected on __________ __, 1997, or as soon thereafter as practicable.


    In the event that the Merger is approved and the other conditions set forth in the Reorganization Agreement are satisfied or waived, prior to the effective time of the Merger, pursuant to a certain Agreement and Plan of Distribution dated December 11, 1996 (the "Plan of Distribution"), Company will distribute certain assets to LLC in exchange for all of the interests of LLC (the "LLC Interests") (the "Spin-Off"). After effecting the Spin-Off, the Board of Directors will then declare a dividend of the LLC Interests, or cash in lieu of fractional LLC Interests (the "Spin-Off Distribution"). No vote of Company shareholders is required, or is being requested, in connection with the Spin-Off Distribution.

    The Board of Directors has fixed the close of business on the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of the Meeting and only holders of record of Shares at the close of business on the Record Date are entitled to vote at the Meeting. A complete list of such shareholders will be available for examination at the offices of Company located at 19048 37th Avenue South, Seattle, Washington 98188 during normal business hours by any Company shareholder, for any purpose germane to the Meeting, for a period of 10 days prior to the Meeting.

SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

    If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

    If the Merger is approved, the combined effect of the Merger and Spin-Off Distribution is that holders of less than 50 Shares will receive approximately $843 per Share ($418 per Share for the Merger and $425 per Share as a Fractional LLC Cash Payment). Holders of fifty (50) or more Shares will receive approximately $418 per Share for the Merger and one (1) LLC Interest per integral of fifty (50) Shares owned. A Fractional LLC Cash Payment of $425 per Share will be paid to these holders for the Shares not comprising an even integral of fifty (50) Shares. For example:

Shares  $418/Share from                            Fractional      Total Cash
Owned    in Merger       LLC Interests Received  LLC Cash Payment    Received
-----     ---------      ----------------------  ----------------    --------
35         $14,630                 0                  $14,875         $29,505
100         41,800                 2                        0          41,800
110         45,980                 2                    4,250          50,230

ALL ABOVE AMOUNTS SET FORTH ARE APPROXIMATIONS AND WILL BE FINALIZED AT THE CLOSING. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AND MERGER AGREEMENTS AND HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF COMPANY.



By order of the Board of Directors

Michael W. Shimasaki
President

Date

                           ALASKA NORTHWEST PROPERTIES INC.


                                   Proxy Statement

                           Special Meeting of Shareholders


    This Proxy Statement is being furnished to the holders of common stock, par value $1.00 (the "Shares") of Alaska Northwest Properties Inc., an Alaska corporation ("Company"), as of ________ ___, 1997 (the "Record Date"), in connection with the proposed merger (the "Merger") of Under the Radar, Inc., an Alaska corporation ("UTR"), into Company, as contemplated by that certain Agreement and Plan of Reorganization by and among Company, UTR, ANP, LLC ("LLC") and James H. and Bobbie Jannard ("Jannard"), dated November 18, 1996 (the "Reorganization Agreement"). The Merger will be consummated on the terms and subject to the conditions set forth in the Reorganization Agreement which includes Articles of Merger and a Plan of Merger (collectively, the "Merger Agreement"). The Reorganization Agreement has been attached as
Exhibit A to this Proxy Statement.    Pursuant to and as a result of the
Merger Agreement, at the effective time of the Merger (the "Effective Time"):
 (i) Company will continue as the surviving corporation (the "Surviving Corporation") and (ii) each of the issued and outstanding Shares (other than "Dissenting Shares" held by Dissenting Shareholders, as defined below) will be converted into the right to receive approximately $418 net per Share in cash, without interest (the "Per Share Obligation"). The exact amount of the Per Share Obligation will be determined at the Closing. In the event that the Merger and Merger Agreement are approved, and the other conditions to Closing of the Reorganization Agreement have been satisfied, immediately prior to the Effective Time of the Merger, Company will distribute certain assets and liabilities to LLC in exchange for all of the interests of LLC (the "LLC Interests"). Company will then effect a dividend of the LLC Interests, or cash in lieu of fractional LLC Interests, to Company shareholders on January ___, 1997 (the "Spin-Off Record Date") (the "Spin-Off Distribution"). The Spin-Off Distribution will be effected pursuant to the terms of a certain Agreement and Plan of Distribution between Company and LLC dated December 11, 1996 (the "Plan of Distribution"). The Plan of Distribution has been attached as Exhibit B to this Proxy Statement. A special meeting (the "Meeting") of the shareholders of Company of record on the Record Date will be held at the offices of Preston Gates & Ellis, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104 at 10:00 a.m., Seattle, Washington time, on _______________, 1997 to consider approval and adoption of the Merger and the Merger Agreement.

    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (OR THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    The date of this Proxy Statement is ____________ __, 1997. This Proxy Statement and the accompanying form of proxy are being furnished by Company and were first mailed on or about ________ __, 1997 to shareholders of Company as of the close of business on the Record Date.

    THE BOARD OF DIRECTORS OF COMPANY (THE "BOARD" OR THE "BOARD OF DIRECTORS"), BY THE UNANIMOUS VOTE OF ALL OF THE MEMBERS OF THE BOARD OF DIRECTORS, HAS APPROVED THE MERGER, PURSUANT TO THE MERGER AGREEMENT AND REORGANIZATION AGREEMENT, AND DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF COMPANY. Under the Alaska Corporations Code (the "ACC"), adoption of any plan of merger or consolidation of Company must be approved by Company's Board of Directors and by the vote of the holders of two-thirds (2/3) of the outstanding Shares entitled to vote thereon.

    IF THE MERGER IS CONSUMMATED, LLC HAS AGREED TO ACT AS COMPANY'S PAYING AGENT (THE "PAYING AGENT"). TO RECEIVE PAYMENT AFTER THE MERGER OF THE PER SHARE OBLIGATION IN CASH (WITHOUT INTEREST), HOLDERS OF SHARES MUST DELIVER CERTIFICATES EVIDENCING SUCH SHARES ALONG WITH A PROPERLY COMPLETED LETTER OF TRANSMITTAL, TO THE PAYING AGENT AT THE ADDRESS SPECIFIED IN THE LETTER OF TRANSMITTAL. THE LETTER OF TRANSMITTAL WILL BE MAILED AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME OF THE MERGER.

    Any holder of Shares who does not wish to accept the Per Share Obligation for his Shares has the right under the ACC to dissent to the Merger and seek payment for the fair cash value of his Shares. Holders of Shares seeking such payments are referred to herein as "Dissenting Shareholders." To perfect this right, a Dissenting Shareholder must (i) make written demand for such payment to Company before the taking of the vote on the Merger and (ii) not vote in favor of the Merger. A failure to vote against the Merger will not constitute a waiver of a shareholder's right to dissent under the ACC and a vote against the Merger is not sufficient to perfect such rights under the ACC. Dissenting Shareholders are urged to carefully review this Proxy Statement and the Exhibits hereto in their entirety in considering whether to seek payment pursuant to the ACC. See "DISSENTERS' RIGHTS" and Exhibit F to this Proxy Statement.

    As of the Record Date, there were issued and outstanding 29,668 Shares. Holders of record of Shares at the close of business on the Record Date are entitled to one vote per share held on all matters submitted to a vote of shareholders. Subsequent to the consummation of the Merger, the registration of the Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be terminated and there will be no public trading market for either the Shares or the LLC Interests.

    The information contained in this Proxy Statement concerning UTR has been furnished to Company by UTR, and Company assumes no responsibility for the accuracy or completeness of such information.

                                AVAILABLE INFORMATION

    Company is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the

Securities and Exchange Commission (the "Commission"). All such reports, proxy statements and other information, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, Company's periodic reports, proxy statements and other information concerning Company should also be available for inspection at the offices of the National Association of Securities Dealers, Inc. Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

    The Shares are currently traded in the over-the counter market and registered under the Exchange Act. Following the Merger, there will be no public trading of the Shares or the LLC Interests. Accordingly, registration of the Shares will be terminated upon application of Company to the Commission and trading of the Shares in the over-the-counter market will cease when the Merger is consummated.

                                  TABLE OF CONTENTS

                                                                            PAGE

    AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . .2
    INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
    THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . .6
         General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
         Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . .7
    THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
    PROPOSAL:  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . .8
              Special Factors. . . . . . . . . . . . . . . . . . . . . . . .8
              Purpose of Merger. . . . . . . . . . . . . . . . . . . . . . .8
              Plans for Company. . . . . . . . . . . . . . . . . . . . . . .8
              Recommendation of the Board and Reasons for the Merger . . . .9
              Certain Effects of the Merger. . . . . . . . . . . . . . . . .9
              Certain Tax Consequences of the Merger . . . . . . . . . . . 10
              Interest of Certain Persons in the Merger. . . . . . . . . . 11
              Interest in Securities of Company. . . . . . . . . . . . . . 12
         Certain Information Concerning Company. . . . . . . . . . . . . . 12
         Certain Information Concerning UTR and Jannard. . . . . . . . . . 13
         Background of the Merger. . . . . . . . . . . . . . . . . . . . . 13
         Structure of the Merger . . . . . . . . . . . . . . . . . . . . . 15
         Accounting Treatment of the Merger. . . . . . . . . . . . . . . . 16
         Financing the Acquisition . . . . . . . . . . . . . . . . . . . . 16
         Sale of the Additional Properties . . . . . . . . . . . . . . . . 16
         The Reorganization Agreement. . . . . . . . . . . . . . . . . . . 16

    DISSENTERS' RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    THE SPIN-OFF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . 24
         Purpose of the Spin-Off Distribution. . . . . . . . . . . . . . . 24
         The Spin-Off Distribution . . . . . . . . . . . . . . . . . . . . 24
              Certain Tax Consequences of the Spin-Off Distribution. . . . 26
    ANP, LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         The LLC Agreement . . . . . . . . . . . . . . . . . . . . . . . . 28
         Certain Income Tax Consequences of Being an Interest Holder
         or Member of LLC. . . . . . . . . . . . . . . . . . . . . . . . . 31
    MARKET PRICES OF AND DIVIDENDS ON STOCK. . . . . . . . . . . . . . . . 45
    SELECTED FINANCIAL INFORMATION CONCERNING COMPANY. . . . . . . . . . . 45
    ALASKA NORTHWEST PROPERTIES INC.:  MANAGEMENT'S DISCUSSION AND
    ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. . . . . . . 46
         Three Years Ended December 31, 1993, 1994, and 1995 . . . . . . . 46
              Real Estate and Note Collection Activities . . . . . . . . . 46
              Results of Operations. . . . . . . . . . . . . . . . . . . . 48
              Investment Activities. . . . . . . . . . . . . . . . . . . . 48
              Liquidity and Capital Resources. . . . . . . . . . . . . . . 49
              Effect of Recently Issued Accounting Standards . . . . . . . 49
         Nine Months Ended September 30, 1995 and 1996 . . . . . . . . . . 50
              Real Estate and Note Collection Activities . . . . . . . . . 50
              Results of Operations. . . . . . . . . . . . . . . . . . . . 50
              Liquidity and Capital Resources. . . . . . . . . . . . . . . 50
    INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . 51
    SHAREHOLDERS' PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . 51
    COMPANY FINANCIAL INFORMATION AND PRO FORMA FINANCIAL INFORMATION. . . 52

EXHIBITS:


EXHIBIT A Agreement and Plan of Reorganization
EXHIBIT B Agreement and Plan of Distribution
EXHIBIT C Pro Forma Closing Schedule
EXHIBIT D Dissenters' Rights
EXHIBIT E Limited Liability Company Agreement of ANP, LLC

                                     INTRODUCTION

     This Proxy Statement is being furnished to Company's shareholders as of the Record Date in connection with the solicitation of proxies from holders of Shares by the Board of Directors of Company for use at the Meeting to consider the proposed Merger of UTR with and into Company pursuant to the Merger Agreement. The Merger will be consummated on the terms and subject to the conditions set forth in the Reorganization and Merger Agreements, as a result of which, at the Effective Time (i) Company will continue as the Surviving Corporation (owned solely by the shareholder(s) of UTR), and (ii) each Share issued and outstanding (other than Dissenting Shares) will be converted into the right to receive the Per Share Obligation (approximately $418 per Share) in cash, without interest.

     The Meeting will be held on __________ __, 1997 at the offices of Preston Gates & Ellis, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104 at 10:00 a.m., Seattle, Washington time.

     The purpose of the Meeting is to consider and vote upon: (i) a proposal to approve and adopt the Merger Agreement, and (ii) such other matters as may properly be brought before the Meeting.

     Only holders of record of Shares at the close of business on the Record Date are entitled to vote at the Meeting. On such date, there were 29,668 Shares outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Meeting. All shareholders of Company are entitled to notice of the Meeting.

     TO RECEIVE PAYMENT AFTER THE MERGER OF THE PER SHARE OBLIGATION (WITHOUT INTEREST) PER SHARE, HOLDERS OF SHARES MUST DELIVER CERTIFICATES EVIDENCING SUCH SHARES ALONG WITH A PROPERLY COMPLETED LETTER OF TRANSMITTAL TO THE PAYING AGENT AT THE ADDRESS SPECIFIED IN THE LETTER OF TRANSMITTAL.

     In the event that the Merger and Merger Agreement are approved, and the other conditions to Closing of the Reorganization Agreement have been satisfied, immediately prior to the Effective Time of the Merger and subject to the conditions of the Plan of Distribution, the Spin-Off Distribution. Pursuant to the Plan of Distribution, Company will distribute certain assets and liabilities to LLC in exchange for all of the LLC Interests. Company will then effect a dividend of the LLC Interests, and/or cash in lieu of fractional LLC Interests, to Company shareholders on February __, 1997 (the "Spin-Off Record Date"). No vote of Company shareholders is required, or is being requested, in connection with the Spin-Off Distribution.

     Company expects that the Spin-Off Distribution and the Merger will be consummated as promptly as practicable after the Meeting, assuming that the conditions to the Spin-Off Distribution, as set forth in the Plan of Distribution, have been satisfied and that the conditions to the Merger, as set forth in the Reorganization Agreement, have been satisfied. (See "PROPOSAL:
THE MERGER:   The Reorganization Agreement--The Merger" and "THE SPIN-OFF
DISTRIBUTION").

     Any Dissenting Shareholder has the right under the ACC to seek an appraisal of and be paid the fair value of his Shares, together with a fair rate of interest, if any, to be paid thereon. In order to perfect such right of payment, a Dissenting Shareholder must (i) make a written demand for such payment to Company before the taking of the vote on the Merger and (ii) not vote his Shares in favor of the Merger. Such demand must be sent to Company at 19048 37th Avenue South, Seattle, Washington 98188, Attention: Corporate Secretary.
A failure to vote against the Merger will not constitute a waiver of a shareholder's right to dissent under the ACC and a vote against the Merger is not sufficient to perfect such rights under the ACC. (See "DISSENTERS' RIGHTS" and Exhibit D to this Proxy Statement).

     The accompanying Notice of Special Meeting of Shareholders constitutes the notice to Dissenting Shareholders required by Section 10.06.576(c) of the ACC.

     Dissenting Shareholders are urged to carefully review this Proxy Statement and the Exhibits hereto in their entirety in considering whether to seek any payment pursuant to the ACC. If a Dissenting Shareholder does not perfect his right to payment with respect to his Shares before the taking of the vote on the Merger, such Shares will be converted into the right to receive the Per Share Obligation at the Effective Time. (See "DISSENTERS' RIGHTS" and Exhibit D to this Proxy Statement).

     The Shares are currently traded on the over-the-counter market and registered under the Exchange Act. Following the Merger, there will be no public trading of the Shares or the LLC Interests. Accordingly, registration of the Shares will be terminated upon application of Company to the Commission and trading of the Shares in the over-the-counter market will cease when the Merger is consummated.

                                 THE SPECIAL MEETING

GENERAL

     The Meeting will be held at 10:00 a.m., local time, on ________ __, 1997, at the offices of Preston Gates & Ellis, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104, for the purpose of approving and adopting the Merger Agreement, as required under Alaska law.

     Only holders of record of Shares outstanding at the close of business on the Record Date (______________, 1997) are entitled to vote at the Meeting.

     On the Record Date, there were approximately 705 holders of record of Shares, with 29,668 Shares issued and outstanding. Each Share entitles the holder thereof to one vote on each matter submitted for shareholder approval. On the Record Date, the directors and executive officers of Company held 14,747 Shares or 49.7% of the Shares.


     The presence, in person or by proxy, at the Meeting of the holders of a majority of the Shares outstanding and entitled to vote at the Meeting is necessary to constitute a quorum at the meeting. Under the ACC, the affirmative vote of the holders of two-thirds (2/3) of the Shares outstanding and entitled to vote thereon at the Meeting is required to approve the Merger and the

Merger Agreement. In determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger and the Merger Agreement.

     At the date of this Proxy Statement, the Board of Directors of Company do not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement. If any other matters should properly come before the Meeting in accordance with the Bylaws of Company, it is intended that the Shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

     All properly executed proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If a holder of Shares executes and returns a proxy and does not specify otherwise, the Shares represented by such proxy will be voted "for" approval and adoption of the Merger Agreement in accordance with the recommendation of the Board of Directors of Company. A holder of Shares who has executed and returned a proxy may revoke it at any time before it is voted at the Meeting by: (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Corporate Secretary of Company, stating that the proxy is revoked, or (iii) attending the Meeting and voting in person.

     In addition to solicitation by mail, the directors, officers, employees and agents of Company may solicit proxies from their shareholders by personal interview, telephone, telegram or otherwise. Company will bear the costs of the solicitation of proxies from its shareholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record securities of Company for the forwarding of solicitation materials to the beneficial owners thereof. Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTE REQUIRED

     The ACC requires that the adoption of any plan of merger or consolidation of Company must be approved by Company's Board of Directors and by the vote of the holders of two-thirds (2/3) of the outstanding Shares entitled to vote thereon. Therefore, the Merger Agreement and Merger will be approved by the shareholders upon the affirmative vote of two-thirds (2/3) of the Shares represented at the Meeting.

     Company's Board of Directors has unanimously approved the Merger, as contemplated by the Merger Agreement and the Reorganization Agreement, and the only further action of Company required to approve the Merger will be the approval by the requisite vote of shareholders described above.

     A CONDITION PRECEDENT TO THE PLAN OF DISTRIBUTION IS THE APPROVAL UNDER ALASKA LAW BY THE SHAREHOLDERS OF THE MERGER AND MERGER AGREEMENT. IN THE EVENT THAT THE MERGER AND MERGER AGREEMENT ARE NOT APPROVED, THE SPIN-OFF DISTRIBUTION, AS CONTEMPLATED IN THE PLAN OF DISTRIBUTION, WILL NOT BE EFFECTUATED.

                                   THE TRANSACTION

     James H. and Bobbie Jannard (collectively "Jannard") are interested in acquiring the principal asset of Company, Spieden Island, an Island in the San Juan Archipelago located in San Juan County, Washington (the "Island"). The agreed purchase price is $20.0 million in cash plus properties having an agreed value of $2.2 million (the "Additional Properties"). In addition to the Island, Company owns a variety of other properties and assets that Jannard is not interested in acquiring. Therefore, in structuring the transaction, the parties determined that the best method to transfer ownership of the Island to Jannard would be in the form of a cash merger of a corporation organized by Jannard for such a purpose, with and into Company. Since Jannard was not interested in the assets of Company other than the Island, prior to the effectiveness of the Merger, Company agreed to remove the other properties and assets, including the Additional Properties, from Company.

     The transaction recommended by the Board contemplates a contribution of all of Company's assets and liabilities, other than the Island and a note payable by Company to Jannard in the amount of $2.2 million (the "Note") and including the Additional Properties, into a newly created limited liability company, LLC. In exchange for such assets, LLC will issue all of its LLC Interests to Company. Such LLC Interests, or cash in lieu of fractional LLC Interests, will, if the Merger is approved, then be distributed to Company shareholders in the form of a dividend. After consummation of the Spin-Off Distribution, the Merger will then be consummated.

                                PROPOSAL:  THE MERGER

SPECIAL FACTORS

     PURPOSE OF MERGER

     The purpose of the Merger is to enable UTR to acquire the entire equity interest in Company after all assets and liabilities other than the Island and the Note have been removed from Company. Pursuant to the Merger Agreement, each outstanding Share, other than Shares held by any Dissenting Shareholders, will be converted into the right to receive the Per Share Obligation.

     PLANS FOR COMPANY

     It is expected that prior to the Merger, the business and operations of Company other than the Island will be transferred to LLC. Thereafter, the operations of LLC will be continued, other than as to the Island, substantially as they are being conducted by Company prior to the Merger. (See "ANP, LLC"). Company, as the surviving corporation, intends to use the Island for the personal use of the shareholder of the surviving corporation.

     If the Merger is consummated, the Shares will cease to be registered under the Exchange Act, transactions in Shares will not be reported in the over-the-counter market or any national stock exchange or quotation system, and the Shares will not be available for use as collateral for loans made by brokers and others. The LLC Interests will not be registered under the Exchange Act, traded in any market, or treated as a marketable security for purposes of establishing collateral for loans.

     RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGER

     In approving the Reorganization Agreement and recommending that shareholders approve the Merger, the Board considered a number of factors including:

          (a) the financial and other terms and conditions of the Reorganization Agreement;

          (b) the possible alternatives to the Merger, including, without limitation, continuing to operate Company as an independent entity, and the risks and opportunities associated therewith;

          (c) the premium represented by the difference between the approximate value of $843 per Share (in cash and LLC Interests or cash) and recent and historical trading prices of the Shares (See "MARKET PRICES OF AND DIVIDENDS ON STOCK");

          (d) the terms of the Reorganization Agreement should not unduly discourage other third parties from making bona fide proposals to acquire Company subsequent to the execution of the Reorganization Agreement and, if any such proposals were made, the Board, in the exercise of its fiduciary duties, could determine to provide information to and engage in negotiations with any such third party subject to the terms and conditions of the Reorganization Agreement; and

          (e) the Merger and related transactions will provide holders the opportunity to convert their Shares into cash or cash plus ownership in LLC without the usual transaction costs associated with open-market sales or the potential resulting depressing effect on the market price of Shares due to the limited trading volume for Shares.

     The Board did not assign relative weights to the factors or determine that any factor was of particular importance. Rather, the Board viewed its position and recommendation as based on the totality of the information presented to and considered by it.

     CERTAIN EFFECTS OF THE MERGER

     The Merger will have the effect of eliminating the Shares of Company shareholders by converting such Shares into the right to receive the Per Share Obligation. Under Alaska law, however, shareholders who have filed timely notices of intent to dissent and who exercise dissenters' rights pursuant to Sections 10.06-576 through 10.06-582 of the ACC, will have certain rights under the ACC to dissent to the proposed Merger and receive payment of the "fair value" of their Shares. Such rights to dissent, if statutory procedures are complied with, could result in judicial determination of the fair value of the Shares required to be paid to Dissenting Shareholders. A copy of the provisions of 10.06-576 through 10.06-582 of the ACC is attached as Exhibit D to this Proxy Statement.

     According to Company's 10-K for the fiscal year ended December 31, 1995, Company's Shareholders' Equity was $9,381,203 as of December 31, 1995, and Company had a net loss of

$98,190 for the twelve months ended December 31, 1995. As a result of the consummation of the Merger, Company shareholders will not have the opportunity to participate in the future earnings (if any), and profits and growth of the Surviving Corporation and will not have a right to vote on corporate matters. Jannard, as the sole shareholder of the Surviving Corporation after the Merger, will own a 100% interest in the book value and earnings of the Surviving Corporation and will benefit from any increase in the value of the Surviving Corporation following the Merger and will bear the risk of any decrease in the value of the Surviving Corporation after the Merger. Shareholders will participate in the assets and liabilities of Company, other than the Island, to the extent spun-off prior to the effectiveness of the Merger. (See "The Spin-Off Distribution" and "ANP, LLC").

     If the Merger is consummated, the Shares will cease to be registered under the Exchange Act, transactions in Shares will not be reported on any national stock exchange or quotation system, and the Shares will not be available for use as collateral for loans made by brokers and others.

     CERTAIN TAX CONSEQUENCES OF THE MERGER

     The receipt of cash pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the Merger and the aggregate tax basis in his Shares converted in the Merger. Prior to the Merger, the tax basis of the Shares held by any shareholder will be reduced to the extent that a portion of the Spin-Off Distribution constitutes a return of capital. (See "The Spin-Off Distribution" and "ANP, LLC".) Gain or loss will be calculated separately for each block of Shares converted in the Merger.

     If Shares are held by a shareholder as capital assets, gain or loss recognized by the shareholder will be capital gain or loss, which will be long-term capital gain or loss if the shareholder's holding period for the Shares exceeds one year. Under present law, long-term capital gains recognized by an individual shareholder will generally be taxed at a maximum federal marginal tax rate of 28%, and long-term capital gains recognized by a corporate shareholder will be taxed at a maximum federal marginal tax rate of 35%.

     A shareholder (other than certain exempt shareholders including, among others, all corporations and certain foreign individuals and entities) may be subject to 31% backup withholding unless the shareholder provides its tax identification number ("TIN") to the Paying Agent and certifies that such number is correct or properly certifies that it is awaiting a TIN, unless an exemption applies. A shareholder that does not furnish its TIN may be subject to a penalty imposed by the Internal Revenue Service ("IRS").

     If backup withholding applies to a shareholder, the Paying Agent is required to withhold 31% from payments to such shareholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

     THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO HOLDERS OF SHARES WHO ARE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE, SUCH AS NON-U.S. PERSONS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND FINANCIAL INSTITUTIONS, AND MAY NOT APPLY TO A HOLDER OF SHARES IN LIGHT OF INDIVIDUAL CIRCUMSTANCES. THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING TAX LAW AS OF THE DATE OF THIS PROXY STATEMENT. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

     INTEREST OF CERTAIN PERSONS IN THE MERGER

     Listed in the following table are the only known beneficial owners as of the Record Date of more than five percent of Company's outstanding Shares. Company knows of no other person or "group", as that term is used in Section 13(d)(3) of the Exchange Act, that is the beneficial owner of more than five percent of Company's Shares.

     Name and Address of           Amount and Nature of          Percent of
      Beneficial Owner             Beneficial Ownership           Class (a)
     -------------------           --------------------          ----------
     Ronald F. Cosgrave
     P.O. Box 68934
     Seattle, WA  98168                 13,720  (b)                44.03

     Bruce R. Kennedy
     16430 Ambaum Blvd. S.
     Seattle, WA  98148                  4,206  (c)                13.50

     (a) Except as otherwise indicated, beneficial ownership represents sole voting and sole investment power with respect to the Shares.
     (b) Includes 300 Shares Mr. Cosgrave has the right to acquire under stock options which are presently exercisable.
     (c) Does not include 56 shares owned by Mr. Kennedy's spouse. Mr. Kennedy disclaims any beneficial interest in the 56 shares.

     If the Merger and the Plan of Distribution are consummated, Mr. Cosgrave would receive approximately $5,734,960 in cash, 274 LLC Interests and $8,500 in cash in lieu of fractional LLC Interests. In addition, Mr. Cosgrave is the Executive Manager of LLC, and accordingly will be responsible for management of the day to day operation of LLC following the Effective Time of the Merger. (See "The Spin-Off Distribution" and "ANP, LLC").

     If the Merger and the Plan of Distribution are consummated, Mr. Kennedy would receive approximately $1,758,108 in cash, 84 LLC Interests and $2,550 in cash in lieu of fractional LLC Interests. Mr. Kennedy will be only an interest holder or member of LLC and accordingly will not be involved in its management.

     INTEREST IN SECURITIES OF COMPANY

     None of Company's directors, officers or employees have effected any transaction in any equity security of Company during the past 60 days.

     Except as described in this Proxy Statement, including, but not limited to, the information disclosed in the section entitled "Interest of Certain Persons in the Merger" as of the date hereof: (i) there have not been any contacts, transactions or negotiations between UTR and/or Jannard and Company and/or LLC that are required to be disclosed pursuant to the rules and regulations of the Commission, and (ii) neither UTR nor Jannard has any contract, arrangement, understanding or relationship with any person with respect to any securities of Company.

     The Commission has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may be applicable to the Merger. Pursuant to the requirements of Section 13(e) of the Exchange Act and Rule 13e-3 promulgated thereunder, Company, as issuer of the class of equity securities that is the subject of the Merger, has filed with the Commission a Schedule 13E-3 (the "Schedule 13E-3"), relating to the transactions contemplated by the Merger, on the assumption that Section 13(e) and Rule 13e-3 are applicable to the Merger. The information and disclosures of Company, LLC and UTR are required to make under Rule 13e-3 are contained in this Proxy Statement or in the Schedule 13e-3.

CERTAIN INFORMATION CONCERNING COMPANY

     Company is an Alaska corporation with its principal executive offices located at 19048 37th Avenue South, Seattle, Washington 98188. The telephone number of such offices is (206) 433-0730.

     The principal business of Company is real estate investment and operations. Company holds for investment purposes several parcels of undeveloped land in the vicinity of Fairbanks, Alaska, as well as the Island. The primary operating properties include a facility building at the Fairbanks International Airport, a condominium unit in Honolulu, Hawaii, and lodging facilities on the Island. The lodging facilities along with the Island will be transferred in the Merger.

     Set forth below under "SELECTED FINANCIAL INFORMATION CONCERNING COMPANY" is certain financial information with respect to Company. The information regarding Company is excerpted from the information contained in Company's Annual Report on Form 10-K for the year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, both as filed with the Commission. More comprehensive financial information is included in the section below entitled "COMPANY FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION". Additional non-financial information regarding Company is set forth below in the section "ALASKA NORTHWEST

PROPERTIES INC.: MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

CERTAIN INFORMATION CONCERNING UTR AND JANNARD

     UTR is an Alaska corporation. It was organized November 15, 1996 for the sole express purpose of the Merger and has not conducted any unrelated activities since its organization. The principal office of UTR is located at Post Office Box 1707, Eastsound, WA 98245. Its telephone number is (360) 376-6355. All outstanding shares of capital stock of UTR are owned by James H. Jannard.

     James H. Jannard, is the founder of Oakley, Inc., a Washington corporation ("Oakley"), an innovation-driven designer, manufacturer and distributor of high-performance sunglasses and goggles. Mr. Jannard has been Chairman of the Board and President of Oakley since its inception in 1975. Mr. Jannard's address and telephone number are the same as that of UTR.

     Bobbie Jannard is the spouse of James H. Jannard's. Her address and telephone number are the same as that of UTR.

BACKGROUND OF THE MERGER

     Since approximately 1980, Company has worked to consolidate and gain total ownership of the Island believing that it would have considerable appreciation potential do to its uniqueness and the popularity of the San Juan Archipelagos. Over the years, Company has continued to maintain the Island in its natural state while generating enough income through rentals to cover operating and carrying costs associated with the Island.

     During the 1990's, several privately held islands and large parcels of waterfront property in San Juan County were sold to individuals, indicating increasing values and a demand for large, unique, and private parcels of land. In April 1996, the Board of Directors of Company instructed management to prepare a list of potential buyers of the Island who would be willing and able to pay a premium over the market value for such a unique parcel such as the Island. The Board's decision was spurred on by the tremendous wealth and disposable income generated by the stock market and by recent sales activities of large parcels in the San Juan Islands.

     In June 1996, Company distributed to certain individuals a photo journal and other information regarding the Island. In the following months, none of the individuals that received a photo journal demonstrated any significant interest in purchasing the Island.

     On September 25, 1996, management met with Robert Whitman, a representative of CB Commercial brokers of San Francisco, California. The parties discussed the marketing of the Island, the use of a "sealed bid" procedure to sell the Island, and the existence of several "unnamed" potential buyers in California. None of these potential buyers ever came forward with a definitive offer for the Island or Company.

     On October 3, 1996, Mr. Michael W. Shimasaki, President of Company, met with Mr. Wally Gudgell of Gudgell Properties. At the meeting, Mr. Gudgell stated that he believed the

Island was worth between $15 and $18 million. The parties discussed the potential sale of the Island and commissions, if any, to be received by Gudgell Properties as a result of such a sale. At the meeting, Mr. Gudgell noted that one of his clients, James H. Jannard, had bought various properties in San Juan County, and could be interested in the Island.

     On October 8, 1996, Mr. Gudgell informed Company of Jannard's interest in the Island and Jannard's desire to visit the Island.

     On October 15, 1996, Jannard visited the Island along with Mr. Shimasaki and Mr. Gudgell.

     On October 18, 1996, Mr. Shimasaki met with counsel to discuss the potential transaction, the disclosure obligations relating to such a transaction, and the possible structures to such a transaction.

     On October 20, 1996, Jannard visited the Island again.

     On October 21, 1996, Jannard offered to purchase the Island for $12 million in cash pursuant to a real estate purchase and sale agreement. This offer contained a provision that Jannard would pay up to $15 million for the Island, if an appraisal indicated that the value of the Island was greater than $12 million. No such appraisal was undertaken.

     On October 23, the Board of Directors of Company met to discuss the October 21 offer by Jannard. After considering the potential $15 million price, the Board determined that it was not in the best interests of Company and its shareholders to accept Jannard's offer. On October 25, the offer expired by its terms. The Board, along with input from management and counsel, then considered its options and agreed that Company should submit a counter-offer that was higher than Jannard's October 21 expired offer. This counter offer would be in the form of a proposed letter of intent to sell the Island to Jannard.

     On October 26, 1996, management of Company, with Board approval, delivered a letter of intent for Jannard's consideration (the "Letter of Intent"). The Letter of Intent provided that Company would first transfer all of its assets into a newly formed limited liability company (LLC), the LLC Interests would then be distributed to Company's shareholders, and Company would then merge with a newly formed corporation owned by Jannard. The proposed purchase price was $24.5 million. By its terms, the Letter of Intent would expire if not executed by the parties, November 1, 1996.

     On October 28, 1996, after considerable negotiations between the parties, Jannard delivered a response to the Letter of Intent whereby Jannard would pay $20 million in cash and $2.2 million in other properties (the Additional Properties). On October 29, the Board of Directors met via teleconference to consider Jannard's counter-offer. After due consideration, the Board determined that the $22.2 purchase price was fair and in the best interests of the shareholders of Company, and instructed counsel to begin negotiating a definitive agreement that would provide for a sale of the Island to Jannard for the $22.2 million.

     On October 30, 1996, the parties executed a Confidentiality Agreement (the "Confidentiality Agreement") relating to all information exchanged by the parties concerning the negotiations for the sale of the Island to Jannard. The Confidentiality Agreement provided that the terms of the Letter of Intent are confidential and for the parties consideration only.

     On October 31, 1996, Mr. Shimasaki met with James and Bobbie Jannard and Mr. Gudgell on the Island to inspect the runway on the Island and other facilities of the Island.

     On November 5, 1996, counsel to Company delivered to Jannard the initial draft of the Reorganization Agreement. Over the next several days, Company, Jannard and their respective counsels negotiated the terms and conditions of the Reorganization Agreement.

     On November 15, 1996, by unanimous consent, the Board of Directors approved the Reorganization Agreement and a draft of the Plan of Distribution and instructed management to execute such agreements and to do any and all things necessary to effectuate the transactions contemplated by the Reorganization Agreement and Plan of Distribution.

     On November 18, 1996 Company, UTR, LLC and Jannard executed the Reorganization Agreement. In addition, Jannard and Company executed a Real Estate Purchase and Sale Agreement relating to the Additional Properties. The same day, Company issued a press release (the "Press Release") announcing that Company had agreed to sell the Island and, in a transaction relating to the sale of the Island, spin-off its assets not relating to the Island.

     The Reorganization Agreement provided that within thirty (30) days of the issuance of the Press Release, if Company receives an offer for the Island or Company, along with a non-refundable $10,000,000 cash deposit, the Board of Directors of Company may determine that such offer is more favorable to, and in the best interests of, the shareholders of Company. UTR would then have three days (3) from the receipt of notice of such an offer to make a matching offer. On November 27, 1996, Company was notified by Robert Whitman, of CB Commercial that certain unnamed parties could be interested in making such an offer.

     On December 11, 1996, Company and LLC executed the Plan of Distribution.

STRUCTURE OF THE MERGER

     In the Merger, each outstanding Share will be converted into the right to receive the Per Share Obligation in cash, without interest. This amount is expected to be approximately $418 per Share, but will be finalized at the Closing of the Merger. Each share of common stock of UTR issued and outstanding immediately prior to the Effective Time will be converted into and become one Share in the Merger. Company will thereupon have one shareholder, James H. Jannard.

     The acquisition of the Shares is structured as a cash merger, with Company as the Surviving Corporation, to ensure that Jannard will acquire all outstanding Shares from all public holders thereof.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for Company will be allocated to the identifiable assets and liabilities of Company based on their respective fair values.

FINANCING THE ACQUISITION

     UTR has estimated that the total amount of consideration required by UTR to consummate the Merger and to pay related fees and expenses will be approximately $22.7 million, of which approximately $500,000 will be allocated for estimated fees, commissions, expenses and other items surrounding the transaction.

     Of the $22.2 million UTR has agreed to pay Company in the Merger, $20 million will be in cash and $2.2 million will be in property. UTR will fund the $20.0 million from funds provided by the Jannards. The $2.2 million in properties (the "Additional Properties") will be transferred to Company by Jannard, the sole shareholder of UTR, who owns or controls ownership of the entities that own the Additional Properties.

     SALE OF THE ADDITIONAL PROPERTIES

     Simultaneous with the execution of the Reorganization Agreement, Jannard and Company entered into a Real Estate Purchase and Sale Agreement that provides for the transfer from Jannard to Company, immediately prior to the Spin-Off Distribution, of the Additional Properties. In exchange for the Additional Properties, Company will execute a note payable to Jannard for $2.2 million (the "Note"). As contemplated by the Spin-Off Distribution, the Additional Properties will then be distributed to LLC. After the Effective Time, Company, as the Surviving Corporation, will then owe the $2.2 million to Jannard, who will be Company's sole shareholder.

     THE REORGANIZATION AGREEMENT

     Set forth below is a description of the principal terms of the Reorganization Agreement which are of continuing applicability. This description is qualified in its entirety by reference to the Reorganization Agreement, which is attached as Exhibit A hereto and incorporated herein by this reference. The Merger Agreement is attached as Exhibit 1.1 (A) and (B) to the Reorganization Agreement. Capitalized terms used within this section and not defined herein shall have that meaning as given in the Reorganization Agreement.

THE MERGER

     GENERAL. The Reorganization Agreement provides that at the Effective Time, UTR will be merged with and into Company.

     At the Effective Time, upon the filing with the Commissioner of Commerce and Economic Development of Alaska (the "Commissioner") of the Articles of Merger and a Plan of Merger and the issuance of a Certificate of Merger by the Commissioner (or at such time thereafter as is provided in the Merger Documents), UTR will be merged into Company in accordance with the applicable provisions of the ACC. At the Effective Time, (a) each then-remaining outstanding Share (other than Dissenting Shares) will be converted into the right to receive the Per Share

Obligation in cash, without interest; (b) all then-outstanding common shares of UTR will be canceled; and (c) all outstanding Dissenting Shares will not be converted into the right to receive the Per Share Obligation pursuant to the Merger, but will be entitled to receive payment of the fair value of such Shares in accordance with the provisions of the ACC. From and after the Effective Time, all outstanding Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holders of certificates formerly representing Shares shall cease to have any rights with respect thereto other than to receive the Per Share Obligation or dissenter's rights they have perfected under the ACC.

     At the Closing, the parties will deliver a "Closing Schedule" which shall detail the payments to be made by the parties in connection with the Closing prior to the Effective Time. The Per Share Obligation shall be determined as follows:

     The $20,000,000 payment to be made in connection with the Merger (the "Merger Consideration") shall be adjusted immediately prior to Closing in the following manner to arrive at the "Net Merger Consideration":

               (a) Debit (an increase) or Credit (a decrease) the Merger Consideration to the extent that the final agreed value of the Additional Properties is less than or exceeds $2,200,000.

               (b) Credit the Merger Consideration for the $100,000 payment to be made by Company for the repair or replacement of the submarine cable, or in lieu of such repair or replacement, as described below in
          Section 8.2.3 of the Reorganization Agreement.

               (c) Debit the Merger Consideration for the cost of repairs to the Additional Properties up to $100,000 as designated by Company pursuant to Section 7.7 of the Reorganization Agreement.

               (d) Debit the Merger Consideration for any Closing expenses payable by UTR as set forth in Section 7.4.2 and 7.4.3 of the Reorganization Agreement which expenses shall be paid at Closing by LLC or a mutually acceptable escrow agent to the appropriate third party.

          As set forth on the Closing Schedule, the net amount distributable by Company to its shareholders in the Merger (the "Net Distributable Amount"), shall be the Net Merger Consideration adjusted as follows:

               (x) Credit the Net Merger Consideration for an amount as determined by the Board of Directors of Company to be sufficient to cover the cost of the fractional interest of LLC and to provide LLC with sufficient working capital.

               (y) Credit the Net Merger Consideration for any expenses payable by Company and UTR as set forth in Section 7.4.1, 7.4.2 and 7.4.3 of the Reorganization Agreement which expenses shall be paid at Closing by LLC or a mutually acceptable escrow agent to the appropriate third party.

               (z) Credit the Net Merger Consideration for any additional expenses payable by Company prior to the establishment of the Per Share Obligation and for a reserve for contingencies assumed by the LLC, including, without limitation, the estimated 1997 tax liability arising under the transaction to be assumed and paid by LLC under
          Section 7.4.1 of the Reorganization Agreement.

     The Per Share Obligation shall then be determined by dividing the number of outstanding Company Common Share Equivalents by the Net Distributable Amount. "Company Common Share Equivalents" consist of all of the outstanding Company Common Shares and such shares that are reserved for the exercise of outstanding stock options. Any disputes over an item of the Closing Schedule are to be resolved first by good faith negotiations of the parties and then by arbitration as provided in Section 11.9 of the Reorganization Agreement.

     A pro forma version of the Closing Schedule, which is subject to further adjustment, is attached to this Proxy Statement as Exhibit C. The Closing Schedule will be adjusted and finalized immediately prior to the Effective Time.

ADDITIONAL PROVISIONS OF THE REORGANIZATION AGREEMENT

     CONDITIONS OF THE MERGER. The Reorganization Agreement provides that the obligations of Company and UTR to consummate the Merger are, among other things, subject to the satisfaction of the following conditions: (a) the Merger shall have been approved by two-thirds (2/3) of the shareholders of Company; (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or restrain the consummation of the Merger; (c) all Governmental Approvals, if any, shall have been obtained, with such exceptions as would not, individually or in the aggregate, have a material adverse effect on UTR or Company's business; (d) the Additional Properties shall have been transferred to Company by Jannard, and (e) the Spin-Off Distribution shall have been consummated.

     The obligations of UTR and Jannard to consummate the Merger are, among other things, subject to the satisfaction of the following conditions unless waived by UTR and Jannard: (a) Company shall have paid $100,000 to repair the submarine cable that services the Island, or have paid Jannard $100,000 in lieu of such repair or replacement, and (b) Company shall have caused a title insurance company to issue a title insurance policy relating to the Island.

     The obligations of Company and LLC to consummate the Merger are, among other things, subject to the satisfaction of the following conditions unless waived by Company and LLC: (a) Jannard shall have made certain repairs to the Additional Properties as described in Section 7.7 of the Reorganization Agreement; (b) a majority of the holders of record who, pursuant to the Spin-Off Distribution, will not receive any LLC Interests shall have approved the Merger,
(c) no more than five percent (5%) of the outstanding Shares shall have filed written objections to the Merger and otherwise effected any right to dissent and have the rights provided under the ACC; and (d) Company shall have received from the Department of Revenue of the State of Washington a letter ruling as to the real estate excise tax, including the Land Bank tax payable with respect to the transactions contemplated by the Reorganization Agreement.

     INTERIM OPERATIONS OF COMPANY. The Reorganization Agreement provides that, until the Effective Time, Company and LLC have agreed to carry on their respective businesses as they relate to the Island in the usual, regular and ordinary course in substantially the same manner as previously conducted. Company has agreed to promptly notify UTR of any event or occurrence or emergency not in the ordinary course of business of Company that is material and adverse to the Island. Prior to the Effective Time, Company has agreed not to, without the prior written consent of UTR, or except as specifically contemplated by the Reorganization Agreement: (a) amend its Articles of Incorporation or Bylaws; (b) authorize for issuance, issue, deliver or sell any additional Shares, or securities convertible into Shares, or issue or grant any rights, options or other commitments for the issuance of Shares or such convertible securities; (c) dispose of or acquire any material properties or assets except in the ordinary course of business; (d) engage in any activities or transactions that are outside the ordinary course of Company's business other than certain permitted activities under the Reorganization Agreement; or (e) incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except in the ordinary course of business consistent with prior practice.

     INDEMNIFICATION. LLC has agreed to defend, indemnify, and hold the Surviving Corporation (reference to which shall for the purposes of the Reorganization Agreement include claims naming Jannard, Company and UTR to the extent covered by Article IX of the Reorganization Agreement) harmless from and against, and to reimburse the Surviving Corporation with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses of every nature whatsoever incurred by the Surviving Corporation by reason of or arising out of or in connection with: (i) a breach of a representation or warranty of Company and/or LLC contained in the Reorganization Agreement or in any certificate or other document executed and delivered to UTR pursuant to the provisions of the Reorganization Agreement, (ii) the failure, partial or total, of LLC or Company to perform any agreement or covenant required by the Reorganization Agreement to be performed by it or them, (iii) any liabilities of Company which accrue prior to the Effective Time, or (iv) any tax liabilities of Company accruing prior to Closing and for which payment thereof is not otherwise contemplated by the Reorganization Agreement.

     The Surviving Corporation has agreed to defend, indemnify, and hold LLC harmless from and against, and to reimburse LLC with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses of every nature whatsoever incurred by LLC and/or its members by reason of or arising out of or in connection with: (i) any breach, or any claim (including claims by parties other than LLC) that if true, would constitute a breach, by UTR of any representation or warranty of UTR contained in the Reorganization Agreement or in any certificate or other document executed and delivered to Company or LLC pursuant to the provisions of the Reorganization Agreement, and (ii) the failure, partial or total, of UTR to perform any agreement or covenant required by the Reorganization Agreement to be performed by it.

     REPRESENTATIONS AND WARRANTIES. In the Reorganization Agreement, Company and LLC have made customary representations and warranties to UTR and Jannard with respect to, among other things: (a) that Company and LLC are each duly organized and validly existing corporations or limited liability companies in good standing under the laws of the state of their respective incorporation; (b) that subject to approval of the Merger Agreement and Merger, and the Spin-Off Distribution, they have the requisite corporate power to enter into and carry out the terms of the Reorganization Agreement; (c) that Company and LLC are each qualified to do business as a foreign corporation in the jurisdictions where failure to do so would have a material adverse affect on the business; (d) that the execution and delivery of the Reorganization Agreement has been duly authorized by Company and LLC; (e) that the Reorganization Agreement constitutes the legal and binding obligation of Company and LLC; (f) that the execution and delivery by Company of the Reorganization Agreement does not violate any provision of Company's Articles of Incorporation or Bylaws or LLC's Limited Liability Company Agreement, or any Governmental Approvals obtained by Company and/or LLC, require the consent of any third party, or violate any material contract, agreement or judgment to which either Company or LLC is bound; (g) regarding Company's capitalization; (h) that Company's Financial Statements have been prepared in accordance with applicable rules and regulations; (i) regarding defaults or violation of any term, condition or provision of: Company or LLC's governing documents, any judgment, decree or order applicable to Company or LLC; or any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Company or LLC is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Company; (j) that neither Company nor LLC is a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and to the best of Company and LLC's knowledge, neither Company nor LLC is subject to any potential action, proceeding, investigation or claim, which if adversely determined, would have a material adverse effect on the Business Condition of Company or the Island; (k) that Company has complied with relevant rules and regulations promulgated pursuant to ERISA; (l) that since December 31, 1995,
there has not occurred:   any material adverse change in the Business Condition
of Company or the Island or any development or combination of developments of which management of Company or LLC has knowledge which is reasonably likely to result in such a change; or any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business Condition of Company or the Island, except in the ordinary course of business consistent with Company and LLC's past practice; (m) regarding environmental matters pertaining to the Island, and (n) that neither Company nor LLC have retained any brokers or consultants entitled to be paid commissions other than as disclosed to UTR and Jannard.

     In addition, specifically relating to the Island, Company has represented to UTR and Jannard that: (a) to the best of Company's knowledge, there are no parties or trespassers in possession or which have a right to possession of all or any portion of the Island, and there are no leases or licenses affecting the Properties; (b) Company has received no notice of any pending condemnation or similar proceeding or assessment affecting the Island, or any part thereof; (c) no person or entity has any right of first refusal or option to acquire any interest in the Island or any part thereof, and Company has not sold or contracted to sell the Island or any portion thereof or interest therein other than to UTR; and (d) no labor, material or services have been furnished in, on or about the Island or any part thereof as a result of which any enforceable mechanics', laborer's or materialmen's liens or claims might arise.

     TERMINATION. The Reorganization Agreement and the Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Company:

     (a) By mutual consent evidenced in writing by the Boards of Directors of Company and UTR;

     (b) By the Board of Directors of Company: (i) if the Effective Time has not occurred on or before March 15, 1997; (ii) if UTR shall have failed, in any material respect, to perform or comply with its obligations under the Reorganization Agreement within ten (10) days after notice thereof has been given to UTR; or (iii) if Company receives an Offer (the "Offer"), as defined in Section 7.9 of the Reorganization Agreement, prior to December 18, 1996 to effect an Acquisition Proposal, as defined in Section 7.9 of the Reorganization Agreement, and the Board of Directors of Company determines that such Offer is more favorable to, and in the best interests of, the shareholders of Company and UTR elects not to make a Matching Offer, as defined in Section 7.9 of the Reorganization Agreement;

     (c) By the Board of Directors of UTR: (i) if the Effective Time has not occurred on or before March 15, 1997; or (ii) if Company and/or LLC shall have failed, in any material respect, to perform or comply with its obligations under the Reorganization Agreement within ten (10) days after notice thereof has been given to Company.

     In the event UTR elects not to exercise its right to match the Offer, Company shall upon Closing of the transaction contemplated by the Offer pay to UTR a "break-up fee" of $222,000.00.

     The affirmative vote of holders of two-thirds (2/3) of the Shares entitled to vote at the meeting is required to approve the Merger. If the Merger is not approved by the shareholders, the parties will neither consummate the Merger as contemplated by the Reorganization Agreement nor the Spin-Off Distribution as contemplated by the Plan of Distribution. THE BOARD OF DIRECTORS OF COMPANY BELIEVE THAT THE MERGER, MADE IN CONNECTION WITH THE SPIN-OFF DISTRIBUTION, IS FAIR AND IN THE BEST INTERESTS OF THE SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AND MERGER AGREEMENT.

                                  DISSENTERS' RIGHTS

     Dissenting Shareholders who hold Dissenting Shares of record as of the Effective Time of the Merger are entitled to appraisal rights under Sections
10.06.574 through 10.06.582 of the ACC (the "Alaska Dissenters' Rights Provisions"). A copy of the Alaska Dissenters' Rights Provisions is reprinted in its entirety in Exhibit D to this Proxy Statement. All references in the Alaska Dissenters' Rights Provisions and in this discussion to a "shareholder" are to the record holder of Dissenting Shares as to which dissenters' rights are asserted. A person having a beneficial interest in Dissenting Shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

     The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Exhibit D. This discussion and Exhibit D should be reviewed carefully by any Dissenting Shareholder who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth herein or therein will result in the loss of dissenters' rights. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR ENFORCING THESE RIGHTS, SHAREHOLDERS WHO CONSIDER EXERCISING SUCH RIGHTS SHOULD SEEK THE ADVICE OF COUNSEL.

     Dissenting Shareholders of record who desire to exercise their dissenters' rights must satisfy the following conditions. Dissenting Shareholders must: (i) file a written objection to the Merger (the "Objection") before the taking of the vote on the Merger, (such demand must be delivered to Company at 19048 37th Avenue South, Seattle, Washington 98188, Attention: Corporate Secretary), and (ii) not vote in favor of the Merger. Such Objection may also be delivered at the Meeting. The Objection must specify: (i) an election to dissent, (ii) the Dissenting Shareholder's name and mailing address, (iii) the number of Dissenting Shares for which payment is demanded, and (iv) a demand for payment of the fair value of the Shares if the Merger is consummated. In order to constitute a valid exercise of rights to payment, the written demand must be received by Company before the taking of the vote on the Merger. The failure to vote for the Merger or a vote against the Merger by a holder of Shares will not be deemed to satisfy such notice requirement. The Objection must be executed by or for the Dissenting Shareholder of record, fully and correctly, as such Dissenting Shareholder's name appears on the certificate or certificates representing his Dissenting Shares. If the Dissenting Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such Objection must be executed by the fiduciary. If the Dissenting Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such Objection must be executed by all record owners. An authorized agent, including an agent for two or more record owners, may execute the Objection for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the Objection, such person is acting as agent for the record owner.

     A record owner, such as a broker, who holds Dissenting Shares as a nominee for others, may exercise dissenters' rights with respect to the Dissenting Shares held for all or less than all beneficial owners of Dissenting Shares as to which such person is the record owner. In such case, the Objection must set forth the number of Dissenting Shares covered by such Objection. Where the number of Dissenting Shares is not expressly stated, the Objection will be presumed to cover all Dissenting Shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct their record owners to comply strictly with the statutory requirements with respect to the exercise of appraisal rights, before the taking of the vote on the Merger.

     At the time of the filing the Objection, or within thirty (30) days after the filing of the Objection, the Dissenting Shareholder shall submit to Company the certificates representing the Shares for which payment is claimed, if certificates have been issued. Company will note conspicuously on the certificates, or on a separate document if certificates have not been issued for the Shares, that an Objection has been filed, and shall return the certificates, or the separate document indicating the Objection, to the Dissenting Shareholder or to that person submitting on behalf of the Dissenting Shareholder.

     Within fifteen (15) days after the expiration of the period that shareholders may file their notice of election to dissent, or within fifteen
(15) days after the Effective Time, whichever is later, Company will make a written offer (the "Offer") to pay each dissenting Shareholder who properly delivered an Objection the amount Company estimates to be the fair value of the Dissenting Shareholders' Shares. Such an Offer will be accompanied by: (i) Company's balance sheet as of December 31, 1996, (ii) a profit and loss statement for the fiscal year ended December 31, 1996, (iii) a statement of the total number of Shares with respect to which Objections have been received and the total number of holders of these Shares, (iv) and a copy of Sections
10.06.578 and 10.06.580 of the ACC.

     Company will send along with the Offer an advance payment (the "Advance Payment"), in the amount offered in the Offer, to each Dissenting Shareholder who submitted its Shares to Company, or to whom notice was sent if the Shares were certificateless. In the alternative, if the Dissenting Shareholder has not submitted its Share certificates, if certificates were issued for the Shares, Company shall include an advance payment notice (the "Advance Payment Notice") of the amount that will be sent upon receipt of the Share certificates. Any Advance Payment or Advance Payment Notice shall contain advice to the Dissenting Shareholder that acceptance of the payment does not constitute a waiver of the Dissenting Shareholder's right to dissent.

     In the event the Dissenting Shareholder is dissatisfied with the Offer, the Dissenting Shareholder may, within thirty (30) days of the mailing of the Offer by Company, deliver to Company an objection to the Offer in writing (the "Offer Objection"). In the absence of an Offer Objection, Company may assume that a Dissenting Shareholder has agreed that the amount in the Offer represents the fair value of the Shares. Such a Dissenting Shareholder will then have no interest in any litigation begun pursuant Section 10.06.580.

     In the event that a Dissenting Shareholder delivers an Offer Objection within thirty (30) days of Company mailing such Offer, Company shall, within twenty (20) days from the expiration of such a thirty (30) day period, file an action in the Superior Court in Juneau, Alaska, requesting that the fair value of the Shares be determined. The court shall then establish the value of the Shares. Pursuant to Section 10.06.580 of the ACC, the value of the Shares shall be the fair value of the Shares on the close of business prior to the day of the Meeting, plus accrued interest.

     Dissenting Shareholders owning Shares considering seeking payment should consider that the fair value of their Dissenting Shares determined under Alaska Dissenters' Rights Provisions could be more than, the same as, or less than the consideration they are to receive pursuant to the terms of the Reorganization and Merger Agreements. Moreover, Company may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the Shares is less than the Per Share Obligation received in the Merger. (See Exhibit D to this Proxy Statement for further information regarding the procedures required for perfecting appraisal rights in connection with the Merger).

     The costs of the appraisal proceeding shall be paid as incurred by the parties to the proceeding, except that the court may assess the costs, expenses or fees incurred by Company against all or some of the Dissenting Shareholders, in the amount the court finds that the refusal to accept Company's Offer was arbitrarily, vexatious, or otherwise in bad faith. Similarly, the court may, in its discretion, apportion or assess all or a part of the costs, expenses or fees incurred by one or more of the Dissenting Shareholders if the court finds that:
(i) the fair value of the Shares materially exceeds the amount Company offered to pay in the Offer, (ii) an Offer or required Advance Payment (or Advance Payment Notice) was not delivered, (iii) Company failed to institute the court action as required by statute and described above, or (iv) the action of Company in complying with the Alaska Dissenters' Rights Provisions was arbitrary, vexatious, or otherwise in bad faith.

                              THE SPIN-OFF DISTRIBUTION

     PURPOSE OF THE SPIN-OFF DISTRIBUTION

     The purpose of the Spin-Off Distribution is to transfer, prior to the Merger, ownership of all of Company's assets and liabilities, including the Additional Properties but other than the Island and the Note, to an entity other than Company so that upon effectiveness of the Merger, Company, as the Surviving Corporation, will own only the Island and the Note as an obligation to Jannard. No vote of Company shareholders is required, or is being requested, in connection with the Spin-Off Distribution.

          THE SPIN-OFF DISTRIBUTION

     As provided in the Plan of Distribution, in the event that the Merger is approved and the other conditions set forth in the Reorganization Agreement are satisfied or waived, immediately prior to the Effective Time of the Merger, Company will contribute to LLC the Additional Properties and all of its assets and liabilities, not including the Note, not related to the Island. In exchange, LLC will issue to Company all of its LLC Interests other than certain Preferred Interests currently issued for the sole purpose of forming LLC and all of which will be redeemed pursuant to the Plan of Distribution. Immediately after the consummation of this exchange, Company's only assets will be the Island and the LLC Interests, and its only liability will be the Note.

     In connection with and immediately following the above described exchange, Company will distribute in the form of a dividend, on a pro rata basis to holders of Shares on February __, 1997 (the "Spin-Off Record Date"), including those holders who have exercised their rights as Dissenting Shareholders to the
Merger: one (1) LLC Interest for every fifty (50) Shares owned on the Spin-Off Record Date. For every increment of Shares less than fifty (50) Shares held on the Spin-Off Record Date, shareholders will receive cash in lieu of LLC Interests (approximately $425 per Share) in an amount to be determined at Closing (the "Fractional LLC Cash Payment"). For example, a holder of ten (10) Shares would receive, in addition to any Per Share Obligation received in the Merger, approximately $4,250 in cash. A holder of sixty (60) Shares would receive, in addition to any Per Share Obligation received in the Merger, one (1) LLC Interest and approximately $4,250 in cash.

     SHAREHOLDERS WHO OWN MORE THAN FIFTY (50) SHARES WILL RECEIVE AT LEAST ONE LLC INTEREST AND ACCORDINGLY BECOME AN INTEREST HOLDER OF LLC. PURSUANT TO THE REORGANIZATION AGREEMENT, LLC HAS AGREED TO INDEMNIFY THE SURVIVING CORPORATION FOR CERTAIN LIABILITIES THAT ARISE RELATING TO THE SPUN-OFF ASSETS (OTHER THAN THE ADDITIONAL PROPERTIES) AND THE ISLAND, OR AS A RESULT OF ANY BREACHES OF REPRESENTATIONS OR WARRANTIES BY COMPANY OR LLC UNDER THE REORGANIZATION AGREEMENT. THEREFORE, THOSE SHAREHOLDERS WHO BECOME HOLDERS OF LLC INTERESTS ARE SUBJECT TO THE RISK OF LOSING ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN LLC IN THE EVENT A CLAIM RELATING TO AN INDEMNIFIABLE AMOUNT (AS DEFINED IN THE REORGANIZATION AGREEMENT) ARISES. (SEE "PROPOSAL: THE MERGER -- THE REORGANIZATION AGREEMENT -- INDEMNIFICATION"; AND "ANP, LLC") .

     SHAREHOLDERS RECEIVING LLC INTERESTS WHO WISH TO PARTICIPATE AS A MEMBER OF LLC WILL BE REQUIRED TO EXECUTE A JOINDER AGREEMENT (THE "JOINDER AGREEMENT") WITH LLC WHICH PROVIDES THAT THE INTEREST HOLDER CONSENTS TO BEING BOUND BY THE TERMS OF A CERTAIN LIMITED LIABILITY COMPANY AGREEMENT DATED DECEMBER 11, 1996 (THE "LLC AGREEMENT"). AN INTEREST HOLDER WHO DOES NOT EXECUTE THE JOINDER AGREEMENT WILL NOT BE ABLE TO PARTICIPATE IN LLC AS A MEMBER, BUT INSTEAD WILL BE ONLY AN INTEREST HOLDER OF LLC. INTEREST HOLDERS HAVE ONLY ECONOMIC RIGHTS IN LLC AND DO NOT HAVE A RIGHT TO PARTICIPATE IN MANAGEMENT OF LLC. THE LLC AGREEMENT IS ATTACHED AS EXHIBIT E HERETO. A COPY OF THE JOINDER AGREEMENT WILL BE PROVIDED FOR ALL INTEREST HOLDERS IN THE SAME PACKAGE AS THE LETTER OF TRANSMITTAL. THIS PACKAGE WILL BE MAILED AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME. (SEE "ANP, LLC").

     SHAREHOLDERS WHO OWN LESS THAN FIFTY (50) SHARES BUT WISH TO PARTICIPATE IN OWNERSHIP OF LLC AS AN INTEREST HOLDER OR MEMBER SHOULD, PRIOR TO THE SPIN-OFF RECORD DATE, PURCHASE THAT NUMBER OF SHARES ON THE OPEN MARKET SO THAT SHAREHOLDER OWNS AT LEAST 50 SHARES.

SHAREHOLDERS WHO DO NOT WISH TO RECEIVE LLC INTERESTS SHOULD CONSIDER THE POSSIBLE SALE OF EITHER ALL OF THEIR SHARES OR A SUFFICIENT NUMBER SO THAT THEY OWN LESS THAN FIFTY SHARES AND WILL RECEIVE CASH IN LIEU OF SUCH SHARES. THE SHARES ARE TRADED IN THE OVER-THE-COUNTER MARKET UNDER THE SYMBOL ANWP.

     The Spin-Off Distribution is subject to certain conditions, including approval of the Shareholders of the Merger and Merger Agreement.

     CERTAIN TAX CONSEQUENCES OF THE SPIN-OFF DISTRIBUTION

     The distribution of the LLC Interests and cash in respect of fractional LLC Interests to the shareholders of Company will be treated as a distribution with respect to such shareholders' Shares for federal income tax purposes. Generally, a distribution by a corporation with respect to its stock of cash or property is taxed as a dividend to its shareholders to the extent of the "current or accumulated earnings and profits" of the corporation. The "current earnings and profits" of a corporation may be defined as the earnings in the year in which a distribution takes place. The "accumulated earnings and profits" of a corporation are approximately equal to the retained earnings of
such corporation.   Even if a corporation has no accumulated earnings and
profits (or has a deficit in accumulated earnings and profits), but has current earnings and profits, a distribution will be treated as a dividend to the extent of its current earnings and profits.

     For purposes of determining the taxable income and earnings and profits of a corporation, a distribution of appreciated property by a corporation to its shareholders is treated under the Code as though the corporation had sold such property for its fair market value. (The distribution of LLC Interests by Company is effectively treated for purposes of determining gain or loss of Company as if the property held by LLC was distributed.) No loss may be
recognized on such a distribution.   Accordingly, a corporation is required to
recognize gain on such a distribution to the extent that the fair market value of any item of property exceeds such property's adjusted basis. Although such gain may be sheltered by net operating losses of the corporation for purposes of computing taxable income, it will nevertheless give rise to current earnings and profits of the corporation. As noted above, a distribution by a corporation will be treated as a dividend to the extent of current OR accumulated earnings or profits.

     If Company realizes gain in respect of the distribution of the LLC Interests in a year in which it does not have losses from operations or otherwise as distinguished from NET OPERATING LOSS OR CAPITAL LOSS CARRYOVERS to shelter the gain, it will generate current earnings and profits, causing at least a portion of the distribution of the LLC Interests and cash in respect of fractional interests to be taxable to Company's shareholders as a dividend.

     Company is in the process of taking steps to minimize the likelihood that any distribution of the LLC Interests and cash in respect of fractional LLC Interests to its shareholders will give rise to taxable dividend income to the shareholders of Company. In this regard, Company is taking steps to sell, in the year of the Spin-Off Distribution, properties that have depreciated in value so that the losses recognized on the sale of such properties may offset any gain recognized on a distribution of the LLC Interests. To the extent that losses could be recognized in the year of the Spin-Off Distribution equal to all gains realized as a result of the Spin-Off Distribution, no portion of the Spin-Off Distribution would be treated as a taxable dividend.

     However, there can be no assurance that Company will be able to dispose of properties giving rise to losses in the year of the Spin-Off Distribution of LLC Interests that will offset any gain recognized on the distribution. Further, it is possible that the Internal Revenue Service could challenge the valuations of the properties held by LLC and attempt to adjust the amount of the gain recognized on the distribution with the result that additional dividend income could be recognized by the shareholders.

     Distributions in excess of the current and accumulated earnings and profits of a corporation are treated as a return of capital to the shareholders to the extent of their basis in the stock of the corporation and then as capital gains income so long as the shares are held as capital assets. To the extent that any part of the distribution by Company of LLC Interests and cash in respect of fractional interests is not taxed as a dividend, it will be treated as a return of capital to the shareholders, reducing on a dollar for dollar basis their tax basis in their shares. This will result in increased gain realized and thus increased tax on the merger transaction. Any amounts of the Spin-Off Distribution in excess of the allocable current and accumulated earnings and profits and tax basis of such Shares will be treated as capital gain income, which will constitute long term capital gain if the Shares are held as capital assets and have been held by the shareholder for more than one year.

     While gain is recognized on the distribution of appreciated property by a corporation, no loss may be recognized on a non-liquidating distribution of depreciated property. (Separate parcels of property are considered on an individual basis for this purpose.) Despite the fact that no loss is recognized to the corporation, the tax basis of property which is distributed is equal to its fair market value after the distribution. Thus, if any of the property held by the LLC is depreciated in value, Company will not be permitted to claim a loss, but the tax basis of the property will be reduced to its fair market value.

     THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO HOLDERS OF SHARES WHO ARE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE, SUCH AS NON-U.S. PERSONS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND FINANCIAL INSTITUTIONS, AND MAY NOT APPLY TO A HOLDER OF SHARES IN LIGHT OF INDIVIDUAL CIRCUMSTANCES. THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING TAX LAW AS OF THE DATE OF THIS PROXY STATEMENT. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE SPIN-OFF DISTRIBUTION.


                                       ANP, LLC

     After the Effective Time, former Company shareholders who receive LLC Interests will be interest holders of ANP, LLC ("Interest Holders"), a Washington limited liability company ("LLC"). It is anticipated that the LLC Interests will not be registered under the Exchange Act. Instead, the LLC will be a private limited liability company, and the rights of LLC Interest holders will be governed by the Washington Limited Liability Company Act, Chapter 25.15 of the Revised Code of Washington (the "Act") and by the terms of a certain Limited Liability Company

Agreement dated December 9, 1996 (the "LLC Agreement"). The following summary discusses the material provisions of the LLC Agreement as well as certain of the federal income tax consequences that result from being an interest holder or member of LLC.

GENERAL


     After the Effective Time, it is intended that LLC will be operated with the same business objectives of Company prior to the Effective Time: primarily real estate investment and operations of the properties owned by LLC.

THE LLC AGREEMENT

     The following is a summary of the material provisions of the LLC Agreement. Capitalized terms used in this section and not defined herein have the meaning as defined in the LLC Agreement, which is attached hereto as Exhibit E:

     MANAGEMENT

     The LLC Agreement provides that the management of LLC is to be undertaken by the Executive Manager. The business and affairs of LLC are to be managed under the direction and control of the Executive Manager, and all powers of LLC are to be exercised by or under the authority of the Executive Manager. Ronald
F. Cosgrave, Chairman of Company is the Executive Manager of LLC. No other Person has any right or authority to act for or bind LLC except as permitted in the LLC Agreement or as required by law.

     Under the LLC Agreement, the Executive Manager has the full power to execute and deliver, for and on behalf of LLC, any and all documents and instruments which may be necessary or desirable to carry on the business of LLC, including, without limitation, (i) any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, security agreements, and financing statements pertaining to LLC's assets or obligations, (ii) trading or investing in securities, options, commodities, commodity futures, or other financial instruments, and (iii) to authorize the confession of judgment against LLC. No person dealing with the Executive Manager need inquire into the validity or propriety of any document or instrument executed in the name of LLC by the Executive Manager, or as to the authority of the Executive Manager in executing the same.

     If any one or more of the following events occurs, the Members may remove the Executive Manager, and elect a new Executive Manager: (i) the Executive Manager's willful or intentional violation or reckless disregard of the Executive Manager's duties to LLC; or (ii) the Executive Manager's Involuntary Withdrawal. The determination of whether one or more of such events exist shall be made by those Members other than the Executive Manager holding two-thirds (2/3) of the Percentages then held by Members other than the Executive Manager.

     MEMBERS

     After the consummation of the Spin-Off Distribution, former Company shareholders who received of LLC Interests will be Interest Holders of LLC. Each of the Interest Holders will have the opportunity to become Members of LLC by executing a joinder agreement (the "Joinder

Agreement"). The Joinder Agreement provides that the Interest Holder agrees to be bound by the terms of the LLC Agreement, and will be distributed after the Effective Time to all Interest Holders in the same package as the Letter of Transmittal. Under the LLC Agreement, every Member is an Interest Holder, but not every Interest Holder is a Member; Interest Holders who are not Members do not have the right to participate in the management of LLC.

     Under the LLC Agreement, Members may remove the Executive Manager and may vote on any other matters at a meeting of Members called by those Members holding more than 51% of the Percentages then held by the Members. Interest Holders have no such membership rights, but their economic interest in profits, losses and other distributions by LLC are identical to those of Members.

     ALLOCATION PROFITS AND LOSSES

     The LLC Agreement provides that for any taxable year of LLC, and with the exception of the Special Allocations of Section 4.3 of the LLC Agreement, Profit or Loss is to be allocated to the Interest Holders in proportion to their Percentages. (See "Certain Income Tax Consequences of Being an Interest Holder or Member of an LLC -- ALLOCATIONS OF PROFITS AND LOSSES").

     DISTRIBUTIONS OF CASH FLOW FROM OPERATIONS

     "Cash Flow", as defined below, for each taxable year of LLC shall be distributed to the Interest Holders in proportion to their percentages no later than 75 days after the end of the taxable year.

     LIQUIDATION AND DISSOLUTION

     If LLC is liquidated, the assets of LLC are to be distributed to the Interest Holders in accordance with the balances in their respective Capital Accounts, after taking into account the allocations of Profit or Loss as provided in the LLC Agreement, if any, and distributions, if any, of cash or property pursuant to the LLC Agreement. No Interest Holder shall be obligated to restore a Negative Capital Account. (See "Certain Income Tax Consequences of Being an Interest Holder or Member of an LLC -- DISSOLUTION AND LIQUIDATION OF LLC").

     DISTRIBUTIONS IN GENERAL

     The timing and amount of all distributions are to be determined by the Executive Manager.

     If any assets of LLC are distributed in kind to the Interest Holders, those assets shall be valued on the basis of their fair market value, and any Interest Holder entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Interest Holders so entitled. The fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Executive Manager. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in the LLC Agreement and shall be properly credited or charged to the Capital Accounts of the Interest Holders prior to the distribution of the assets in liquidation. All Profit and Loss shall be allocated, and all distributions shall be made, to the Persons shown on the records of LLC to have been Interest Holders as of the last day of the taxable year for which the allocation or distribution is to be made.

     The LLC Agreement provides that the Executive Manager, upon the advice of LLC's tax counsel, may amend the LLC Agreement to comply with the Code and the Regulations promulgated under Section 704(b) of the Code; provided, however, that no amendment shall materially affect distributions to an Interest Holder without the Interest Holder's prior written consent. (See "Certain Income Tax Consequences of Being an Interest Holder or Member of an LLC -- ALLOCATIONS OF PROFITS AND LOSSES").

     TRANSFERS OF LLC INTERESTS

     No Person may Transfer all or any portion of or any interest or rights in the Person's Membership Rights or Interest unless: (i) the Transfer will not require registration of Interests or Membership Rights under any federal or state securities laws; (ii) the transferee delivers to LLC a written agreement to be bound by all the terms of the LLC Agreement; (iii) the Transfer will not result in the termination of LLC pursuant to Section 708 of the Code; (iv) the Transfer will not result in LLC being subject to the Investment Company Act of 1940, as amended; and (v) the transferor or the transferee delivers the following information to LLC: (a) the transferee's taxpayer identification number, and (b) the transferee's initial tax basis in the Transferred Interest; in addition, LLC may require that the transferor obtain, at the transferor's expense, and deliver to LLC, an opinion of legal counsel acceptable to LLC, confirming that the all of the above conditions of transfer have been satisfied.


     If all of the above Conditions of Transfer are satisfied, then a Member or Interest Holder may Transfer all or any portion of that Person's Interest. The transferee shall be entitled to receive, to the extent transferred, only the distributions to which the transferor would be entitled. The Transfer of an Interest pursuant to the LLC Agreement shall not result, however, in the Transfer of any of the transferor's other Membership Rights, if any, and the transferee of the Interest shall have no right to: (i) become a Member, or
(ii) exercise any Membership Rights other than those specifically pertaining to the ownership of an Interest without the unanimous consent of the members which consent may be withheld for any reason.

     The Transfer of any Membership Rights or Interests in violation of the prohibition contained in the LLC Agreement is to be deemed invalid, null and void, and of no force or effect. Any Person to whom Membership Rights are attempted to be transferred in violation of the LLC Agreement shall not be entitled to vote on matters coming before the Members, act as an agent of LLC, receive distributions from LLC, or have any other rights in or with respect to the Membership Rights. (See "Certain Income Tax Consequences of Being an Interest Holder or Member of an LLC -- SALES OF LLC INTERESTS").

     RIGHT OF FIRST REFUSAL

     In addition to the Conditions of Transfer, transfer of an LLC Interest is further limited by a right of first refusal. The LLC Agreement provides for a right of first refusal (the "Right of First Refusal") which may first be exercised by LLC, and then by the other Members. Such right of first refusal must be exercised by either LLC or by another Member within forty-five (45) days of the receipt by LLC and the Members of the Transfer Notice, as it is defined in the LLC Agreement. (See "Certain Income Tax Consequences of Being an Interest Holder or Member of an LLC -- SALES OF LLC INTERESTS").

CERTAIN INCOME TAX CONSEQUENCES OF BEING AN INTEREST HOLDER OR MEMBER OF LLC

     The following discussion is intended to summarize the principal federal income tax considerations material to being an Interest Holder of LLC. This summary is based upon the Code, Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder ("Regulations"), current positions of the Internal Revenue Service (the "IRS") contained in revenue rulings and revenue procedures, other current administrative positions of the IRS and existing judicial decisions in effect as of the date of this Prospectus. Potential Interest Holders should note that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each Interest Holder in LLC. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon an Interest Holder's particular circumstances. No representations are made as to state and local tax consequences. Further, LLC does not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested.

     Interest Holders should also note that a great deal of uncertainty exists with respect to certain recently enacted and amended provisions of the Code. There can be no assurance that the present federal income tax laws applicable to Unit Holders and the operation of LLC will not be further changed prospectively or retroactively by additional legislation, by new Regulations, by judicial decisions or by administrative interpretations, any of which could adversely affect an Interest Holder, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws as discussed herein.

     FOR THE FOREGOING REASONS, EACH PROSPECTIVE INTEREST HOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF BEING AN INTEREST HOLDER OR MEMBER OF AN LLC. NOTHING IN THIS PROXY STATEMENT IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO A POTENTIAL INTEREST HOLDER OF LLC. SHAREHOLDERS WHO HOLD MORE THAN 50 SHARES ON THE SPIN-OFF RECORD DATE, AND ACCORDINGLY WILL BECOME AN INTEREST HOLDER OR MEMBER OF LLC SHOULD BE AWARE THAT THE IRS MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY LLC AND THAT LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DECISIONS MAY REDUCE OR ELIMINATE ANTICIPATED TAX BENEFITS OF LLC.

     The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors and any potential Interest Holder who is not a United States citizen are cautioned to consult their own personal tax advisors.

     PARTNERSHIP STATUS GENERALLY

     The ability to obtain the income tax benefits anticipated from LLC depends upon the classification of LLC as a partnership for federal income tax purposes and not as an association taxable as a corporation. Neither Company nor LLC intends to request a ruling from the IRS as to the classification of LLC as a partnership for income tax purposes.

     The current Regulations provide that an organization that qualifies as a limited liability company under state law such as LLC will be classified as a partnership unless it has more corporate characteristics than noncorporate characteristics. For this purpose, four major corporate characteristics are identified in applicable Regulations. Of these major corporate characteristics, LLC will have the corporate characteristic of limited liability; however, it should not be deemed to have the corporate characteristics of: (i) continuity of life (because the death, expulsion or bankruptcy of the Executive Manager will cause a dissolution of LLC unless a majority in interest of the Members elect to continue the business of LLC); (ii) free transferability of interests (because the LLC Agreement contains substantial restrictions on the transferability of the LLC Interests, which are intended to avoid termination or reclassification of LLC, to effect compliance with federal and state securities laws and to facilitate administration of LLC's affairs) and (iii) centralized management (because the Executive Manager will have a significant ownership interest in LLC).

     Based upon the current Regulations, IRS rulings and judicial decisions under Section 7701(a) of the Code, all of which are subject to change, and based upon certain representations of LLC and Company and other assumptions, LLC will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation, if such issue were challenged by the IRS, litigated and judicially decided.

     The IRS has issued proposed regulations regarding entity classification which would supersede the current Regulations regarding partnership tax status upon which this conclusion is based. The proposed regulations define a partnership to include any business entity that has at least two members and that is not required to be classified as a corporation. The proposed regulations permit an LLC in existence on the date the proposed regulations become final to be taxed as a partnership for federal income tax purposes, provided LLC is not taxed as a corporation pursuant to the application of the "publicly traded partnership" rules discussed below.

     In the event that LLC, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the Interest Holders of LLC would be treated as stockholders with the following results, among others: (i) LLC would become a taxable entity subject to the federal income tax imposed on corporations; (ii) items of income, gain, loss, deduction and credit would be accounted for by LLC on its federal income tax return and would not flow through to the LLC Interest Holders; and (iii) distributions of cash would generally be treated as dividends taxable to the LLC Interest Holders at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by LLC in computing its income tax.

     The remaining summary of federal income tax consequences in this Section assumes that LLC will be classified as a partnership for federal income tax purposes.

     PUBLICLY TRADED PARTNERSHIPS

     Classification of LLC as a "publicly traded partnership" could result in
(a) LLC being taxable as a corporation (see "PARTNERSHIP STATUS GENERALLY" above), or (b) the treatment of net income of LLC as portfolio income rather than passive income (see "PASSIVE LOSS LIMITATIONS" below).

     A publicly traded partnership is generally defined under Section 7704 of the Code as any partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof. On November 29, 1995, the IRS issued final Regulations (the "Section 7704 Regulations") effective for taxable years of a partnership beginning after 1995 which would apply to LLC.

     The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof and what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a company. The
Section 7704 Regulations further provide certain safe harbors (the "secondary market safe harbors") which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradeable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in partnership capital or profits. Another safe harbor from the definition of a publicly traded partnership dealing with redemption and repurchase agreements is also provided in the Section 7704 Regulations. The Section 7704 Regulations provide that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. Finally, the Section 7704 Regulations do not by their terms apply to an LLC (i) all of the interests of which were issued in a transaction not required to be registered under the Securities Act of 1933 and (ii) which has 100 or fewer members (the "Private Placement Test"). The Executive Manager has stated that he will not permit a transfer if such transfer would cause LLC to be treated as publicly traded.

     LLC does not intend to cause the LLC Interests to be traded on an established securities market or a secondary market in the future. Further, it is anticipated that LLC will initially qualify under the Private Placement Test.

     Even if LLC were deemed to be a publicly traded partnership, Section 7704(c) of the Code provides an exception to taxation of an entity as a corporation if 90% or more of the gross income of such entity for each taxable year consists of "qualifying income." Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property. According to the legislative history of Section 7704(c) of the Code, qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. LLC intends to operate LLC in such a manner as to qualify for the 90% qualifying income exception. Potential Interest Holders or Members should note, however, that even if LLC satisfies the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to LLC Interest Holders, including the treatment of net income of LLC as portfolio income rather than passive income. (See "PASSIVE LOSS LIMITATIONS" below).

     GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

     Under the Code, no federal income tax is paid by a partnership. Accordingly, if as anticipated, LLC is treated as a partnership for federal income tax purposes, LLC will not be treated as a separate taxable entity subject to federal income tax, but instead each Interest Holder will be required to report on said Interest Holder's federal income tax return for each year the Interest Holder's distributive share of LLC's items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to the Interest Holder. POTENTIAL INTEREST HOLDERS SHOULD NOTE THAT THEIR RESPECTIVE SHARE OF THE TAXABLE INCOME OF LLC, AND THEIR INCOME TAX LIABILITY RESULTING THEREFROM, MAY EXCEED CASH DISTRIBUTIONS FROM LLC.

     LLC will furnish to each Interest Holder and any assignee of Interests on an annual basis the information necessary for preparation of the Interest Holder's federal income tax return. Potential Interest Holders should note that information returns filed by LLC will be subject to audit by the IRS and that the Commissioner of the IRS has announced that the IRS will devote greater attention to the proper application of the tax laws to partnerships and limited liability companies. (See "AUDITS" below).

     ANTI-ABUSE RULES

     As noted under "GENERAL PRINCIPLES OF PARTNERSHIP TAXATION" above, partnerships as such are not liable for income taxes imposed by the Code. In December 1994, however, the IRS adopted final Regulations setting forth "anti-abuse" rules under the Code provisions applicable to LLC, which rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of a partnership either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Code. These rules generally apply to all transactions relating to a partnership occurring on or after May 12, 1994, and thus would be applicable to LLC's activities. If any of the transactions entered into by LLC were to be recharacterized under these rules, or LLC, itself, were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the Interest Holders would occur as otherwise described herein. In this regard, neither LLC nor Company is aware of any fact or circumstance which could cause the IRS to exercise its authority under these rules to recast any of the transactions to be entered into by LLC or to restructure LLC itself.

     BASIS LIMITATIONS

     An Interest Holder may not deduct the Interest Holder's share of LLC losses and deductions in excess of the adjusted basis of the Interest Holder's LLC interest determined as of the end of the taxable year. Although losses which exceed an Interest Holder's basis are not, they may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such Interest Holder's adjusted basis in his or her Interests has increased above zero. An Interest Holder's adjusted basis in his or her Interests will include the Interest Holder's share of cash and properties in LLC along with his or her pro rata share of any LLC liabilities as to which no Interest Holder is personally liable. An Interest Holder's basis in his or her interests will be increased by the Interest Holder's distributive share of LLC's taxable income and decreased (but not below zero) by his or her distributive share of LLC's losses and by the amount of any cash distributions which are made to the Interest Holder. A cash distribution to an Interest Holder will generally constitute a return of capital to the extent of the basis of his or her Interests but, in the event that an Interest Holder has no remaining basis in his or her Interests, will generally be taxable to the Interest Holder as gain from the sale of his or her Interests. (See "SALES OF LLC INTERESTS" below).

     PASSIVE LOSS LIMITATIONS

     The Code substantially restricts the ability of many taxpayers (including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations) to deduct losses derived from so-called "passive activities." Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate (including the activity of a limited liability company in which the taxpayer is an Interest Holder) and certain rental activities (including the rental of real estate). It is more likely than not that an Interest Holder's interest in LLC will be treated as a passive activity, if such issue were challenged by the IRS, litigated and judicially decided. Accordingly, income and loss of LLC, other than interest or other similar income earned on temporary investments and working capital reserves (which would constitute portfolio income), will constitute passive activity income and passive activity loss, as the case may be, to Interest Holders.

     Generally, losses from passive activities are deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

     Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against: (i) first, any remaining income or gain from that activity including gain recognized on such disposition; then (ii) net income or gain for the taxable year from other passive activities; and finally, (iii) any other non-passive income or gain. Temporary Regulations provide, however, that similar undertakings which are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific LLC asset would be available to Interest Holders to offset non-passive income from other sources until the sale or other disposition of all LLC assets has been consummated.

     The Code provides that the passive activity loss rules will be applied separately with respect to items attributable to each publicly traded partnership. Accordingly, if LLC were deemed to be a publicly traded partnership, LLC losses, if any, would be available only to offset future non-portfolio income of LLC. In addition, if LLC were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, LLC income would generally be treated as portfolio income rather than passive income. (See "PUBLICLY TRADED PARTNERSHIPS" above).

     AT RISK LIMITATIONS

     The deductibility of LLC losses is limited further by the "at risk" limitations in the Code. Interest Holders who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct LLC losses in excess of the amounts which such Interest Holders are determined to have "at risk" at the close of LLC's taxable year. Generally, an Interest Holder's amount "at risk" will include the amount of the Interest Holder's share of cash and properties transferred to LLC as well as their share of qualified non-recourse debt. An Interest Holder's amount "at risk" will be reduced by the Interest Holder's allocable share of LLC losses and by LLC distributions and increased by the Interest Holder's allocable share of LLC income. Any deductions which are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that an Interest Holder's amount "at risk" is increased in those years.

     ALLOCATIONS OF PROFITS AND LOSSES

     Allocations of profit and loss are described above in the Section entitled "DISTRIBUTIONS OF CASH FLOW FROM OPERATIONS" AND "DISTRIBUTIONS IN GENERAL" AND "ALLOCATIONS OF PROFIT AND LOSS". Potential Interest Holders should note in this regard that the LLC Agreement defines the terms "Profit" and "Loss" to mean the net income or loss realized or recognized by LLC for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, and calculated based on the book value of LLC assets.

     Generally, LLC items of income, gain, loss, deduction and credit are allocated among the Interest Holders as set forth in the LLC Agreement pursuant to Section 704(a) of the Code. Section 704(b) of the Code provides, however, that if an allocation to an Interest Holder of income, gain, loss, deduction or credit (or items thereof) under the LLC Agreement does not have substantial economic effect, such allocation will instead be made in accordance with the Interest Holder's interest in LLC (determined by taking into account all facts and circumstances).

     LLC has not received an advance ruling with respect to whether its allocations of profits and losses will be respected for federal income tax purposes, and the IRS may attempt to challenge the allocations of profits and losses made by LLC, which challenge, if successful, could adversely affect the Interest Holders by changing their respective shares of taxable income or loss. No assurance can be given that the IRS will not challenge one or more of the allocation provisions contained in the LLC Agreement.

     Regulations under Section 704(b) of the Code (the "Section 704(b) Regulations") provide complex rules for determining whether allocations will be deemed to have economic effect, whether the economic effect of allocations will be deemed to be substantial, and whether allocations not having substantial economic effect will be deemed to be made in accordance with an Interest Holder's interest in LLC.

     The relevant portions of the Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if: (i) Interest Holders' capital accounts are determined and maintained in accordance with the Regulations; (ii) upon the liquidation of LLC, liquidating distributions are made in accordance with the positive capital account balances of the Interest Holders after taking into account all capital account adjustments for the year during which such liquidation occurs; and (iii) the LLC Agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a Interest Holder's capital account at the end of LLC's taxable year. An LLC Agreement contains a "qualified income offset" if it provides that an Interest Holder who unexpectedly receives an adjustment, allocation or distribution of certain items which causes a deficit or negative capital account balance (which means generally that the sum of losses allocated and cash distributed to a Interest Holder exceeds the sum of the Interest Holder's capital contributions to LLC and any income allocated to such Interest Holder), will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

     The LLC Agreement (i) provides for the determination and maintenance of Capital Accounts pursuant to the Section 704(b) Regulations, (ii) provides that liquidation proceeds are to be distributed in accordance with positive Capital Account balances, and (iii) contains a qualified income offset provision. (See "ALLOCATIONS OF PROFITS AND LOSSES"). The qualified income offset provision in the LLC Agreement has the effect of prohibiting an Interest Holder from being allocated items of loss or deduction which would cause his or her Capital Account to be reduced below zero. (An Interest Holder's Capital Account will be increased by certain debt of LLC allocated to the Interest Holder for this purpose)

     Even if the allocations of profits and losses of LLC are deemed to have economic effect under the Section 704(b) Regulations, however, an allocation will not be respected unless the economic effect of such allocation is "substantial." In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by Interest Holders from a limited liability company taxed as a partnership, independent of tax consequences. The economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the Interest Holder's capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the Interest Holders for such year is less than it would have been in the absence of such allocations. The economic effect will also be presumed not to be substantial where: (i) the LLC Agreement provides for the possibility that the allocation will be largely offset by one or more other allocations; (ii) the net adjustments to the Interest Holders' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such Interest Holders' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the LLC Agreement; and (iii) the total tax liability of the Interest Holders for such year is less than it would have been in the absence of such allocations. With respect to the foregoing provision, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the LLC Agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The
Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of LLC's assets will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of LLC's assets (such as depreciation or cost recovery deductions) will be presumed to be matched by corresponding changes in the property's fair market value.

     If the allocations of profits and losses set forth in the LLC Agreement are deemed not to have substantial economic effect, the allocations are then to be made in accordance with the Interest Holders' interests in LLC as determined by taking into account all facts and circumstances. The Section 704(b) Regulations provide in this regard that an Interest Holder's interest in LLC will be determined by taking into account all facts and circumstances relating to the economic arrangement of the Interest Holders, including: (i) the Interest Holders' relative contributions to LLC; (ii) the interests of the Interest Holders in economic profits and losses (if different from those in taxable income or loss); (iii) the interests of the Interest Holders in cash flow and other nonliquidating distributions; and (iv) the rights of the Interest Holders to distributions of capital upon liquidation.

     Since the LLC Agreement: (i) provides for the determination and maintenance of Capital Accounts in accordance with the Section 704(b) Regulations; (ii) provides that liquidation proceeds will be distributed to the Interest Holders in accordance with positive Capital Account balances; and (iii) contains a qualified income offset provision, assuming the allocations of deductions for depreciation, amortization and cost recovery to such Interest Holders were matched by corresponding reductions in the fair market value of LLC's Property and assuming the accuracy of the representations of the Executive Manager, including that LLC will be operated strictly in accordance with the terms of the LLC Agreement, it is more likely than not that allocations of LLC items of income, gain, loss, deduction and credit will have a substantial economic effect.

     CONTRIBUTIONS OF APPRECIATED PROPERTY

     Section 704(c) of the Code provides that items of taxable income, gain, loss and deduction with respect to property contributed by an Interest Holder must be shared among the Interest Holders so as to take account of the variation between the tax basis of the property to LLC and its fair market value at the time of the contribution. To the extent that an Interest Holder contributes property to LLC with an adjusted tax basis different from its book value, the contributing Interest Holder must be allocated the taxable gain or loss recognized with respect to such property to take account of such difference. Regulations under Section 704(c) of the Code (the "Section 704(c) Regulations") permit LLC to use any reasonable method that is consistent with the purposes of Section 704(c) of the Code to allocate the tax burdens and benefits with respect to the contributed property to the contributing Interest Holder. An allocation method is not reasonable if the contribution of property and the corresponding allocation of tax items with respect to the property are made with a view to shifting the tax consequences of built-in gain or loss among the Interest Holders in a manner that substantially reduces the present value of the Interest Holders' aggregate tax liability.

     Because the Assets held by LLC will have a tax basis equal to their fair market value (due to the distribution of such assets in connection with the Spin-Off Distribution), the provisions of Section 704(i) of the Code should not apply to such properties.


     RISK OF TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS

     An Interest Holder of LLC is required to report his or her allocable share of LLC's taxable income on the Interest Holder's personal income tax return regardless of whether or not he or she has received any cash distributions from LLC. For example, an Interest Holder will be allocated his or her share of the Profit on the sale of LLC Property even though such Interest Holder may receive no cash distributions from LLC. The LLC Agreement also provides for a "qualified income offset," as described hereinabove, which could result in the allocation of income or gain to an Interest Holder in the absence of cash distributions from LLC. There are no assurances that an Interest Holder will not be allocated items of LLC income or gain in an amount which gives rise to an income tax liability in excess of cash, if any, received from LLC for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

     DEPRECIATION AND COST RECOVERY

     It is currently anticipated that the real property improvements acquired or constructed by LLC and any personal property acquired by LLC will be depreciated for tax purposes using the Modified Accelerated Cost Recovery System, i.e., residential real property improvements on a straight-line basis over a recovery period of 27.5 years and non-residential real property over a period of 39.5 years, and personal property acquired by LLC over recovery periods over various periods on a double declining balance basis switching to the straight line basis when such method will result in a larger depreciation deduction. Land is not subject to depreciation.

     ACTIVITIES NOT ENGAGED IN FOR PROFIT

     Section 183 of the Code provides for the disallowance of deductions attributable to activities "not engaged in for profit." The term "not engaged in for profit" is defined as any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production or collection of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future. The determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

     LLC will be operated in a business-like manner in all material respects and strictly in accordance with the LLC Agreement, and assuming the determination as to whether the activities of LLC are activities entered into for profit under
Section 183 of the Code is made at LLC level, it is more likely than not that the activities contemplated by LLC will be considered activities entered into for profit by LLC, if such issue were challenged by the IRS, litigated and judicially decided. However, the IRS may also apply Section 183 of the Code to Interest Holders notwithstanding any determination made with respect to LLC in this regard, and since the test of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Code may not be applied in the future to disallow deductions allocable to Interest Holders from LLC operations. Potential Interest Holders should consult with their own tax advisors regarding the impact of Section 183 of the Code on their particular situations.

     SALES OF LLC'S PROPERTIES

     Upon the sale of LLC's properties, LLC will recognize gain or loss to the extent that the amount realized is more or less than the adjusted basis of LLC Property sold. The amount realized upon the sale of an LLC Property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of LLC Property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed to LLC with respect to such property.

     Assuming that LLC is not deemed to be a dealer with respect to its properties, such gain or loss will generally be taxable under Section 1231 or 1221 of the Code to the extent it applies to improvements and otherwise is treated as capital gain or loss. An Interest Holder's share of the gains or losses resulting from the sale of LLC Properties taxable under Section 1231 of the Code would generally be combined with any other Section 1231 gains or losses realized by the Interest Holder in that year from sources other than LLC, and the net Section 1231 gain or loss is generally treated as long-term capital gain (subject to depreciation or cost recovery allowance recapture, if any) or ordinary loss, as the case may be. Potential Interest Holders should be aware that the amount of taxable gain allocated to an Interest Holder with respect to the sale of a LLC Property may exceed the cash proceeds received by such Interest Holder with respect to such sale.

     SALES OF LLC INTERESTS

     An Interest Holder may be unable to sell any of his or her Interests by reason of the nonexistence of any market therefor. In the event that Interests are sold pursuant to the procedures described above in "Transfer of LLC Interests", however, the selling Interest Holder will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the Interest Holder's adjusted tax basis in his or her Interests. Assuming the Interest Holder is not a "dealer" with respect to such Interests and has held the Interests for more than one year, the Interest Holder's gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such Interest Holder's share of LLC's "unrealized receivables" and "substantially appreciated inventory," as defined in Section 751 of the Code ("Section 751 Property"), which would be taxable as ordinary income. Any recapture of cost recovery allowance taken previously by LLC with respect to personal property associated with Company Properties will be treated as "unrealized receivables" for this purpose. Potential Interest Holders should note in this regard that the Code requires LLC to report any sale of Interests to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of LLC's
Section 751 Property.

     DISSOLUTION AND LIQUIDATION OF LLC

     The dissolution and liquidation of LLC will involve the distribution to the Interest Holders of the cash remaining after the sale of its assets, if any, and after payment of all LLC's debts and liabilities. If an Interest Holder receives cash in excess of the basis of his Interests, such excess will be taxable as a gain. If an Interest Holder were to receive only cash upon dissolution and liquidation, he would recognize a loss to the extent, if any, that the adjusted basis of his Interests exceeded the amount of cash received. No loss would be recognized if an Interest Holder were to receive property other than money, unrealized receivables and substantially appreciated inventory (as defined in Section 751 of the Code). There are a number of exceptions to these general rules, including but not limited to, the effect of a special basis election under Section 732(d) of the Code for an Interest Holder who may have acquired an interest in LLC within the two years prior to the dissolution, and the effects of a disproportionate distribution of Section 751 Property as determined under Section 751(b) of the Code.

     CAPITAL GAINS AND LOSSES

     Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%, while capital gains are currently taxed at a maximum marginal rate of 28%. It should be noted in this regard, however, that the phase-out of personal exemptions and itemized deductions ,for taxpayers having adjusted gross incomes in excess of $181,800 for a joint return ($90,900 in the case of a married individual filing a separate return) may reduce the impact of such preferential rate. Capital losses may generally be used to offset capital gains and, in addition, may be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

     ELECTION FOR BASIS ADJUSTMENTS

     Under Section 754 of the Code, LLC may elect to adjust the basis of LLC property upon the transfer of an interest in LLC so that the transferee of an LLC interest will be treated for purposes of calculating depreciation and realizing gain as though he had acquired a direct interest in LLC's assets. LLC will make this election. Accordingly, if LLC's Properties depreciate, it may make it more difficult to dispose of an Interest in LLC since the transferee will not be permitted the benefit of depreciation deductions based on LLC's cost but rather depreciation based on the price paid for the Interests acquired by the Transferee. Conversely, if LLC's Properties appreciate, the Section 754 election will be beneficial to transferees of LLC interests since the depreciation deductions available to them will be based on the cost paid for the Interests rather than the lower cost of LLC.

     ALTERNATIVE MINIMUM TAX

     Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income" ("AMTI") in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. Alternative minimum taxable income is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income, with certain adjustments. While it is not anticipated that an investment in LLC will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each Interest Holder should consult with the Interest Holder's own personal tax advisor regarding the possible application of the alternative minimum tax.

     PENALTIES

     Under Section 6662 of the Code, a 20% penalty is imposed on any portion of an underpayment of tax attributable to a "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on the taxpayer's return by the greater of 10% of the actual income tax liability or $5,000. Unless the understatement is attributable to a "tax shelter," the amount of an understatement is reduced by any portion of such understatement which is attributable to (i) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on the taxpayer's return or (ii) any item with respect to which the taxpayer adequately discloses on the taxpayer's return the relevant facts affecting the item's income tax treatment. In the case of a "tax shelter," which is defined in Section 6662 of the Code as a company or other entity that has as its principal purpose the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

     Although LLC is not intended to be a so-called "tax shelter," it is possible that it may be considered a tax shelter for purposes of Section 6662 of the Code and that certain LLC tax items could be considered tax shelter items within the meaning of Section 6662. The Regulations under Section 6662 provide that an entity will be deemed to be a tax shelter if the tax avoidance or evasion motive exceeds all other motives. Based on the business objectives of LLC, LLC believes there are substantial grounds for a determination that LLC does not constitute a tax shelter; however, because the issue is dependent upon facts relating to future LLC operations, the acquisition and disposition of Properties, and other factual determinations which are not known at this time.

     In addition to the substantial understatement penalty, Section 6662 of the Code also imposes a 20% penalty on any portion of an underpayment of tax (i) attributable to any substantial valuation misstatement (generally where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis), or (ii) attributable to negligence, defined as any failure to make a reasonable attempt to comply with the Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

     TAX-SHELTER REGISTRATION

     Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. Regulations under Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

     LLC is not intended to constitute a "tax shelter." In the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any Interest Holder's investment in LLC, determined without regard to income, will not exceed twice the amount of any such Interest Holder's investment in LLC as of the close of any year in LLC's first five calendar years.

     In the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in LLC will not exceed 2 to 1 for any Interest Holder as of the close of any year in LLC's first five calendar years, it is more likely than not LLC is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code.

     AUDITS

     The IRS has recently undertaken an intensified audit program with respect to partnerships and partnership returns.

     In the event of an audit of LLC's tax return, the Executive Manager, on behalf of LLC, will take primary responsibility for contesting federal income tax adjustments proposed by the IRS, to extend the statute of limitations as to all Interest Holders and, in certain circumstances, to bind the Interest Holders to such adjustments. Although the Executive Manager will attempt to inform each Interest Holder of the commencement and disposition of any such audit or subsequent proceedings, Interest Holders should be aware that their participation in administrative or judicial proceedings relating to LLC items will be substantially restricted. An audit of LLC could result in substantial legal and accounting fees required to be paid to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the Interest Holders. Any such audit may result in adjustments to the tax returns of LLC which would require adjustments to each Interest Holder's personal income tax return and may require such Interest Holders to pay additional taxes plus interest, compounded daily. In addition, any audit of an Interest Holder's return could result in adjustments of other items of income and deductions not related to LLC.

     PROPOSED TAX LEGISLATION AND REGULATORY PROPOSALS

     Legislative proposals have been made which could significantly change the federal income tax laws as they relate to an investment in LLC. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. EACH PROSPECTIVE INTEREST HOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE INTEREST HOLDER'S OWN TAX SITUATION, THE EFFECT OF ANY LEGISLATIVE, REGULATORY OR ADMINISTRATIVE DEVELOPMENTS, OR OTHER POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     STATE AND LOCAL TAXES

     In addition to the federal income tax aspects described above, prospective Interest Holders should consider potential state and local tax consequences of owning an LLC Interest. This Proxy Statement makes no attempt to summarize the state and local tax consequences to an Interest Holder in those states in which LLC may own properties or carry on activities, and each potential Interest Holder is urged to consult his or her own tax advisor on all matters relating to state and local taxation, including the following: (i) whether the state in which the Interest Holder resides will impose a tax upon the Interest Holder's share of the taxable income of LLC, (ii) whether an income tax or other return must also be filed in those states where LLC will own properties, and (iii) whether the Interest Holder will be subject to state income tax withholding in states where LLC will own properties.

     Because LLC will conduct its activities and own properties in different taxing jurisdictions, the Interest Holder may have the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective Interest Holders.

     It should be noted that many states have implemented or are in the process of implementing programs to require limited liability companies to withhold and pay state income taxes owed by non-resident Interest Holders relating to income-producing properties located in their states. In the event that LLC is required to withhold state taxes from cash distributions otherwise payable to Interest Holders, the amount of the Cash Flow otherwise payable to such Interest Holders would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in LLC's administrative expenses, which would likely have the effect of reducing returns to the Interest Holders.

     EACH PROSPECTIVE INTEREST HOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE IMPACT OF APPLICABLE STATE AND LOCAL TAXES ON THE POTENTIAL INTEREST HOLDER'S INVESTMENT IN LLC.


                       MARKET PRICES OF AND DIVIDENDS ON STOCK

     Company's common stock is traded in the over-the-counter market under the NASDAQ symbol "ANWP." The following table indicates high and low bid prices of the Common Stock:

                           1996                1995

                    High Bid  Low Bid   High Bid  Low Bid
                    --------  -------   --------  -------
First Quarter       $242.00   $238.00   $229.00   $214.00
Second Quarter       250.00    225.00    235.50    231.00
Third Quarter        275.00    220.00    235.00    219.00
Fourth Quarter*      330.00    220.00    242.00    233.00

---------------
*    High and low bids for the Fourth Quarter of 1996 are through December 8,
     1996

     The high and low prices for each quarter are the high and low bids as reported by certain market makers, which are those quoted by dealers to each other, exclusive of markups, markdowns or commissions, and do not necessarily represent actual transactions.

     As of the Record Date, there were 29,668 Shares issued and outstanding. The number of shareholders of record on the Record Date was 705. Company paid no dividends in 1996 and 1995.

     On November 15, 1996, the last full trading day before the first public announcement of the planned Merger, the last reported sale quotation of the Shares on over-the-counter market was $220.00 per Share. On __________ __,1997, the last reported sale quotation of the Shares on over-the-counter market was $________ per Share.


                  SELECTED FINANCIAL INFORMATION CONCERNING COMPANY

     The following selected financial data relating to Company has been taken or derived from the financial statements and other records of Company. Such selected financial data are qualified in their entirety by, and should be read in conjunction with, the information set forth in the section entitled "COMPANY FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION" AND "ALASKA NORTHWEST PROPERTIES INC.: MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS". The interim financial information has been derived from Company's unaudited interim financial statements which include all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation of the financial condition and results of operations for these periods. Operating results for the 1996 interim period are not necessarily indicative of the results that might be expected for the entire year.

                           ALASKA NORTHWEST PROPERTIES INC.

                     SELECTED CONSOLIDATED FINANCIAL INFORMATION
                               YEAR ENDED DECEMBER 31,



                                                                                                               Nine Months
                                                         Year Ended December 31,                            Ended September 30,
                                                         -----------------------                            -------------------
Summary of Operations                   1995          1994          1993          1992          1991          1996          1995
---------------------                   ----          ----          ----          ----          ----          ----          ----
Revenues                              $323,619      $326,253      $407,589      $553,205      $523,355      $280,000      $258,000
Expenses                              (619,698)     (712,045)     (792,645)     (917,756)     (754,045)     (433,000)     (475,000)


                                      -45-



Net Loss from Operations              (296,079)     (385,792)     (385,056)     (364,551)     (230,690)     (153,000)     (217,000)
Other Income (Expense)
  Gain on Sale of Real
  Estate(1)                            509,298        58,633        18,888        25,000        (3,173)      260,000        46,000

  Net Realized and
  Unrealized Gain
  (Loss) on
  Investments(2)                      (311,409)        3,163       170,753       (29,751)      (60,031)     (235,000)     (207,000)
                                      ---------        -----       -------       --------      --------     ---------     ---------
Net Loss                              $(98,190)    $(323,996)    $(195,415)    $(369,302)    $(293,894)    $(128,000)    $(378,000)
                                      ---------    ----------    ----------    ----------    ----------    ----------    ----------
                                      ---------    ----------    ----------    ----------    ----------    ----------    ----------

Net Loss per Share                      $(3.39)      $(11.28)       $(6.83)      $(13.01)      $(10.36)       $(4.36)      $(13.00)
Book Value per Share                    323.49        328.55        340.04        350.22        363.74        315.61        312.99
Cash Dividends per
  Share                                   0.00          0.00          1.00          2.00          2.00          0.00          0.00
Total Assets                        $9,754,270    $9,699,213   $10,012,914   $10,252,446   $10,637,313    $9,862,000    $9,310,000
Notes Payable                          111,706       160,813       226,094       228,881       262,384        66,000       125,000
Shareholders' Equity                 9,381,203     9,437,973     9,735,989     9,943,150    10,316,006     9,862,000     9,310,000


---------------

(1) As more fully described in Note 2 to Company's financial statements, includes $424,402 recognized in 1995 relating to a 1993 sale of real estate from which a portion of consideration received included buyer notes receivable.

(2) As more fully described in Note 5 to Company's financial statements, includes approximately $319,000 of net realized and unrealized losses recognized in 1995 relating to derivative financial instruments.

           ALASKA NORTHWEST PROPERTIES INC.:  MANAGEMENT'S DISCUSSION AND
              ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THREE YEARS ENDED DECEMBER 31, 1993, 1994, AND 1995

    REAL ESTATE AND NOTE COLLECTION ACTIVITIES

    Real Estate and Note Collection Activities. As a result of continued additional investment on the part of the buyer of a 37 room motel in Fairbanks, Alaska, to whom Company sold the property in 1993 and from whom Company has a note receivable, Company recognized the remaining deferred gain of $424,402 under the full accrual method of accounting for real estate sales during the fourth quarter of 1995. Until the debtor's investment represented a substantial initial and continuing investment, Company recognized revenue on the installment method in amounts of $43,166, $11,503, and $72,240 in 1995, 1994 and 1993,
respectively.

    Also during 1995, a portion (one of three apartment buildings) of the collateral securing a 9% note receivable, was destroyed in a fire in Fairbanks, Alaska. The debtor received an initial insurance disbursement of $50,000 and applied half of the proceeds to the mortgage, as required by Company, in an agreement dated September 8, 1995. Subsequent to December 31, 1995, Company reached an agreement with the debtor on an additional allocation of insurance proceeds in the amount of $337,667. Under an agreement dated February 23, 1996, the debtor applied $262,667 to the mortgage on the note receivable, while retaining the remaining $75,000 for improvements to the remaining collateral.

    Prior Year Real Estate and Note Collection Activities. During 1994, the lease expired between Company and Westmark Hotels Inc., the tenant in the 37-room motel in Fairbanks, Alaska. The motel was previously repossessed and resold in 1993, as explained below. The Golden Nugget Hotel (formerly Pacific Cove Corporation) assumed full control of the building at the termination of the lease on April 1, 1994.

    On March 31, 1993, the lease between the debtor on the $1,275,153 note and the lessee of the collateral property, Westmark Hotels, Inc., expired and was not extended. Subsequently, the debtor declared bankruptcy and relinquished the collateral securing the note. Company subsequently executed a lease with Westmark Hotels which expired March 31, 1994, as described above. The collateral had a $531,751 net carrying value (before the repossession) due to a $743,402 deferred gain. Company did not incur any losses as a result of the repossession as the fair market value of the collateral was in excess of the carrying value.

    On December 30, 1993, Company sold the 37-room motel for the price of $1,144,755. The terms of the sale included a $150,000 cash down payment, a $820,490, 7.5% note receivable, and a $174,265, 3% note receivable, which mirrors the terms of Company's note payable with the Small Business Administration. Company incurred selling costs of $60,747 in connection with the sale. The initial payment of interest and principal commenced on June 1, 1994. The $551,311 gain on sale was recognized on the installment basis in accordance with FAS 66. Interest began occurring on the $820,490 note receivable on April, 1, 1994, the day the debtor assumed full control of the building.

    An apartment building in Fairbanks, that was repossessed on June 10, 1992, was sold on April 20, 1993. The terms of the sale included a $50,000 down payment and a $716,040, 8% note receivable that is performing according to the agreement. This transaction, which resulted in a deferred gain of $102,872 at December 31, 1993, provided for a four month delay in the commencement of interest and principal payments on the note. In exchange, the debtor made substantial capital improvements to the collateral in the approximate amount of $83,900, which has strengthened the buyer's ability to keep the note current and increased the value of the property. The transaction is accounted for under the cost recovery method in accordance with FAS 66, which requires the deferral of gain and interest income until total payments received exceed the carrying value of the property.

    RESULTS OF OPERATIONS

    Company has reported net losses over the past five (5) years. This is primarily due to the carrying costs on Company's real estate portfolio held for long term appreciation. The rental income on operating properties, investment income, and sales of appreciated properties have and are expected to continue to provide the liquidity to meet Company's long term objectives.


    Company recognized a net loss in 1995 of $98,190 compared to a net loss of
$323,996 for 1994.   Total revenues, combined with gains on sales of real
estate, increased over the past year to $832,917 in 1995 from $384,886 in 1994, primarily as a result of the 1995 gain recognition of $442,402 on the December 30, 1993, sale of a motel in Fairbanks, Alaska. Interest income in

1995 increased by $20,092 over 1994 due to an increase in the prime interest rate affecting various notes receivable. Operating expenses decreased 6%, primarily due to a decrease in property taxes and depreciable assets. In 1995, Company had gains of $41,730 on the cash sales of three residential lots and a portion of a commercial lot in Fairbanks, Alaska. There were no real estate sales in 1994.

    Company recognized a net loss of $323,996 for 1994 compared to a net loss of $195,415 for the prior year. Total revenues, combined with gains on real estate sales, decreased to $384,886 in 1994 from $426,477 in 1993. Although the net difference in total revenue is only 10%, its components reflect significant changes between the two years, primarily related to the prior year's sales of various operating properties in Fairbanks, Alaska and the increase in interest income on the notes receivable related to the sales. Rental income decreased to $227,839 in 1994 from $330,304 in 1993, a 31% reduction. Conversely, interest income increased 43% to $68,684 in 1994 from $47,849 in 1993. Operating expenses continued to decline, falling to $402,759 in 1994 from $495,441 in 1993, representing a 19% change. This is a result of a decrease in maintenance costs related to the sale of the apartments.

    INVESTMENT ACTIVITIES

    During the years ended December 31, 1995 and 1994, Company recorded net realized and unrealized losses from its commodities and financial instrument investment activities of approximately $311,000 and $3,000, respectively.
During the year ended December 31, 1993, Company recorded a net realized and unrealized gain of approximately $171,000. The primary reasons for fluctuations in investment activities' results relate to changes in the underlying value of investment securities and, commencing in late 1994, an increase in amounts invested.

    Prior to 1995, Company had maintained an investment position in physical holdings of precious metals. During 1995, Company sold its physical holdings and, in all material respects, replaced such investment position by entering into precious metals futures and options contracts. Additionally, commencing in late 1994, Company established a trading position in stock index futures and options contracts. Company's futures and futures options contracts are relatively short-term, generally 6 months to less than 2 years. At December 31, 1995, contract amounts of unsettled futures options contracts approximated $900,000 and $1.5 million relating to precious metals and stock index derivatives, respectively.

    Company's investment portfolio includes financial instruments which have off-balance-sheet risk. These financial instruments include options written and futures contracts that involve, to varying degrees, elements of credit and market rate risk in excess of the amount recognized in the financial statements. These contracts were entered into for the potential investment return to Company. Company controls the credit and market risk of its futures and option contracts through credit approvals, limits, and monitoring procedures.

    LIQUIDITY AND CAPITAL RESOURCES

    Management anticipates that the current level of available liquidity is adequate to satisfy its known future working capital and capital expenditure requirements. Company has no commitments other than normal operating costs which would require the use of capital resources.

Company met its liquidity requirements from investing, financing, and operating activities in 1995 as outlined below:

    Operations. As presented in more detail in the accompanying statements of cash flows, cash used by operating activities was $103,568 in 1995 as compared to $147,627 in 1994. Company incurred a net loss of $98,190 in 1995, which included non-cash charges for depreciation of $140,831 and realized and unrealized investment losses of $311,409 and non-cash gain recognition on real estate sales of $509,298.

    Investing. Net cash provided by investing activities totaled $236,422. Cash was generated from the purchase and sale of other assets in the amount of $116,904, which includes the net difference in the purchase and sale of commodities, futures and option contracts. Other sources of investment cash included the sale of land held for investment in the amount of $82,292 and proceeds from the disposal of assets of $15,396. Uses of funds included $47,557 from purchases of Government Securities, net of maturities and addition of property and equipment of $43,653.

    EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    Recently issued accounting standards having relevant applicability to Company consist primarily of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), which establishes accounting standards for, among other things, the impairment of long-lived assets and certain identifiable intangibles and Statement of Financial Accounting Standard No. 123 ("SFAS No. 123"), which establishes standards for accounting for stock-based compensation. SFAS No. 121 will be effective for financial statements having fiscal years beginning after December 15, 1995, and is not expected to have a significant effect, if any, on Company's financial condition or results of operation. SFAS No. 123 will be effective for financial statements for fiscal years beginning after December 15, 1995, and required pro forma disclosures will be included in such statements.
It is not expected that Company will adopt the "fair value based method" of accounting for stock options, which is encouraged by SFAS No. 123, but rather will continue to account for such, utilizing the "intrinsic value based method" as is allowed by that statement.

NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

    REAL ESTATE AND NOTE COLLECTION ACTIVITIES

    In the third quarter of 1996, the State of Alaska Department of Transportation (DOT) began construction on a highway improvement project adjacent to Company's largest commercial property in Fairbanks, Alaska. Eventually, this project should enhance the value of Company's property by allowing direct access from the highway. In the fourth quarter of 1995, the DOT purchased a 14,000 square foot parcel from Company for an additional right-of-way.

    During the second quarter, payments commenced under a mortgage reduction agreement reached in the first quarter on a 9% note receivable, as discussed below. To date, all payment have been received in a timely manner.

    In the first quarter, Company reached an agreement with a debtor on an allocation of insurance proceeds totaling $337,667, received when one of three apartment buildings, securing a 9% note receivable, was destroyed in a fire in Fairbanks, Alaska. Under an agreement dated February 23, 1996, the debtor applied $262,667 to the mortgage on the note receivable, while retaining the remaining $75,000 for improvements to the remaining collateral. In addition, Company agreed to release the portion of the collateral that was damaged to the debtor and reduce the related monthly payment from $5,800 to $3,365. During 1995, the debtor received an initial insurance disbursement of $50,000 and applied half of the proceeds to the mortgage, as required by Company. As a result of continued additional investment on the part of the debtor, to whom Company sold the property in 1993, Company recognized the remaining deferred gain of $260,731, under the full accrual method of accounting for real estate sales in accordance with FAS 66. Also in the first quarter, Company decided that it was not in its best interest to disburse dividends in 1996.

    RESULTS OF OPERATIONS

    For the nine months ended September 30, 1996, a net loss of $128,000 was recognized by Company, as compared to a net loss of $378,000 for the same period in 1995. During the nine months ended September 30, 1996, Company recognized a gain on the sale of real estate of $260,000 as compared to a gain of $46,000 during the corresponding prior year period.

    For the nine months ended September 30, 1996, total revenues increased approximately $32,000 from same period of the previous year, primarily due to an increase in interest income from notes and securities. Cost and Expenses for the nine months ended September 30, 1996, including interest expense, decreased $42,000, primarily as a result of a decrease of operating expenses.

    LIQUIDITY AND CAPITAL RESOURCES

    Management anticipates that the current level of available liquidity is adequate to satisfy its known future working capital and capital expenditure requirements. Company has no commitments other than normal operating costs which would require the use of capital resources. Company met its liquidity requirements from investing, financing, and operating activities as of September 30, 1996, as outlined below:

    Operations. As presented in more detail in the accompanying statement of cash flows, cash used in operating activities was $68,000. Company has incurred a net loss of $128,000 in 1996, which included non-cash charges for depreciation of $74,000, realized and unrealized investment losses of $235,000 and non-cash gain recognition on real estate sales of $260,000.

    Investing. Net cash provided by investing activities have totaled $39,000. Cash was paid resulting from the purchase and sale of other assets in the amount of $100,000, which includes the net difference in the purchase and sale of futures and futures options contracts. Other uses of investment cash include $146,000 from the purchase of Government Securities, net of maturities.

    Subsequent to September 30, 1996, on November 18, 1996, Company executed the Reorganization Agreement. On December 11, 1996, Company executed the Plan of Distribution.

(See "PROPOSAL:  THE MERGER:   The Reorganization Agreement--The Merger" and
"THE SPIN-OFF DISTRIBUTION").

INDEPENDENT PUBLIC ACCOUNTANTS

    It is not expected that representatives of BDO Seidman, LLP will be present at the Meeting.

SHAREHOLDERS' PROPOSALS

    If the Merger is not consummated, any proposals of holders of Shares intended to be presented at the Annual Meeting of Shareholders of Company to be held in 1997 must be received by Company, addressed to the Corporate Secretary, P.O. Box 68934 Seattle, WA 98168, no later than March 1, 1997 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If the Merger is approved at the Special Meeting, no Annual Meeting will be held in 1997.

                COMPANY FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL
                                     INFORMATION


                            Index to Financial Statements

                                                                            Page
For the year ended December 31, 1995

    Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

    Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . F-2

    Statements of Shareholders' Equity . . . . . . . . . . . . . . . . . . F-3

    Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . F-4

    Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . F-5

    Reports of Independent Certified Public Accountants. . . . . . . . . . F-14

For the nine months ended September 30, 1996

    Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-16

    Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . F-17

    Statements of Shareholders' Equity . . . . . . . . . . . . . . . . . . F-18

    Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . F-19

    Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . F-20

ANP, LLC:  Pro Forma Financial Data. . . . . . . . . . . . . . . . . . . . F-21

                           ALASKA NORTHWEST PROPERTIES INC.
                                    BALANCE SHEETS
                           AS OF DECEMBER 31, 1995 AND 1994

ASSETS                                                  1995           1994
                                                     ----------     ----------
OPERATING PROPERTY AND EQUIPMENT, at cost:
  Land and land improvements                        $   393,158    $   393,158
  Buildings                                           1,317,666      1,292,175
  Furniture, fixtures and equipment                     195,310        244,822
  Leasehold costs and other                             218,351        218,351
                                                    -----------    -----------
                                                      2,124,485      2,148,506
Less accumulated depreciation and amortization      (1,311,338)    (1,284,806)
                                                    -----------    -----------
                                                        813,147        863,700
LAND HELD FOR INVESTMENT, at cost
  (Net of accumulated amortization of $523,391
  and $461,369, respectively)                         7,014,947      7,126,530

NOTES RECEIVABLE (net of deferred gain of
  $247,440 and $654,183, respectively)                1,368,120      1,065,418
CASH AND CASH EQUIVALENTS                               147,819        111,214
RESTRICTED CASH (Note 5)                                 88,110              0
U.S. GOVERNMENT SECURITIES (Note 5)                     217,960        170,403
OTHER ASSETS                                            104,167         91,856
INVESTMENTS IN COMMODITIES                                    0        270,092
                                                    -----------    -----------

TOTAL ASSETS                                        $ 9,754,270    $ 9,699,213
                                                    -----------    -----------
                                                    -----------    -----------

LIABILITIES AND SHAREHOLDERS' EQUITY

NOTES PAYABLE                                       $   111,706    $   160,813
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                 58,322         69,338
LIABILITY FOR UNSETTLED FUTURES AND OPTION
  CONTRACTS (Note 5)                                    203,039         31,089
                                                    -----------    -----------
TOTAL LIABILITIES                                       373,067        261,240
                                                    -----------    -----------
COMMITMENTS (Note 5, 8, & 9)
SHAREHOLDERS' EQUITY:
  Common stock $1.00 par value, authorized 50,000
  shares, issued 47,641                                 476,409        476,409
  Capital in excess of par value                     14,755,812     14,755,812
  Treasury stock, at cost  (Note 8) (1995 - 18,554
  shares; 1994 - 18,798  shares)                    (5,005,117)    (5,046,537)
  Accumulated deficit                                 (845,901)      (747,711)
                                                    -----------    -----------
TOTAL SHAREHOLDERS' EQUITY                            9,381,203      9,437,973
                                                    -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 9,754,270    $ 9,699,213
                                                    -----------    -----------
                                                    -----------    -----------

The accompanying notes are an integral part of these financial statements.

                           ALASKA NORTHWEST PROPERTIES INC.
                               STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                              1995         1994           1993
                                              ----         ----           ----
REVENUES
  Interest Income                          $88,776      $68,684        $47,849
  Building and Land Rents                  223,757      227,839        330,304
  Other Income                              11,086       29,730         29,436
                                            ------       ------         ------
                                           323,619      326,253        407,589

EXPENSES
  Operating Expenses                       376,114      402,759        495,441
  General & Administrative Expenses        238,352      302,115        278,338
  Interest Expense                           5,232        7,171         18,866
                                             -----        -----         ------
                                           619,698      712,045        792,645
                                           -------      -------        -------
OTHER INCOME (EXPENSE)
  Gain on real estate (Note 2)             509,298       58,633         18,888
  Gain (loss) on sale of investments
  (Note 5)                               (225,110)      163,042        (4,149)
  Increase (decrease) in unrealized
  appreciation (depreciation) on
  investments (Note 5)                    (86,299)    (159,879)        174,902
                                          --------    ---------        -------
                                           197,889       61,796        189,641
                                           -------       ------        -------
                                           -------       ------        -------
NET LOSS                                 $(98,190)   $(323,996)     $(195,415)
                                         ---------   ----------     ----------
                                         ---------   ----------     ----------
AVERAGE SHARES OUTSTANDING                  29,000       28,726         28,632
                                            ------       ------         ------
                                            ------       ------         ------
NET LOSS PER COMMON SHARE                  $(3.39)     $(11.28)        $(6.83)
                                           -------     --------        -------
                                           -------     --------        -------

The accompanying notes are an integral part of these financial statements.

                           ALASKA NORTHWEST PROPERTIES INC.
                          STATEMENT OF SHAREHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993



                                               COMMON STOCK
                                   -------------------------------------
                                                      Capital in
                                         $1.00 Par    Excess of                       Retained
                                           Value      Par Value    Treasury Stock     Earnings
                                           -----      ----------   --------------     --------
BALANCES AT
DECEMBER 31, 1992                         $476,409    $14,755,812   $(5,087,516)     $(199,705)

Net loss                                                                              (195,415)
Treasury shares:
   Purchased                                                            (44,101)
   Sold                                                                   59,100
Dividends Paid @ $1 per share                                                          (28,595)
                                        ----------    -----------   ------------    -----------
BALANCES AT
DECEMBER 31, 1993                          476,409     14,755,812    (5,072,517)      (423,715)

Net loss                                                                              (323,996)
Treasury shares:
   Purchased                                                             (2,520)
   Sold                                                                   28,500
                                        ----------    -----------   ------------    -----------

BALANCES AT
DECEMBER 31, 1994                          476,409     14,755,812    (5,046,537)      (747,711)

Net loss                                                                               (98,190)
Treasury shares:
   Purchased
   Sold                                                                  (1,080)
                                                                          42,500
                                        ----------    -----------   ------------    -----------

BALANCES AT
DECEMBER 31, 1995                         $476,409    $14,755,812   $(5,005,117)     $(845,901)
                                          --------    -----------   ------------     ----------
                                          --------    -----------   ------------     ----------



The accompanying notes are an integral part of these financial statements.

                           ALASKA NORTHWEST PROPERTIES INC.
                               STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993


                                                         1995          1994            1993
                                                         ----          ----            ----
Cash flows from operating activities:
Net loss                                               $(98,190)     $(323,996)     $(195,415)
Adjustments to reconcile net loss to cash used in
 operating activities:
  Depreciation and amortization                          140,831        161,808        184,537
  Gain on sale of real estate                          (509,298)       (58,633)       (18,888)
  (Gain) loss on sale of investments                     225,110      (163,042)          4,149
  Increase (decrease) in unrealized depreciation
(appreciation) on investments                             86,299        159,879      (174,902)
  Increase in restricted cash                           (88,110)              0              0
  Increase in deferred interest income                    60,826         58,633         25,109
  Other                                                  (9,146)         17,724         63,675
                                                         -------         ------         ------
Net cash used in operating activities                  (191,678)      (147,627)      (111,735)
                                                       ---------      ---------      ---------
Cash flows from investing activities:
  Proceeds from disposal of assets                        15,396            150        372,791
  Collection of notes receivable                         113,040         54,311          7,684
  Maturing U.S. Government securities                    364,456        270,289        167,650
  Acquisition of U.S. Government securities            (412,013)      (317,548)      (241,539)
  Addition to property and equipment                    (43,653)        (6,205)       (78,464)
  Sale of land held for investment                        82,292              0              0
  Sale (Purchase) of other assets - net                  116,904         98,948      (103,390)
                                                         -------         ------      ---------

Net cash provided by investing activities                236,422         99,945        124,732
                                                         -------         ------        -------

Cash flows from financing activities:
  Treasury stock sales and purchases                      40,968         25,908         14,172
  Increase in long term debt                                   0              0         24,000
  Decrease in long term debt                            (49,107)       (65,281)       (26,787)
  Dividends paid                                               0              0       (28,595)
                                                        --------       --------       --------

Net cash used in financing activities                    (8,139)       (39,373)       (17,210)
                                                         -------       --------       --------

Net increase (decrease) in cash and cash equivalents      36,605       (87,055)        (4,213)
Cash and cash equivalents:
  Beginning of period                                    111,214        198,269        202,482
                                                         -------        -------        -------

  End of period                                         $147,819       $111,214       $198,269
                                                        --------       --------       --------
                                                        --------       --------       --------




The accompanying notes are an integral part of these financial statements.

                           ALASKA NORTHWEST PROPERTIES INC.
                            NOTES TO FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

    OPERATIONS: The principal business of Company is real estate investment and operations. Company holds for investment purposes several parcels of undeveloped land in the vicinity of Fairbanks, Alaska, as well as Spieden Island, a 500 acre island in San Juan County, Washington. The primary operating properties include a facility building at the Fairbanks International Airport, a condominium unit in Honolulu, Hawaii, and lodging facilities on Spieden Island.

    ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

    OPERATING PROPERTY AND DEPRECIATION: Operating property and equipment acquired through purchase is carried at cost. Operating property and equipment are depreciated by the straight-line method over the estimated useful lives of the assets as follows:

    Buildings                               25-40 years
    Furniture, fixtures & equipment         5-15 years
    Leasehold costs and other               5-20 years
    Land improvements                       15 years

    LAND HELD FOR INVESTMENT:  Interest on debt and real estate taxes related
to land held for investment are charged to expense as incurred.   Land held for
investment includes land and under-water breakwater improvements that are amortized by the straight-line method over the estimated useful lives of the improvements. Land Held for Investment purchased is carried at cost or if acquired through foreclosure or repossession is carried at the lower of management's estimate of fair market value less estimated selling costs or the carrying value of the investment at the date of acquisition.

    CASH AND CASH EQUIVALENTS: Company considered all highly liquid investments with an initial maturity of three months or less at the date of purchase to be cash equivalents.

    INVESTMENTS AND OTHER ASSETS: Investments and other assets (including futures and options contracts) primarily represent trading securities, which are reported in the balance sheet at fair value at the reporting date utilizing quoted market prices. Realized gains and losses are recognized during the period in which sales occur or futures and options contracts closed.

Unrealized gains and losses are recognized and reported in the statements of operations as increase (decrease) in unrealized appreciation or (depreciation) during the period in which the changes in market value occur.

    INCOME TAXES: Income taxes, when material, are provided regardless of the period when such taxes will be paid in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes."

    TREASURY STOCK:  Treasury stock is accounted for under the cost method.

    COMMON SHARES OUTSTANDING AND LOSS PER COMMON SHARE: Loss per common share data has been computed based upon the average number of shares of common stock outstanding during the period. Stock options did not impact loss per share as they were antidilutive.

    INCOME RECOGNITION: Income from sales of real estate properties and land held for investment is generally recorded when the buyer's financial commitment is sufficient to provide economic substance to the transaction, and when other criteria of Financial Accounting Standards Statement No. 66 "Accounting for Sales of Real Estate" (FAS 66) are satisfied. Interest on each note is recognized in income as it accrues during the period it is outstanding with the exception of interest income on notes receivable for real estate transactions accounted for on the cost recovery method. However, if an uncertainty exists about the collectibility of a note, Company may establish a reserve for uncollected interest earned and recognize income only when cash is received. Company may also establish a reserve for doubtful accounts on notes receivable based on management's evaluation of the recoverability of the note. The evaluation of recoverability is made through comparison of the carrying value of the asset with its estimated net realizable value. See Note 2.

    FINANCIAL STATEMENT PRESENTATION: Certain reclassifications have been made to prior years' financial statements to conform to the current format.

    EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS: Recently issued accounting standards having relevant applicability to Company consist primarily of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), which establishes accounting standards for, among other things, the impairment of long-lived assets and certain identifiable intangibles and Statement of Financial Accounting Standard No. 123 ("SFAS No. 123"), which establishes standards for accounting for stock-based compensation. SFAS No. 121 will be effective for financial statements having fiscal years beginning after December 15, 1995, and is not expected to have a significant effect, if any, on Company's financial condition or results of operation. SFAS No. 123 will be effective for financial statements for fiscal years beginning after December 15, 1995, and required pro forma disclosures will be included in such statements. It is not expected that Company will adopt the "fair value based method" of accounting for stock options, which is encouraged by SFAS No. 123, but rather will continue to account for such, utilizing the "intrinsic value based method" as is allowed by that statement.

NOTE 2 - OPERATING PROPERTY AND LAND HELD FOR INVESTMENT

    Company had three operating properties at December 31, 1995 and 1994. The properties consist of a commercial facility at the Fairbanks Airport in the State of Alaska, a condominium in the State of Hawaii, and lodging facilities on Spieden Island in the San Juan Islands, Washington. Each property was acquired by purchase and is carried at cost less accumulated depreciation. There are no material mortgages, liens or encumbrances against these properties and no proposed programs for significant renovation or improvement at this time. The properties are covered under a comprehensive insurance policy. The properties are held for operating as well as investment purposes. The Fairbanks Airport building is leased to a single tenant as disclosed in Notes 4 and 9. The Hawaii condominium is leased on an annual, biannual, and month-to-month basis, while the island facilities are leased on a month-to-month and daily basis. During 1995, Company had no purchases or repossessions of operating properties or land held for investment, and had land held for investment cash sales of three residential lots and a portion of a commercial lot in Fairbanks, Alaska, for a total pretax gain of $41,730.

    In 1994, Company had no purchases, repossessions or sales of operating properties or land held for investment.

    During 1993, Company sold two properties that were previously acquired by repossession through the foreclosure process. The significant details of the two properties are as follows:

    TANANA VILLAGE APARTMENTS (TVA): This property has been sold, repossessed and resold twice (repossessed and resold in 1986, repossessed in 1992 and resold in 1993). In 1986, this 36 unit apartment building was sold for $735,000. In June 1992, Company repossessed TVA, which secured a $680,000, 9.5% promissory note and another related $68,299, 13% note. Company accounted for the repossessed properties by recording the basis in the property at the remaining balance outstanding on the notes receivable, plus accrued interest receivable, net of deferred gains. The $613,643 net carrying value of the notes was lower than management's estimate of the fair market value less estimated selling costs as demonstrated by the subsequent resale described below. Tanana Village Apartments was resold on April 20, 1993, for $752,000. The terms of the sale included a $50,000 cash down payment and a $716,040 note receivable, adjusted annually to the prime rate plus 2% (See Note 3). Included in the note balance was $14,040 of delayed interest for the four months before the first payment date on August 20, 1993. Selling and other costs of $46,921 were incurred leaving a gain of $102,872 that was deferred in accordance with FAS 66 under the cost recovery method. Interest income is also deferred under the cost recovery method until the debtor's commitment exceeds Company's cost basis at the date of sale. Deferred interest income totaled $60,826, $58,633, and $25,109 in 1995, 1994 and 1993, respectively,

    GOLDEN NUGGET MOTEL: This 37 room motel was sold in 1978 for $1,420,000. In June 1993, Company repossessed the motel, which was collateral for a note receivable, with a remaining balance of $1,268,947. The carrying value of the note, net of deferred gain of $743,404 was $531,972. The property was recorded at the net carrying value of the note as the amount was lower than the market value less estimated selling costs as demonstrated by the subsequent resale described below. The motel was resold on December 30, 1993, for $1,144,755. The terms of the sale include a $150,000 cash down payment, a $820,490, 7.5% note receivable and a $174,265, 3% note receivable matching the terms of an underlying note payable with the SBA (See Note 6). Selling costs of $60,747 were incurred leaving a $551,311 gain that was deferred at the time of the 1993 sale under the installment method in accordance with FAS 66.

    During 1995, 1994, and 1993, Company recognized $43,166, $11,503 and
$72,240, respectively, of gains on the sale of real estate under the installment method in accordance with FAS 66. As a result of the debtor's continued additional investment, to such extent that there exists a substantial initial and continuing investment, Company recognized the remaining deferred gain of $424,402 under the full accrual method in accordance with FAS 66 in 1995.

NOTE 3 - NOTES RECEIVABLE

    At December 31, 1995 and 1994, long-term, non-recourse notes receivable from sales of real estate and other properties consisted of the following:

                                                       1995          1994

7.5% note receivable with monthly
 installments of $6,610 beginning
 6-1-94 until paid in full, secured
 by a second mortgage on a motel
 and restaurant in the State of Alaska.               $793,325       $813,248

9% note receivable (adjusted annually
 to the prime rate plus 2%) with
 monthly installments of $5,800 until
 paid in full.  Secured by a building
 in the State of Alaska.                               673,896        707,606

3% note receivable with variable
 monthly installments. The note
 receivable terms match the Note
 Payable to the SBA in Note 6.                          87,985        135,023

8.5% note receivable with monthly
  installments of $543 until paid in
  full.  Secured by a duplex in the
  State of  Alaska.                                     60,355         63,724
                                                        ------         ------
                                                     1,615,561      1,719,601

Less deferred gain and deferred interest income      (247,441)      (654,183)
                                                     ---------      ---------
Total                                               $1,368,120     $1,065,418
                                                    ----------     ----------
                                                    ----------     ----------

Principal payments on the above are expected as follows for the next five years:


1996                 $75,266
1997                  71,111
1998                  34,480
1999                 745,178
2000                  15,078
Thereafter           674,448
                     -------
                  $1,615,561
                  ----------
                  ----------

     Subsequent to December 31, 1995, the debtor on the 9% note receivable agreed to apply $262,667 in insurance proceeds to the outstanding balance on the note. In addition, Company agreed to release the portion of the collateral that was damaged to the debtor and reduce the related monthly payment from $5,800 to $3,365. This payment is not reflected in the five year summary above.

NOTE 4 - CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

     Financial instruments that potentially subject Company to concentration of credit risk consist primarily of notes receivable secured by real estate from debtors in the Fairbanks, Alaska region. It is Company's policy to require collateral sufficient to provide for full realization of a note receivable's net carrying value in any transactions where a note is accepted as consideration. Company's exposure in the event of nonperformance of the debtors is represented by the contractual amount of these notes.

     Company has considered the effect of the general downturn in economic activity in Fairbanks, Alaska over the past decade and the effect on individual debtors and collateral value of properties securing notes receivable. The primary impact of the economic conditions has been a decreased demand for vacant lots and other commercial properties. This decreased demand indirectly affects note receivable collection activities as the debtors are frequently involved in enterprises affected by these market factors. Management has specifically evaluated the value of the underlying collateral and credit history of individual debtors for each note and has determined that no allowance for doubtful accounts is necessary based upon the sufficiency of the collateral and credit information about each debtor.

     During 1995 and 1994, approximately 95% and 85% respectively, of total interest income, including amounts deferred under the cost recovery method of accounting was received from two debtors. During both 1995 and 1994, one major tenant of the Fairbanks Airport operating property accounted for 46% of rent income (see Note 9).

NOTE 5 - FUTURES, OPTIONS, AND OTHER ASSETS

     Company's investment portfolio includes financial instruments which have off-balance-sheet risk. These financial instruments include options written and futures contracts which involve, to varying degrees, elements of credit and market risk in excess of the amount recognized in the financial statements. These contracts were entered into for the potential investment return to Company. Company controls the credit and market risk of its futures and option contracts through credit approvals, limits, and monitoring procedures.

     Company maintains trading positions in precious metals and stock index derivative financial instruments that are comprised of futures and futures options contracts. Futures contracts are forward-based contracts to make or take delivery of a specified financial instrument or commodity at a specified future date or during a specified period. The risk associated with futures contracts arises from the market movements in the underlying commodities or securities value. Option contracts allow, but do not require, the holder to buy or sell (or purchaser to call or put) a specified financial instrument or commodity at a specified price during a specified period. At the inception of an option contract, the seller charges a fee in exchange for assuming the risk of an unfavorable change in the price of the underlying security. Premiums received are deferred until contracts close or expire. Futures and futures options are standardized contracts traded on an organized exchange. To ensure an orderly market, the exchange specifies maximum daily price fluctuations for each type of contract.

     Brokers require both buyers and sellers of futures and futures options contracts to deposit assets (such as cash or government securities) when contracts are initiated and require additional (or release) collateral on a daily basis as contracts are marked to market. At December 31, 1995, approximately $90,000 and $115,000 of Company's cash and government securities, respectively, are pledged as security for open contracts and are accordingly restricted as to withdrawal.

     The estimated fair value of open futures and futures options contracts represents amounts that Company would pay, or receive, to terminate the contracts at the reporting date, taking into account unrealized gains or losses of open contracts and premiums received from writing options. The negative fair value is reported in the accompanying balance sheets as liability for unsettled futures and options contracts. The liability for unsettled futures and options contracts approximated $203,000 and $31,000 at December 31, 1995 and 1994, respectively. The average negative fair values during the years ended December 31, 1995 and 1994 did not vary materially from the respective year end values.

     Company's futures and futures options contracts are relatively short-term, generally 6 months to less than 2 years. At December 31, 1995, notional (or contract) amounts of unsettled futures and futures options contracts approximated $900,000 and $1.5 million, relating to precious metals and stock index derivatives, respectively. The contract amounts do not represent amounts exchanged, and thus, are not a measure of Company's exposure though its use of such financial instruments.

     During the years ended December 31, 1995 and 1994, recorded net realized and unrealized losses relating to derivative financial instruments are approximately as follows:

       Class of Derivative Instrument:         1995           1994
                                               ----           ----
              Commodities                    $(19,000)      $(11,000)
              Stock Index                    (300,000)         7,000
                                             ---------         -----

                                            $(319,000)       $(4,000)
                                            ----------       --------
                                            ----------       --------

     During the year ended December 31, 1995, Company sold the physical quantities of precious metals that it owned and recorded a net gain of approximately $1,400.

NOTE 6 - NOTES PAYABLE

At December 31, 1995 and 1994, Company's notes payable consisted of the following:

                                              1995           1994
                                              ----           ----
3% Small Business Administration note
secured by a motel, payable in monthly
installments through 1997.                   $87,985        $134,958

7% mortgage secured by building, payable
in monthly installments through 2004.         23,721          25,855
                                              ------          ------

     Total                                  $111,706        $160,813
                                            --------        --------
                                            --------        --------

Principal payments on the above are due as follows:

     1996             $51,001
     1997              41,727
     1998               2,631
     1999               2,788
     2000               2,956
     thereafter        10,603
                       ------
                     $111,706
                     --------
                     --------

Cash paid for interest in 1995, 1994, and 1993 was $5,300, $7,328, and $8,629,
respectively.


NOTE 7 - INCOME TAXES

     Company accounts for income taxes utilizing the liability method required by the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are determined based on tax carry forwards and the differences between financial reporting and the tax basis of assets and liabilities. These tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Company has considered available evidence supporting the realization of net deferred tax assets including future reversal of temporary differences and future taxable income exclusive of temporary differences in the carry forward period of loss and credit carry forwards. At December 31, 1995 and 1994, Company had net operating loss carry forwards totaling approximately $1.3 million and $1 million, respectively, that may be offset against future taxable income and start expiring in the year 2004. Additionally, Company has capital loss carryforwards totaling $240,000 that may be offset against future capital gains through the year 2000. On the basis of these factors and Company's recent loss history, Company has provided a valuation allowance for the full amount of the deferred tax asset at December 31, 1995 and 1994 with no effect on net income for the current and prior period. The valuation allowance will be reevaluated on a quarterly basis.

     Company's deferred tax liabilities and deferred tax assets relate to tax loss carryforwards and temporary differences in the basis of real estate assets and notes receivable and differences in the timing of recognition of gains on sales of real estate for financial and tax return purposes and are presented below:

                               December 31,       December 31,
                                  1995               1994
                                  ----               ----
Deferred tax liabilities      $  197,000          $  88,000
Deferred tax assets              435,000            365,000

Valuation Allowance              238,000            277,000


NOTE 8 - TREASURY STOCK AND STOCK OPTIONS

     On June 17, 1987, a 1 for 10 reverse stock split became effective and the outstanding shares were reduced to approximately 29,428 shares of new common stock. A liability was recorded for the fractional shares outstanding after the reverse stock split. During 1995 and 1994, total purchases of fractional shares amounted to $452 and $72 respectively. As of December 31, 1995 and 1994, Company had 29,087 and 28,843 shares of common stock outstanding and a $34,324 and $34,776 liability for fractional shares yet to be purchased. Total common stock issued and authorized, treasury stock, outstanding shares, amounts per share and stock options were adjusted to an equivalent reverse stock split basis.

     During 1995 and 1994, Company purchased 8 and 14 shares, respectively, of its own common stock from various unaffiliated stockholders and sold 250 and 170 shares, respectively, of treasury stock via the exercise of stock options. During 1993, Company purchased 248 shares of its own common stock from various unaffiliated stockholders as part of a tender offer to shareholders with less than 5 shares and sold 354 shares of treasury stock via the exercise of stock options.

     The Board of Directors has granted five-year non-qualified stock options to directors, officers and certain key employees which were exercisable on the date of grant and expire in 1996 and 1997. The option prices were determined using the average of the bid and ask prices of Company's stock on the date of grant. Stock option information is summarized as follows:

                            1995     1994      1993
                            ----     ----      ----
End of year:
  Options outstanding         795    1,045     1,415
During the year:
  Options exercised           250      170       354
  Options forfeited             0      200         0
Average prices per share:
  Options outstanding     $190.00  $185.22   $176.71
  Options exercised        170.00   167.65    166.95


NOTE 9 - LEASE COMMITMENTS, RENT INCOME & RENT EXPENSE

     Company owns a facility building in Fairbanks, Alaska which is located on land leased from the State of Alaska until year 2004. Company, as lessor, has entered into a long-term sub-lease with the major tenant of this property, Northern Air Cargo. The lease, which has been extended through February 1997, provides for minimum annual rental income of $104,640. The terms of the agreement provide that the tenant is responsible for all operating expenses except property taxes. Company also owns a condominium unit in Honolulu, Hawaii, which is subject to a land lease through 1997 and has been leased to a private party through June of 1996. The lease and related sub-lease in effect at December 31, 1995, for the Fairbanks Airport Building and the Hawaii Condo provide for the following minimum annual rental commitments and sub-lease income:

                       Gross           Less sublease     Net
                       Commitments     rental income     Commitments
                       -----------     -------------     -----------
1996                     $  20,800      $  (121,020)        $  (100,220)
1997                        20,800          (17,440)              3,360
1998                        20,280                0              20,280
1999                        20,280                0              20,280
2000                        20,280                0              20,280
2001-2004                   70,995                0              70,995
                            ------      -----------              ------
Total Lease
Payments                  $173,435        $(138,460)            $34,975
                          --------        ---------             -------
                          --------        ---------             -------


     Company has rent income from other operating properties that are leased or rented on a month to month basis. Total lease and rental income on all operating properties aggregated $224,000, $228,000, and $330,000, respectively in 1995, 1994 and 1993.

     Company incurred total lease and rent expenses of $38,824, $38,824 and $41,519 in 1995, 1994, and 1993, respectively.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Alaska Northwest Properties Inc.

     We have audited the accompanying balance sheet of Alaska Northwest Properties Inc. (the Company) as of December 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alaska Northwest Properties Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


BDO Seidman, LLP
Seattle, Washington
February 15, 1996

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholders
Alaska Northwest Properties Inc.
Seattle, Washington

     We have audited the accompanying balance sheet of Alaska Northwest Properties Inc. as of December 31, 1994 and the related statements of operations, cash flows, and shareholders' equity, for each of the years in the two-year period ended December 31, 1994. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alaska Northwest Properties Inc. as of December 31, 1994, and the results of its operations and its cash flows for each of the years in the two-period ended December 31, 1994 in conformity with generally accepted accounting principles.



Clark Nuber P.S.
Certified Public Accountants
Bellevue, Washington
February 10,1995

                                INTERIM FINANCIAL DATA

                           ALASKA NORTHWEST PROPERTIES INC.
                              BALANCE SHEETS (UNAUDITED)
                                (dollars in thousands)

ASSETS                                                 9/30/96        12/31/95
                                                       -------        --------
OPERATING PROPERTY AND EQUIPMENT, at cost:
    Land and land improvements                          $  393          $  393
    Buildings                                            1,318           1,318
    Furniture, fixtures and equipment                      234             195
    Leasehold costs and other                              218             218
                                                     ----------       ---------
                                                         2,163           2,124

Less accumulated depreciation and amortization         (1,365)         (1,311)
                                                           798             813

LAND HELD FOR INVESTMENT, at cost
     (net of accumulated depreciation of $543 and
     $523, respectively)                                 6,995           7,015
NOTES RECEIVABLE (net of deferred
      gain of $0 and $247, respectively)                 1,292           1,368
CASH AND CASH EQUIVALENTS                                  183             148
RESTRICTED CASH                                            130              88
U.S. GOVERNMENT SECURITIES, at cost                        364             218
OTHER ASSETS                                               100             104
                                                     ----------       ---------
TOTAL ASSETS                                            $9,862          $9,754
                                                     ----------       ---------
                                                     ----------       ---------

LIABILITIES AND SHAREHOLDERS' EQUITY

NOTES PAYABLE                                              $66            $112
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                    94              58
LIABILITY FOR UNSETTLED FUTURES AND OPTIONS
      CONTRACTS                                            338             203
                                                     ----------       ---------
TOTAL LIABILITIES                                          498             373
                                                     ----------       ---------
SHAREHOLDERS' EQUITY:
    Common stock $1.00 par value, authorized
     50,000 shares, issued 47,641                          476             476
    Capital in excess of par value                      14,756          14,756
    Treasury stock, at cost (1996 - 17,973;
     1995 - 18,554 shares)                             (4,895)         (5,005)
    Retained deficit                                     (973)           (846)
                                                     ----------       ---------
TOTAL SHAREHOLDERS' EQUITY                               9,364           9,381
                                                     ----------       ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $  9,862        $  9,754
                                                     ----------       ---------
                                                     ----------       ---------


The accompanying notes are an integral part of these financial statements.

                           ALASKA NORTHWEST PROPERTIES INC.
                         STATEMENTS OF OPERATIONS (UNAUDITED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                     (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                           1996           1995
                                                           ----           ----
REVENUES
  Interest Income                                           $86            $69
  Building and Land Rents                                   191            183
  Other Income                                                4              6
                                                         -------        -------
                                                            280            258
                                                         -------        -------
EXPENSES
  Operating Expenses                                        245            279
  General and Administrative Expenses                       185            192
  Interest Expense                                            3              4
                                                         -------        -------

                                                            433            475
                                                         -------        -------
OTHER INCOME (EXPENSE)
  Gain on sale of real estate                               260             46
  Loss on sale of investments                              (251)          (115)
  Increase (decrease) in unrealized appreciation
  (depreciation) on investments                              16            (92)
                                                         -------        -------


                                                             25           (161)
                                                         -------        -------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                   (127)          (378)

PROVISION FOR INCOME TAXES                                    0              0
                                                         -------        -------

NET LOSS                                                  $(127)         $(378)
                                                         ------         ------
                                                         ------         ------

AVERAGE SHARES OUTSTANDING                               29,379         29,088
                                                         ------         ------
                                                         ------         ------

NET LOSS PER COMMON SHARE:                              $(4.36)       $(13.00)
                                                        -------       --------
                                                        -------       --------

The accompanying notes are an integral part of these financial statements.

                           ALASKA NORTHWEST PROPERTIES INC.
                    STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (DOLLARS IN THOUSANDS)





                                               COMMON STOCK
                                   -------------------------------------
                                                      Capital in
                                         $1.00 Par    Excess of                       Retained
                                           Value      Par Value    Treasury Stock     Deficit
                                           -----      ----------   --------------     --------
BALANCES AT DECEMBER 31, 1995                 $476        $14,756       $(5,005)         $(846)
Net loss                                                                                  (127)
Treasury shares:
   Purchased                                                                 (2)
   Sold                                                                      112
                                        ----------    -----------   ------------    -----------
BALANCES AT
SEPTEMBER 30, 1996                            $476        $14,756       $(4,895)         $(973)
                                              ----        -------       --------         ------
                                              ----        -------       --------         ------



The accompanying notes are an integral part of these financial statements.

                           ALASKA NORTHWEST PROPERTIES INC.
                         STATEMENTS OF CASH FLOWS (UNAUDITED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                (DOLLARS IN THOUSANDS)

                           Net increase (decrease) in cash

                                                         1996          1995
                                                         ----          ----
Cash flows from operating activities:
Net loss                                                $(127)         $(378)
Adjustments to reconcile net loss to cash used in
    operating activities:
    Depreciation and amortization                           74            108
    Gain on sale of real estate                          (260)           (46)
    Loss on sale of investments                            251            115
    Increase (decrease) in unrealized depreciation
      (appreciation) on investments                       (16)             92
    Increase in accounts payable                           36              12
    Other                                                 (26)             30
                                                        --------       --------
Net cash used in operating activities                     (68)           (67)
                                                        --------       --------
Cash flows from investing activities:
    Proceeds from disposal of assets                         0             15
    Collection of notes receivable                         323             86
    Maturing U.S. Government securities                    315            316
    Acquisition of U.S. Government securities            (461)          (363)
    Addition to property and equipment                    (38)           (44)
    Sale of land held for investment                         0             36
    (Purchase) Sale of other assets                      (100)             45
                                                        --------       --------
Net cash provided by investing activities                   39             91
                                                        --------       --------
Cash flows from financing activities:
    Treasury stock sales and purchases                     109             42
    Decrease in long term debt                            (45)           (36)
    Unclaimed dividends                                      0              2
                                                        --------       --------
Net cash provided by financing activities                   64              8
                                                        --------       --------
Net increase in cash and cash equivalents                   35            32

Cash and cash equivalents:
    Beginning of period                                    148            111
                                                        --------       --------
    End of period                                         $183           $143
                                                        --------       --------
                                                        --------       --------

The accompanying notes are an integral part of these financial statements.

                           ALASKA NORTHWEST PROPERTIES INC.
                            NOTES TO FINANCIAL STATEMENTS

1. The 1995 Annual Report on Form 10-K of Company includes a summary of significant accounting policies and should be read in conjunction with these interim financial statements. The financial statements presented herein include all adjustments which are, in the opinion of management, necessary to present fairly the operating results for the interim periods reported. The results of operations for the nine months ended September 30, 1996 and 1995, are not necessarily indicative of the results of operations for the entire year. These financial statements are unaudited, condensed and do not contain all information required by generally accepted accounting principles to be included in a full set of annual financial statements. Certain reclassification's have been made to prior year's financial statements to conform to the current format.

2. Company reached an agreement with a debtor on an allocation of insurance proceeds totaling $337,667, received when one of three apartment buildings, securing a 9% note receivable, was destroyed in a fire in Fairbanks, Alaska. The debtor received an initial insurance disbursement of $50,000 and applied half of the proceeds to the mortgage, as required by Company, in an agreement dated September 8, 1995. Under the agreement dated February 23, 1996, the debtor applied $262,667 to the mortgage on the note receivable, while retaining the remaining $75,000 for improvements to the remaining collateral. As a result of continued additional investment on the part of the debtor, to whom Company sold the property in 1993, Company recognized a real estate gain of $260,731, including $13,290 in deferred interest income in the first quarter, under the full accrual method of accounting for real estate sales in accordance with FAS
66. During the second quarter, payments commenced under a mortgage reduction agreement and have been received in a timely manner.

3. Company's futures and futures options contracts are relatively short-term, generally 6 months to less than 2 years. At September 30, 1996, notional (or contract) amounts of unsettled futures and futures options contracts approximated $900,000 and $700,000, relating to precious metals and stock index derivatives, respectively. The notional amounts do not represent amounts exchanged, and thus, are not a measure of Company's exposure through its use of such financial instruments. Company realized a gain of approximately $12,000 from the termination of futures and futures options contracts for the third quarter of 1996, compared to a realized loss of approximately $117,000 for the same period in 1995. At September 30, 1996, an increase in the unrealized appreciation on investments, primarily futures and futures options, was approximately $16,000, compared to an increase in the unrealized depreciation of approximately $92,000 at September 30, 1995. The liability for unsettled futures and options contracts approximated $338,000 and $203,000 at September 30, 1996, and December 31, 1995, respectively.

4. Earnings per share are computed using the weighted-average number of common shares outstanding.

                      PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma condensed financial information has been prepared in accordance with guidelines established by regulations promulgated by the Securities and Exchange Commission.

     The accompanying unaudited pro forma balance sheet of Alaska Northwest Properties, Inc. ("Company") presents the balance sheet of the Company at September 30, 1996 and gives effect to: (i) the acquisition of Additional Properties in exchange for the Note, (ii) the Spin-Off Distribution of all Company assets and liabilities, excluding the Island and the Note and including the Additional Properties, to ANP, LLC ("LLC"), (iii) the receipt of $20 million cash from UTR, net of approximately $1 million of related costs and expenses,
(iv) the dividend of LLC Interests, or cash in lieu of fractional LLC Interests, to Company shareholders, (v) payment of the Per Share Obligation to Company shareholders, (vi) transfer of cash remaining from the $20 million proceeds after payment of related costs and expenses and distributions to former Company shareholders and (vii) the merger of UTR with and into Company. After consummation of transactions contemplated by the merger, Company will own, as its sole significant asset, the Island recorded as its purchase cost of $22.2 million and will have a capital structure comprised of a $2.2 million Note payable to its new shareholder(s) and $20 million of capital stock.

     The accompanying unaudited pro forma balance sheet of LLC presents the balance sheet of LLC at September 30, 1996 after giving effect to: (i) the distribution to LLC of Company assets and liabilities, excluding the Island and the Note and including the Additional Properties, and (ii) transfer of cash remaining from the $20 million proceeds after payment of related costs and expenses and distributions to former Company shareholders. The unaudited pro forma statements of operations of LLC for the year ended December 31, 1995 and for the nine months ended September 30, 1996 include the results of operations of Company for the respective periods, exclusive of operating results relating to the Island. Inasmuch as determination of the composition of Additional Properties has not yet been finalized (such properties could include unimproved properties or operating properties or a combination thereof), pro forma results of operations do not give effect to operating results of such Additional Properties. Further, in accordance with guidelines established by the Securities and Exchange Commission, pro forma results of operations do not give effect to imputed earnings on net cash received by the LLC which remains from the $20 million cash proceeds after distributions to former Company shareholders.

                          ALASKA NORTHWEST PROPERTIES INC.
                     Unaudited Pro Forma Condensed Balance Sheet
                                  September 30, 1996
                                (dollars in thousands)

ASSETS                                 Historical  Adjustments   Proforma
                                       ----------  ------------  ---------
Properties                              $  7,793   $  2,200 (a)  $  22,200
                                                     (6,963)(b)
                                                     19,170 (c)
Notes Receivable                           1,292     (1,292)(b)         --
Cash, Investments and Other Assets           777       (772)(b)          5
                                        ----------------------------------
                                        $  9,862   $ 12,343      $  22,205
                                        ----------------------------------
                                        ----------------------------------



LIABILITIES AND STOCKHOLDERS' EQUITY   Historical  Adjustments   Proforma
                                       ----------  ------------  ---------
Notes Payable                           $     66   $    (66)(b)  $      --
Note Payable to Shareholder                   --      2,200 (a)      2,200
Accounts Payable and Other Accrued
  Liabilities                                432       (421)(b)         11
Shareholders' Equity                       9,364     (8,540)(b)     19,994
                                                     19,170 (c)
                                        ----------------------------------
                                        $  9,862   $ 12,343      $  22,205
                                        ----------------------------------
                                        ----------------------------------


(a)  To record purchase of Additional Properties
(b) To record the Spin-Off Distribution of Company assets, including the Additional Properties, to LLC.
(c)  To record merger with UTR and effect of purchase accounting.

                                       ANP, LLC
                     Unaudited Pro Forma Condensed Balance Sheet
                                  September 30, 1996
                                (dollars in thousands)


ASSETS                                 Historical  Adjustments   Proforma
                                       ----------  ------------  ---------
Operating Property and Equipment        $   --     $  408(a)     $     408
Land Held for Investment                    --      6,555(a)         6,555
Notes Receivable                            --      1,292(a)         1,292
Cash and Cash Equivalents                   --        178(a)         4,153
                                            --      3,975(b)
Investments and Other Assets                --        594(a)           594
                                        ----------------------------------
                                        $   --     $ 13,002      $  13,002
                                        ----------------------------------
                                        ----------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY   Historical  Adjustments   Proforma
                                       ----------  ------------  ---------
Notes Payable                           $   --     $      66(a)  $      66
Accounts Payable and Other Accrued
  Liabilities                               --           419(a)        419

Members' Equity                             --         8,542(a)     12,517
                                            --         3,975(b)
                                        ----------------------------------
                                        $   --     $  13,002     $  13,002
                                        ----------------------------------
                                        ----------------------------------

(a) To record the Spin-Off Distribution of Company assets, including the Additional Properties, to LLC.
(b) To record estimated cash remaining from the $20 million cash proceeds after payment of related costs and expenses and distributions to former Company shareholders.

                                       ANP, LLC
                Unaudited Pro Forma Condensed Statement of Operations
                     For the Nine Months Ended September 30, 1996
                                (dollars in thousands)


REVENUES                               Historical  Adjustments   Proforma
                                       ----------  ------------  ---------
Interest Income                           $86                         $86
Building and Land Rents                   191      $   (83)(a)        108
Other Income                                3                           3
                                        --------  -------------  ---------
                                          280          (83)           197
                                        --------  -------------  ---------
EXPENSES
Operating Expenses                        245          (75)(a)        170
General & Administrative                  185           (4)(a)        181
Interest Expense                            3                           3
                                        --------  -------------  ---------
                                          433          (79)           354
                                        --------  -------------  ---------

OTHER INCOME (EXPENSE)
Gain on sale of real estate               260                         260
Loss on sale of investment               (251)                       (251)
Increase (decrease) in unrealized
  appreciation (depreciation) on
  investments                              16                          16
                                        --------  -------------  ---------
                                           25                          25
                                        --------  -------------  ---------

LOSS FROM OPERATIONS BEFORE TAXES        (128)          (4)          (132)

PROVISION FOR INCOME TAXES                 --                          --
                                        --------  -------------  ---------
NET LOSS                                $(128)     $    (4)         $(132)
                                        --------  -------------  ---------
                                        --------  -------------  ---------

---------------
(a) To remove the operating results of Spieden Island.

                                       ANP, LLC
                Unaudited Pro Forma Condensed Statement of Operations
                         For the Year Ended December 31, 1995
                                (dollars in thousands)


REVENUES                               Historical  Adjustments   Proforma
                                       ----------  ------------  ---------
Interest Income                         $  89                       $  89
Building and Land Rents                   224      $  (84)(a)         140
Other Income                               11                          11
                                        --------  -------------  ---------
                                          324         (84)            240
                                        --------  -------------  ---------
EXPENSES
Operating Expenses                        376        (112)(a)         264
General & Administrative                  239          (3)(a)         236
Interest Expense                            5                           5
                                        --------  -------------  ---------
                                          620        (115)            505
                                        --------  -------------  ---------

OTHER INCOME (EXPENSE)
Gain on sale of real estate               509                         509
Loss on sale of investment               (225)                       (225)
Increase (decrease) in unrealized
  appreciation
(depreciation) on investments             (86)                        (86)
                                        --------  -------------  ---------
                                          198         --              198
                                        --------  -------------  ---------

LOSS FROM OPERATIONS BEFORE TAXES         (98)        31              (67)

PROVISION FOR INCOME TAXES                 --                          --
                                        --------  -------------  ---------
NET LOSS                               $  (98)     $  31           $  (67)
                                        --------  -------------  ---------
                                        --------  -------------  ---------

---------------

(a) To remove the operating results of Spieden Island.

EXHIBITS ARE LOCATED IN FILE ("EXHIBITS.DOC")

                                       [FRONT]

                                        PROXY

                           ALASKA NORTHWEST PROPERTIES INC.

                SPECIAL MEETING OF SHAREHOLDERS - ___________ __, 1997

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald F. Cosgrave and Michael W. Shimasaki, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Alaska Northwest Properties Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders of Company to be held on __________ __, 1997 at the offices of Preston Gates & Ellis, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104 at 10:00 a.m., Seattle, Washington time, and at any adjournment or adjournments thereof, and authorizes and instructs said proxies to vote in the manner directed below:

1. On the Proposal to Approve and Adopt the Merger and Merger Agreement as described in the accompanying Proxy Statement:
/ /  FOR    / /  ABSTAIN   / /  AGAINST

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, upon matters incident to the conduct of the meeting.

                                      [REVERSE]

This proxy when properly signed will be voted and will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.


                              ------------------------------
                              Signature

                              ------------------------------
                              Signature, if held jointly


                              Dated:                     , 1997
                                     --------------------

                                   IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                      EXHIBIT A


                                UNDER THE RADAR, INC.

                           ALASKA NORTHWEST PROPERTIES INC.

                                       ANP, LLC

                         AGREEMENT AND PLAN OF REORGANIZATION

                            Dated as of November 18, 1996

                                  TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I  THE MERGER

     1.1    Effective Time of the Merger . . . . . . . . . . . . . . . . . . 2
     1.2    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                           ARTICLE II  EFFECT OF THE MERGER

     2.1    Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . 3
              2.1.1    Conversion of Company Common Shares . . . . . . . . . 3
              2.1.2    Adjustments of Per Share Amount . . . . . . . . . . . 3
              2.1.3    Dissenters' Rights. . . . . . . . . . . . . . . . . . 3
              2.1.4    Closing Schedule. . . . . . . . . . . . . . . . . . . 4
     2.2    Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . 5
              2.2.1    Exchange Agent. . . . . . . . . . . . . . . . . . . . 5
              2.2.2    UTR to Provide Cash . . . . . . . . . . . . . . . . . 5
              2.2.3    Exchange Procedures . . . . . . . . . . . . . . . . . 5
              2.2.4    No Further Ownership Rights in Company Common Shares. 6
              2.2.5    Unclaimed Amounts . . . . . . . . . . . . . . . . . . 6
     2.3    Employee Stock Options . . . . . . . . . . . . . . . . . . . . . 6

            ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY AND LLC

     3.1    Organization, Standing and Power . . . . . . . . . . . . . . . . 7
     3.2    Capital Structure. . . . . . . . . . . . . . . . . . . . . . . . 7
     3.3    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.4    SEC Documents and Financial Statements . . . . . . . . . . . . . 9
     3.5    Information Supplied . . . . . . . . . . . . . . . . . . . . . . 9
     3.6    No Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . .10
     3.7    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     3.8    No Material Adverse Change . . . . . . . . . . . . . . . . . . .10
     3.9    No Violations. . . . . . . . . . . . . . . . . . . . . . . . . .11
     3.10   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . .11
     3.11   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     3.12    Brokers and Finders . . . . . . . . . . . . . . . . . . . . . .12
     3.13    Environmental Matters . . . . . . . . . . . . . . . . . . . . .12
     3.14    No Representation or Warranties relating to the Island. . . . .13

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES OF UTR

     4.1    Organization; Standing and Power . . . . . . . . . . . . . . . .13
     4.2    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.3    Information Supplied . . . . . . . . . . . . . . . . . . . . . .14
     4.4    No Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . .15
     4.5    Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     4.6    No Prior Activities. . . . . . . . . . . . . . . . . . . . . . .15
     4.7    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     4.8    No Violations. . . . . . . . . . . . . . . . . . . . . . . . . .15
     4.9    Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . .16

                          ARTICLE V    COVENANTS OF COMPANY

     5.1    Conduct of Company Business. . . . . . . . . . . . . . . . . . .16
              5.1.1    Ordinary Course . . . . . . . . . . . . . . . . . . .16
              5.1.2    Issuance of Securities. . . . . . . . . . . . . . . .16
              5.1.3    Governing Documents . . . . . . . . . . . . . . . . .16
              5.1.4    Indebtedness. . . . . . . . . . . . . . . . . . . . .17
              5.1.5    Agreement . . . . . . . . . . . . . . . . . . . . . .17
     5.2    Breach of Representation and Warranties. . . . . . . . . . . . .17
     5.3    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     5.4    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . .17
     5.5    Shareholder Meeting. . . . . . . . . . . . . . . . . . . . . . .17
     5.6    Notices of Certain Events. . . . . . . . . . . . . . . . . . . .17

                            ARTICLE VI    COVENANTS OF UTR

     6.1    Conduct of Business. . . . . . . . . . . . . . . . . . . . . . .18
     6.2    Breach of Representations and Warranties . . . . . . . . . . . .18
     6.3    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     6.4    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . .18
     6.5    Notices of Certain Events. . . . . . . . . . . . . . . . . . . .18

                         ARTICLE VII    ADDITIONAL AGREEMENTS

     7.1    Access to Information and the Island . . . . . . . . . . . . . .19
     7.2    Legal Conditions to the Merger . . . . . . . . . . . . . . . . .20
     7.3    Open Space Designation . . . . . . . . . . . . . . . . . . . . .20
     7.4    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     7.5    Additional Agreements. . . . . . . . . . . . . . . . . . . . . .21

     7.6    Public Announcements . . . . . . . . . . . . . . . . . . . . . .21
     7.7    Jannard Property Disposition . . . . . . . . . . . . . . . . . .21
     7.8    Plan of Distribution . . . . . . . . . . . . . . . . . . . . . .22
     7.9    No Solicitation of Other Offers. . . . . . . . . . . . . . . . .22
     7.9    Company 1997 Tax Return. . . . . . . . . . . . . . . . . . . . .23
     7.11    Form 15 . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

                         ARTICLE VIII    CONDITIONS PRECEDENT

     8.1    Conditions to Each Party's Obligation to Effect the Merger . . .24
              8.1.1    Shareholder Approval. . . . . . . . . . . . . . . . .24
              8.1.2    Governmental Approvals. . . . . . . . . . . . . . . .24
              8.1.3    Jannard Property Disposition. . . . . . . . . . . . .25
              8.1.4    No Restraints . . . . . . . . . . . . . . . . . . . .25
              8.1.5    No Restraints . . . . . . . . . . . . . . . . . . . .25
     8.2    Conditions of Obligation of UTR. . . . . . . . . . . . . . . . .25
              8.2.1    Representations and Warranties of Company and LLC . .25
              8.2.2    Performance of Obligations of Company and LLC . . . .25
              8.2.3    Repair of Submarine Cable . . . . . . . . . . . . . .25
              8.2.4    Island Title Insurance. . . . . . . . . . . . . . . .25
     8.3    Conditions of Obligation of Company and LLC. . . . . . . . . . .26
              8.3.1    Representations and Warranties of UTR . . . . . . . .26
              8.3.2    Performance of Obligations of UTR . . . . . . . . . .26
              8.3.3    Additional Properties . . . . . . . . . . . . . . . .26
              8.3.4    Approval by Disinterested Shareholders. . . . . . . .26
              8.3.5    Dissenting Shareholders . . . . . . . . . . . . . . .26
              8.3.6    No Action Letter. . . . . . . . . . . . . . . . . . .26
              8.3.7    Letter Regarding Taxes. . . . . . . . . . . . . . . .26


                            ARTICLE IX    INDEMNIFICATION

     9.1    Indemnification by LLC . . . . . . . . . . . . . . . . . . . . .27
              9.1.1    Indemnification by the Surviving Corporation. . . . .27
     9.2    Indemnification Procedures . . . . . . . . . . . . . . . . . . .27
              9.2.1    Notice of Loss. . . . . . . . . . . . . . . . . . . .28
              9.2.2    Third Party Claims. . . . . . . . . . . . . . . . . .28
     9.3    Provision for Indemnification. . . . . . . . . . . . . . . . . .28
     9.4    Exclusive Remedies . . . . . . . . . . . . . . . . . . . . . . .29
     9.5    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . .29
     9.6    Time Limit . . . . . . . . . . . . . . . . . . . . . . . . . . .29

                               ARTICLE X    TERMINATION

     10.1    Bases for Termination . . . . . . . . . . . . . . . . . . . . .30
     10.2    Written Notice. . . . . . . . . . . . . . . . . . . . . . . . .30
     10.3    Effect of Termination . . . . . . . . . . . . . . . . . . . . .30
     10.4    Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

                           ARTICLE XI    GENERAL PROVISIONS

     11.1    Nonsurvival of Representations, Warranties and Agreements . . .31
     11.2    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     11.3    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     11.4    Extension, Waiver . . . . . . . . . . . . . . . . . . . . . . .32
     11.5    Interpretation. . . . . . . . . . . . . . . . . . . . . . . . .33
     11.6    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .33
     11.7    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .33
     11.8    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .33
     11.9    Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . .33

                                INDEX OF DEFINED TERMS

TERM                                       PAGE DEFINED
----                                       ------------

ACC. . . . . . . . . . . . . . . . . . . . . . . 2
Acquisition Proposal . . . . . . . . . . . . . .22
Additional Properties. . . . . . . . . . . . . . 1
Affiliate. . . . . . . . . . . . . . . . . . . .23
Agreement. . . . . . . . . . . . . . . . . . . . 1
Business Condition . . . . . . . . . . . . . . . 7
Certificate. . . . . . . . . . . . . . . . . . . 3
Closing. . . . . . . . . . . . . . . . . . . . . 2
Closing Date . . . . . . . . . . . . . . . . . . 2
Closing Schedule . . . . . . . . . . . . . . . . 4
Code . . . . . . . . . . . . . . . . . . . . . .11
Company. . . . . . . . . . . . . . . . . . . . . 1
Company Common Share Equivalents . . . . . . . . 5
Company Common Shares. . . . . . . . . . . . . . 7
Company Disclosure Schedule. . . . . . . . . . . 7
Company Financial Statements . . . . . . . . . . 9
Company Required Statutory Approvals . . . . . . 9
Company SEC Documents. . . . . . . . . . . . . . 9
Company Shareholder Meeting. . . . . . . . . . .17
Company Voting Debt. . . . . . . . . . . . . . . 8
Confidentiality Agreement. . . . . . . . . . . .19
Consents . . . . . . . . . . . . . . . . . . . . 9
Deed of Trust. . . . . . . . . . . . . . . . . .28
Dissenting Shareholder . . . . . . . . . . . . . 4
Dissenting Shares. . . . . . . . . . . . . . . . 3
Effective Time . . . . . . . . . . . . . . . . . 2
Employee Plans . . . . . . . . . . . . . . . . .11
ERISA. . . . . . . . . . . . . . . . . . . . . .11
ERISA Affiliate. . . . . . . . . . . . . . . . .11
Exchange Act . . . . . . . . . . . . . . . . . . 9
Governmental Entity. . . . . . . . . . . . . . . 9
Hazardous Material . . . . . . . . . . . . . . .12

Indemnifiable Amounts. . . . . . . . . . . . . .27
Island . . . . . . . . . . . . . . . . . . . . . 1
Jannard. . . . . . . . . . . . . . . . . . . . . 1
LLC. . . . . . . . . . . . . . . . . . . . . . . 1
Matching Offer . . . . . . . . . . . . . . . . .23
Merger . . . . . . . . . . . . . . . . . . . . . 2
Merger Consideration . . . . . . . . . . . . . . 1
Merger Documents . . . . . . . . . . . . . . . . 2
Net Distributable Amount . . . . . . . . . . . . 5
Net Merger Consideration . . . . . . . . . . . . 4
Notice of Claim. . . . . . . . . . . . . . . . .28
Notice of Loss . . . . . . . . . . . . . . . . .28
Option . . . . . . . . . . . . . . . . . . . . . 6
Per Share Amount . . . . . . . . . . . . . . . . 3
Person . . . . . . . . . . . . . . . . . . . . .22
Plan of Distribution . . . . . . . . . . . . . .22
Preferred Shares . . . . . . . . . . . . . . . . 7
Press Release. . . . . . . . . . . . . . . . . .21
Proxy Mailing Date . . . . . . . . . . . . . . .10
Proxy Statement. . . . . . . . . . . . . . . . .10
Real Estate Purchase and Sale Agreement. . . . .21
Real Property. . . . . . . . . . . . . . . . . .12
Record Date. . . . . . . . . . . . . . . . . . .22
Required Statutory Approvals . . . . . . . . . .14
SEC. . . . . . . . . . . . . . . . . . . . . . . 9
Spin-Off Distribution. . . . . . . . . . . . . .22
Statutory Tax Period . . . . . . . . . . . . . .29
Stock Option Plan. . . . . . . . . . . . . . . . 6
Surviving Corporation. . . . . . . . . . . . . . 3
tax. . . . . . . . . . . . . . . . . . . . . . .11
taxes. . . . . . . . . . . . . . . . . . . . . .11
UTR. . . . . . . . . . . . . . . . . . . . . . . 1
UTR Disclosure Schedule. . . . . . . . . . . . .13
UTR Required Statutory Approvals . . . . . . . .14
Violation. . . . . . . . . . . . . . . . . . . . 8

     AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT"), dated as of November 18, 1996, among Under the Radar, Inc., an Alaska corporation ("UTR"), James H. Jannard and Bobbie Jannard personally (collectively "JANNARD"), Alaska Northwest Properties Inc., an Alaska corporation ("COMPANY"), and ANP, LLC, a Washington limited liability company ("LLC").

                                       RECITALS

     A. WHEREAS, Jannard is interested in acquiring Spieden Island, an island which is a part of the San Juan Archipelago, located in San Juan County, Washington (the "ISLAND") and has formed UTR for the purpose of effecting such acquisition.

     B. WHEREAS, Company is the owner of the Island and other assets and liabilities. Company is only willing to enter into a transaction whereby Jannard acquires all of the Company Common Shares (as defined below in Section 3.2). Jannard, however, is not interested in acquiring Company assets and liabilities not related to the Island nor other liabilities which are not subject to indemnification as set forth in Article IX.

     C. WHEREAS, Jannard has offered to acquire all of the Company Common Shares for the sum of Twenty Million Dollars ($20,000,000) in cash (the "MERGER CONSIDERATION") plus additional properties (the "ADDITIONAL PROPERTIES") having a net value of Two Million Two Hundred Thousand Dollars ($2,200,000) less certain expenses and adjustments as provided for in this Agreement.

     D. WHEREAS, the parties intend to accomplish this transaction in the following manner. After the parties have executed this Agreement, but prior to the Effective Time (as defined below in Section 1.1):

          1. Jannard and Company will transfer the Additional Properties pursuant to a Real Estate Purchase and Sale Agreement, as defined and further described in Section 7.7 below. Company will issue a Note payable by Company to Jannard for Two Million Two Hundred Thousand Dollars ($2,200,000).

          2. In exchange for all of the interests of LLC, Company will contribute to LLC: (a) all of its assets and liabilities of Company other than the Island, (b) the Additional Properties, and (c) the obligations of Company as the Surviving Corporation in the Merger.

          3. Company will distribute the LLC interests, and cash in lieu of fractional LLC interests, to its shareholders pursuant to a certain Plan of Distribution, which is further described in Section 7.8 below.

          4. UTR will be merged into Company and the Net Distributable Amount (as defined in and determined by Section 2.1.4) will be distributed to the shareholders of Company in exchange for their shares in Company.

          5. UTR will merge into Company (with Company being the Surviving Corporation) as provided under the Alaska Corporations Code (as defined in
     Section 1.1 below) and further described by this Agreement in consideration for certain obligations of LLC as the assignee of the Surviving Corporation. The resulting effect will be that Jannard will be the sole shareholder of Company after the Effective Time.

     E. WHEREAS, the parties believe that this Agreement, together with the steps summarized in Recitals C and D above, will allow the parties to successfully accomplish their objectives.

     NOW THEREFORE, INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, UTR, Jannard, Company, and LLC hereby agree as follows:

                                      ARTICLE I

                                      THE MERGER

     1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, UTR shall be merged into the Company (the "MERGER"). A Plan of Merger and Articles of Merger (collectively the "MERGER DOCUMENTS"), substantially in the forms attached as Exhibits 1.1(A) and (B) respectively, shall be duly prepared, executed and acknowledged by the Company and UTR and thereafter delivered to the Commissioner of Commerce and Economic Development of Alaska for filing, as provided in the Alaska Corporations Code (the "ACC"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the issuance of a Certificate of Merger by the Commissioner of Commerce and Economic Development of Alaska or at such time thereafter as is provided in the Merger Documents (the "EFFECTIVE TIME").

     1.2 CLOSING. The closing of the Merger and other transactions contemplated by this Agreement (the "CLOSING") will take place as soon as practicable on the second (2nd) business day after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VIII that by their terms are not to occur at the Closing (the "CLOSING DATE"), at the offices of Preston Gates & Ellis, Seattle, Washington, unless another date or place is agreed to in writing by the parties hereto.

                                      ARTICLE II

                                 EFFECT OF THE MERGER

     2.1 EFFECT OF THE MERGER. At the Effective Time: (i) the separate existence of UTR shall cease and UTR shall be merged with and into Company (Company after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Articles of Incorporation of UTR shall be the Articles of Incorporation of the Surviving Corporation until duly amended, (iii) the Bylaws of UTR shall be the Bylaws of the Surviving Corporation until duly amended, (iv) the directors of UTR shall be the directors of the Surviving Corporation, (v) the officers of UTR shall be the officers of the Surviving Corporation, (vi) the issued and outstanding capital stock of UTR shall be the issued and outstanding capital stock of the Surviving Corporation, and (vii) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

          2.1.1 CONVERSION OF COMPANY COMMON SHARES. Each issued and outstanding Company Common Share (other than shares, if any, held by persons properly exercising appraisal rights in accordance with Sections 10.06.574-10.06.582 of the ACC ("DISSENTING SHARES")) shall, at the Effective Time, by virtue of the Merger, be converted, without any action on the part of the holders thereof, into the right to receive in cash the Per Share Obligation per Company Common Share. The "PER SHARE OBLIGATION" shall be determined at the Closing, and shall be derived from the Closing Schedule, defined in Section
2.1.4 below. At the Effective Time, all such Company Common Shares shall no longer be outstanding and shall cease to exist and each certificate (a "CERTIFICATE") representing any Company Common Shares, other than Dissenting Shares, which shall have the rights specified in Section 2.1.3, shall represent only the right to receive the Per Share Obligation, without interest, as provided by this Section 2.1.

          2.1.2 ADJUSTMENTS OF PER SHARE OBLIGATION. If, between the date of this agreement and the Effective Time, the outstanding Company Common Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment or similar transaction, the Per Share Obligation shall be correspondingly adjusted.

          2.1.3 DISSENTERS' RIGHTS. If holders of Company Common Shares are entitled to appraisal rights in connection with the Merger under Sections 10.06.574-10.06.582 of the ACC, any Dissenting Shares shall not be converted into the Per Share Obligation but instead shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of Alaska. LLC shall assume full responsibility for all claims on behalf of holders of Dissenting Shares and shall indemnify, defend and hold UTR, Company and their affiliates harmless against such claims. Company shall promptly forward to LLC prompt notice of any correspondence or legal process received after the Closing by Company relating to claims of Dissenting Shares. Company agrees that it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares ("DISSENTING SHAREHOLDER") who, pursuant to the provisions of the ACC, becomes entitled to payment of the value of Dissenting Shares shall receive payment therefor from LLC (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time, to deliver the Per Share Obligation to any holder of Company Common Shares who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Shareholder, LLC shall deliver, upon surrender by such Dissenting Shareholder of his, her or its certificate or certificates representing Company Common Shares, the Per Share Obligation to which such Dissenting Shareholder is then entitled under this
Section 2.1.

          2.1.4 CLOSING SCHEDULE. At the Closing, the parties shall deliver a "CLOSING SCHEDULE" which shall set forth all payments to be made under this Agreement and the transactions contemplated by this Agreement. The Closing Schedule shall set forth the consideration to be paid by UTR in the Merger, real estate excise taxes due and parties responsible, land bank taxes due and parties responsible, appraisal fees due and parties responsible, commissions due and parties responsible, and legal fees due and the parties responsible. As set forth on the Closing Schedule, the net amount payable by UTR to Company in the Merger (the "NET MERGER CONSIDERATION"), shall be the Merger Consideration adjusted as follows:

               (a) Debit (an increase) or Credit (a decrease) the Merger Consideration to the extent that the final agreed value of the Additional Properties is less than or exceeds $2,200,000.

               (b) Credit the Merger Consideration for the $100,000 payment to be made by Company for the repair or replacement of the submarine cable, as described below in Section 8.2.3.

               (c) Debit the Merger Consideration for the cost of repairs to the Additional Properties up to $100,000 as designated by Company pursuant to Section 7.7.

               (d) Debit the Merger Consideration for any expenses payable by UTR as set forth in Section 7.4.2 and 7.4.3 which expenses shall be paid at Closing by LLC or a mutually acceptable escrow agent to the appropriate third party.

          As set forth on the Closing Schedule, the net amount distributable by the Company to its shareholders in the Merger (the "NET DISTRIBUTABLE AMOUNT"), shall be the Net Merger Consideration adjusted as follows:

               (x) Credit the Net Merger Consideration for an amount as determined by the Board of Directors of Company to be sufficient to cover the cost of the fractional interest of LLC and to provide LLC with sufficient working capital.

               (y) Credit the Net Merger Consideration for any expenses payable by Company and UTR as set forth in Section 7.4.1, 7.4.2 and 7.4.3 which expenses shall be paid at Closing by LLC or a mutually acceptable escrow agent to the appropriate third party.

               (z) Credit the Net Merger Consideration for any additional expenses payable by the Company prior to the establishment of the Per Share Obligation and for a reserve for contingencies assumed by the LLC, including, without limitation, the estimated 1997 tax liability arising under the transaction to be assumed and paid by LLC under
          Section 7.4.1.

The Per Share Obligation shall then be determined by dividing the number of outstanding Company Common Share Equivalents by the Net Distributable Amount. "COMPANY COMMON SHARE EQUIVALENTS" shall consist of all of the outstanding Company Common Shares and such shares that are reserved for the exercise of outstanding stock options. Any disputes over an item of the Closing Schedule shall be resolved at first by good faith negotiations of the parties and then by Arbitration as provided in Section 11.9.

     2.2    CONVERSION OF SHARES.

          2.2.1 EXCHANGE AGENT. LLC shall serve as the exchange agent for the purpose of exchanging Certificates for the Per Share Obligation to be paid in respect of such Certificates. LLC shall provide the Company with proof of the receipt and cancellation of the certificates that are surrendered, or reasonably account for all issued certificates.

          2.2.2 UTR TO PROVIDE CASH. At the Closing, UTR shall make available to LLC the Net Merger Consideration as set forth on the Closing Schedule.

          2.2.3 EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, LLC shall mail to each holder of record of a Certificate or Certificates as of the Effective Time: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to LLC) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Obligation. Upon surrender of a Certificate to LLC, together with a duly executed letter of transmittal and such other documents as LLC shall require, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Company Common Shares multiplied by the Per Share Obligation. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. Notwithstanding any other provision of this Agreement, until holders of Certificates have surrendered them for exchange as provided herein: (i) no dividends or other distributions shall be paid with respect to any shares represented by such Certificates, and (ii) without regard to when such Certificates are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or establish to the satisfaction of LLC that such tax has been paid or is not applicable.

          2.2.4 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON SHARES. All cash paid upon the surrender of Company Common Shares in accordance with this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Shares. After the Effective Time there shall be no transfers of Company Common Shares on Company's stock transfer books. If, after the Effective Time, Certificates are presented to the Surviving Corporation or LLC for any reason, they shall be exchanged by LLC solely for the Per Share Obligation as provided in this Article II. Immediately prior to the Effective Time, the Company's stock ledger shall be closed and delivered to LLC, with a copy to Company.

          2.2.5 UNCLAIMED AMOUNTS. Any portion of the Net Merger Consideration not exchanged for Certificates shall be held by LLC and maintained in a separate account until subject to the laws of escheat in Alaska.

     2.3 EMPLOYEE STOCK OPTIONS. Each holder of a stock option (an "OPTION") to purchase Company Common Shares under Company's employee and director stock option plan (the "STOCK OPTION PLAN") which Option is outstanding immediately prior to the Spin-Off Distribution (whether or not then presently exercisable) shall be entitled to receive, and shall receive, in settlement and cancellation thereof, LLC interests and/or cash in lieu of fractional interest and the Per Share Obligation in the same manner as shareholders of the Company, provided that there shall be deducted from the net cash proceed payable to an option holder an amount in cash equal to the product of: (i) the exercise price of each such Option and (ii) the number of Company Common Shares covered by such Option. All payments in respect of Options shall be made promptly after the Effective Time. The Stock Option Plan shall terminate as of the Effective Time, and thereafter the only rights of participants therein shall be the right to receive the consideration set forth in this Section 2.3. Prior to the Effective Time, Company shall use its best efforts to cause each holder of an outstanding Option to exercise such Option or to consent to the cancellation of such Option in consideration for the payment provided herein and shall take such other action as may be necessary to carry out the terms of this Section 2.3.

                                     ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF COMPANY AND LLC

     Except as disclosed in the Company SEC Documents (as defined in Section 3.4) or a document referring specifically to the representations and warranties in this Agreement which is delivered by Company to UTR prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), Company and LLC, jointly and severally, represent and warrant to UTR as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Company is a corporation, and LLC is a limited liability company, duly organized, validly existing and in good standing under the laws of Alaska and Washington, respectively. Each has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Company and LLC. As used in this Agreement, "BUSINESS CONDITION" with respect to any entity shall mean the business, financial condition or results of operations of such entity taken as a whole, and with respect to Company shall relate to the Company's operations on a post-Closing basis after completion of the Spin-Off Distribution. Company has delivered to UTR a complete and correct copy of its Articles of Incorporation and Bylaws of Company, as amended to the date hereof. LLC has delivered to UTR a complete and correct copy of its certificate of formation, as amended to the date hereof.

     3.2 CAPITAL STRUCTURE. The authorized capital stock of Company consists of 50,000 Company Common Shares, par value $1.00 (the "COMPANY COMMON SHARES") and 50,000 Preferred Shares par value $1.00 (the "PREFERRED SHARES"). As of the date hereof, there are not more than 29,668 Company Common Shares outstanding, not more than 1,495 Company Common Shares are reserved for issuance upon the exercise of outstanding employee and non-employee director stock Options under the Stock Option Plan, and not more than 17,973 Company Common Shares are held by Company in its treasury. As of the date hereof, there are no Preferred Shares issued and outstanding. All outstanding Company Common Shares are, and any Company Common Shares issued upon exercise of any Options will be validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which Company or LLC is a party or by which Company or LLC may be bound. Except for the shares described above issuable pursuant to Options, there are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Company or LLC is a party or by which any of them may be bound obligating Company or LLC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or LLC or obligating Company or LLC to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Company Common Shares on any matter ("COMPANY VOTING DEBT").

     3.3 AUTHORITY. Company and LLC have all requisite corporate power and authority to enter into this Agreement and subject to approval of this Agreement by the shareholders of Company and the Company Required Statutory Approvals (as defined below), to consummate the transactions contemplated hereby. The execution and delivery by Company and LLC of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and LLC, including the unanimous approval of the Board of Directors of Company and members of LLC, subject only to approval of this Agreement by the shareholders of Company. This Agreement has been duly executed and delivered by Company and LLC and constitutes a valid and binding obligation of Company and LLC enforceable in accordance with its terms. At the Closing, Company shall provide UTR with a certified copy of a resolution of Company's Board of Directors, and certified minutes of the Company Shareholder Meeting, approving the transactions contemplated by this Agreement, and in any documents related to the transactions contemplated by this Agreement. Subject to the satisfaction of the conditions set forth in Article VIII, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right, loss or creation being referred to herein as a "VIOLATION") pursuant to:
(i) any provision of the Articles of Incorporation or Bylaws of Company or the Limited Liability Company Agreement of LLC or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or LLC or their respective properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a material adverse effect on the Business Condition of Company. No consent, approval, order or authorization of or registration, declaration or filing with or exemption by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "GOVERNMENTAL ENTITY") (collectively "CONSENTS"), is required by or with respect to Company or LLC in connection with the execution and delivery of this Agreement by Company and LLC or the consummation by Company and LLC of the transactions contemplated hereby, except for: (i) the filing of the Proxy Statement (as defined in Section 3.5) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) the filing of the Merger Documents with the Commissioner of Commerce and Economic Development of Alaska (the filings and approvals referred to in clauses (i) through (ii) are collectively referred to as the "COMPANY REQUIRED STATUTORY APPROVALS") and except for such other Consents which if not obtained or made would not have a material adverse effect on the Business Condition of Company.

     3.4 SEC DOCUMENTS AND FINANCIAL STATEMENTS. Company has furnished UTR with a true and complete copy of each statement, report, schedule, registration statement and definitive proxy or information statement filed by the Company with the SEC since January 1, 1996 (the "COMPANY SEC DOCUMENTS"), which are all the documents that Company was required to file with the SEC since such date.
As of their respective filing dates, and taking into account any amendments thereto, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Company as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Company's accounting policies, except as described in the notes to the Company Financial Statements. The representations and warranties set forth in this Section 3.4 shall not apply to any noncompliances, non-filings, misstatements, omissions or failures to present fairly or conform to generally accepted accounting principles which are not in the aggregate material to the Business Condition of Company or which will not prevent or delay in any material respect the consummation of the transactions contemplated hereby.

     3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Company, its auditors, attorneys, financial advisors or other consultants or advisors to UTR, Jannard, their attorneys or other advisors or for inclusion in the proxy statement and any amendment or supplement thereto to be distributed in connection with Company's meetings of its shareholders to vote upon this Agreement and the transactions contemplated hereby (the "PROXY STATEMENT") will at the time of the mailing of the Proxy Statement (the "PROXY MAILING DATE") and any amendment or supplement thereto, and at the time of the meeting of shareholders of Company to vote upon this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment or supplement thereto or any earlier communication to shareholders of Company with respect to the transactions contemplated by this Agreement. The Proxy Statement will comply as to form in all material respects with the provisions of all applicable laws, including the provisions of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by Company with respect to information supplied by UTR, or any affiliate of UTR specifically for inclusion therein.

     3.6 NO DEFAULTS. Neither Company nor LLC is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of: (i) the Articles of Incorporation or Bylaws of Company or Operating Agreement of LLC; (ii) any judgment, decree or order applicable to Company or LLC; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Company or LLC is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Company.

     3.7 LITIGATION. There is no claim, action, suit or proceeding pending or, to the knowledge of Company and LLC, threatened, which would, if adversely determined, have a material adverse effect on the Business Condition of Company or the Island, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Company having any such effect. To the knowledge of Company and LLC, there is no investigation pending or threatened against Company or LLC, before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other Governmental Entity.

     3.8 NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has not occurred: (i) any material adverse change in the Business Condition of Company or the Island or any development or combination of developments of which management of Company or LLC has knowledge which is reasonably likely to result in such a change; or (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business Condition of Company or the Island, except in the ordinary course of business consistent with Company and LLC's past practice.

     3.9 NO VIOLATIONS. The businesses of Company and LLC are not being conducted in violation of, or in a manner which could cause liability under any applicable law, rule or regulation, judgment, decree or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a material adverse effect on the Business Condition of Company or the Island.

     3.10 EMPLOYEE BENEFIT PLANS. (a) For purposes of this Agreement, the term "EMPLOYEE PLANS" shall mean all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) ("ERISA") and any other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, death benefit and other similar fringe or employee benefit plans, programs, policies or arrangements, and any consulting, employment or executive compensation agreements, written or otherwise, currently in effect for the benefit of, or relating to, any employee, former employee or retiree of Company or any trade or business (whether or not incorporated) which is a member or which is under common control with Company (an "ERISA AFFILIATE") within the meaning of

Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE"), all of which Employee Plans shall be identified in the Company Disclosure Schedule.

     (b) (i) Neither Company nor LLC maintains or contributes to any multiemployer plan, as defined in Section 401(a)(3) of ERISA or pension plan subject to Title IV of ERISA; (ii) all Employee Plans which Company or LLC sponsors are in compliance in all material respects with the requirements prescribed by any and all relevant laws (including ERISA and the Code) and regulations, and Company and LLC have performed all material obligations required to be performed by them under any of the Employee Plans; and (iii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code does so qualify.

     3.11 TAXES. Company has filed (or caused to be filed) all material federal, state and local tax returns, reports and information statements required to be filed, which returns, reports and statements are true, correct and complete in all material respects, and paid all taxes required to be paid as shown on such returns, reports and statements. No deficiencies or adjustments for any tax have been claimed, proposed or assessed, or to the best of Company's knowledge, threatened. The Company Disclosure Schedule accurately sets forth the last year for which Company's federal and state income tax returns, respectively, have been audited and any years which are the subject of a pending audit by the Internal Revenue Service and the applicable state agencies. Except as so disclosed, Company is not subject to any pending or, to the best of Company's knowledge, threatened, tax audit or examination. The Company Financial Statements contain adequate accruals for all known unpaid taxes. For the purposes of this Agreement, the terms "TAX" and "TAXES" shall include all federal, state and local taxes, assessments, duties, tariffs, registration fees, and other governmental charges including without limitation all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties. Company has provided UTR or its designated representative true and correct copies of all requested tax returns, information, statements, reports, work papers and other tax data reasonably requested by UTR.

     3.12 BROKERS AND FINDERS. Other than Gudgell Properties, neither Company or LLC nor any of their respective directors, officers, members or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

     3.13    ENVIRONMENTAL MATTERS.  To the best knowledge of Company and LLC:

               (a) There has not been a discharge or release on any real property owned or leased by Company ("REAL PROPERTY") of any Hazardous Material (as defined below) in violation of any federal, state or local statute, regulation, rule or order applicable to health, safety and the environment, including without limitation, contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials;

               (b) Company has not received from any Governmental Entity or third party any request for information, notice of claim, demand letter or other notification, notice or information that Company is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property;

               (c) There have been no environmental investigations, studies, audits, tests, reviews or other analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos at any of the Real Property sites;

               (d) There are no underground storage tanks on, in or under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property which are or have been in the ownership of Company.

     "HAZARDOUS MATERIAL" means any substance (i) that is a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, rule or order, or (ii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, or otherwise hazardous and is regulated by any Governmental Entity, or (iii) the presence of which on any of the Real Property causes or threatens to cause a nuisance on any of the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Real Property, or (iv) the presence of which on adjacent properties could constitute a trespass by Company or the then current owner(s) of any of the Real Property.

     3.14 NO REPRESENTATION OR WARRANTIES RELATING TO THE ISLAND. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT THE ISLAND IS BEING SOLD "AS IS" AND NO EXPRESS OR IMPLIED REPRESENTATION IS MADE OR INTENDED. As to the Island, Company represents and warrants as follows:

          (a) PARTIES IN POSSESSION. To the best of Company's knowledge, there are no parties or trespassers in possession or which have a right to possession of all or any portion of the Island, and there are no leases or licenses affecting the Properties.

          (b) CONDEMNATION OR ASSESSMENT. Company has received no notice of any pending condemnation or similar proceeding or assessment affecting the Island, or any part thereof.

          (c) OPTION TO ACQUIRE PREMISES. No person or entity has any right of first refusal or option to acquire any interest in the Island or any part thereof, and Company has not sold or contracted to sell the Island or any portion thereof or interest therein other than to UTR as set forth herein.

          (d) MECHANICS' LIENS. No labor, material or services have been furnished in, on or about the Island or any part thereof as a result of which any enforceable mechanics', laborer's or materialmen's liens or claims might arise.


                                      ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF UTR AND JANNARD

     Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which is delivered by UTR and Jannard to Company and LLC prior to the execution of this Agreement (the "UTR DISCLOSURE SCHEDULE"), UTR and Jannard, jointly and severally, represent and warrant to Company and LLC as follows:

     4.1 ORGANIZATION, STANDING, AND POWER. UTR is a corporation duly organized, validly existing and in good standing under the laws of Alaska, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of UTR.

     4.2 AUTHORITY. UTR has all requisite corporate power and authority to enter into this Agreement and subject to UTR Required Statutory Approvals (as defined below), to consummate the transactions contemplated hereby. The execution and delivery by UTR and Jannard of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UTR, including the unanimous approval of its Board of Directors and Jannard as the sole shareholder of UTR. This Agreement has been duly executed and delivered by UTR and Jannard and constitutes a valid and binding obligation of UTR and Jannard enforceable in accordance with its terms. Subject to satisfaction of the conditions set forth in Article VIII, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any Violation of: (i) any provision of the Articles of Incorporation or Bylaws of UTR or (ii) any loan or credit agreement note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UTR or Jannard or their properties or assets, other than, in the case of (ii), any such Violation, which individually or in the aggregate would not have a material adverse effect on the Business Condition of UTR or the ability of UTR or Jannard to consummate the transactions contemplated by this Agreement. No Consent is required by or with respect to UTR or Jannard in connection with the execution and delivery of this Agreement by UTR or Jannard or the consummation by UTR or Jannard of the transactions contemplated hereby, except for: UTR (i) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act and compliance with various state "takeover" or "blue sky" laws, which shall be completed by Company with certain information to be supplied by UTR and Jannard, and (ii) the filing of the Merger Documents with the Commissioner of Commerce and Economic Development of Alaska (the filings and approvals referred to in clauses (i) and (ii) are collectively referred to as the "UTR REQUIRED STATUTORY APPROVALS" and together with the Company Required Statutory Approvals, the "REQUIRED STATUTORY APPROVALS") and except for such other Consents which if not obtained or made would not have a material adverse effect on the Business Condition of UTR.

     4.3 INFORMATION SUPPLIED. None of the information supplied or to be supplied by UTR, Jannard or their auditors, attorneys, financial advisors, other consultants or advisors for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of the meeting of shareholders of Company to vote upon this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment or supplement thereto or any earlier communication to shareholders of Company with respect to the transactions contemplated by this Agreement. Notwithstanding the foregoing no representation is made by UTR with respect to information supplied by Company specifically for inclusion therein.

     4.4 NO DEFAULTS. Neither UTR nor Jannard, has received notice that it or he would be with the passage of time, in default or violation of any term, condition or provision of: (i) the Articles of Incorporation or Bylaws of UTR,
(ii) any judgment, decree or order applicable to UTR or Jannard, or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which UTR or Jannard is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of UTR.

     4.5 FUNDS AND PERFORMANCE. Jannard shall cause UTR to have, prior to the Closing Date, sufficient funds available to enable it to pay the Net Merger Consideration at the Closing and otherwise discharge UTR's obligations under this Agreement and the other transactions contemplated hereunder.

     4.6 NO PRIOR ACTIVITIES. UTR has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation of this Agreement and the consummation of the transactions contemplated hereby. UTR has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, or is subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby. UTR has not incurred any material liabilities or obligations except in connection with its organization and the transactions contemplated herein.

     4.7 LITIGATION. There is no claim, action, suit or proceeding pending or, to the knowledge of UTR or Jannard, threatened, which would, if adversely determined, have a material adverse effect on Jannard or the Business Condition of UTR, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Jannard or UTR having any such effect. To the knowledge of UTR or Jannard, there is no investigation pending or threatened against UTR, before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other Governmental Entity.

     4.8 NO VIOLATIONS. The business of UTR is not being conducted in violation of, or in a manner which could cause liability under any applicable law, rule or regulation, judgment, decree or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a material adverse effect on the Business Condition of UTR.

     4.9 BROKERS AND FINDERS. Other than Gudgell Properties, neither UTR, nor any of its directors, officers, shareholders or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                      ARTICLE V

                                 COVENANTS OF COMPANY

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company and LLC agree (except as expressly contemplated by this Agreement, the Company Disclosure Schedule or with UTR's prior written consent) that:

     5.1    CONDUCT OF COMPANY AND LLC BUSINESS.

          5.1.1 ORDINARY COURSE. Company and LLC shall carry on their respective businesses as they relate to the Island in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Company shall promptly notify UTR of any event or occurrence or emergency not in the ordinary course of business, of Company that is material and adverse to the Island.

          5.1.2 ISSUANCE OF SECURITIES. Company shall not issue, deliver, or sell, or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into its capital stock or Company Voting Debt, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating it to issue any such shares, Voting Debt or other convertible securities (other than the issuance of Company Common Shares pursuant to options outstanding as of the date hereof).

          5.1.3 GOVERNING DOCUMENTS. Company shall not amend its Articles of Incorporation or Bylaws.

          5.1.4 INDEBTEDNESS. Company shall not incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except in the ordinary course of business consistent with prior practice or as set forth in the Company Disclosure Schedule.

          5.1.5 AGREEMENT. Company shall not agree to take any of the actions prohibited by this Section 5.1.

     5.2 BREACH OF REPRESENTATION AND WARRANTIES. Company and LLC will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article III or which would cause any of such representations and warranties to be inaccurate in any material respect.

     5.3 CONSENTS. Company will promptly apply for or otherwise seek, and use its reasonable efforts to obtain, all consents and approvals, and make all filings, required with respect to Company for the consummation of the Merger, except such consents and approvals as UTR and Company agree Company shall not seek to obtain.

     5.4 BEST EFFORTS. Except as to matters as to which Company agrees in this Agreement to use reasonable efforts, Company will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

     5.5 SHAREHOLDER MEETING. The Company shall cause a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement, the Plan of Distribution, and the Merger. The Directors of the Company shall, subject to their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement, the Plan of Distribution, and the Merger by the Company's shareholders. In connection with such Meeting, the Company will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC, and will thereafter mail to its shareholders as promptly as practicable the

Company Proxy Statement and all other proxy materials for such meeting and will otherwise comply with all legal requirements applicable to such meeting.

     5.6 NOTICES OF CERTAIN EVENTS. The Company shall promptly notify UTR of:

          (a) any notice or other communication from any Person (as defined in Section 7.9) alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to Company's knowledge threatened against, relating to or involving or otherwise affecting the Company or LLC which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.7 or which relate to the consummation of the transactions contemplated by this Agreement; and

          (d) any event, occurrence or condition which is reasonably likely to substantially impede the ability of the Company to perform its obligations pursuant to this Agreement.

                                      ARTICLE VI

                                   COVENANTS OF UTR

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, UTR agrees (except as expressly contemplated by this Agreement or with the Company's prior written consent) that:

     6.1 CONDUCT OF BUSINESS. UTR shall promptly notify Company of any event or occurrence or emergency not in the ordinary course of business of UTR and that is material and adverse to the Business Condition of UTR.

     6.2 BREACH OF REPRESENTATIONS AND WARRANTIES. UTR will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article IV or which would cause any of such representations and warranties to be inaccurate in any material respect.

     6.3 CONSENTS. UTR will promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make all filings, required for the consummation of the Merger.

     6.4 BEST EFFORTS. UTR will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

     6.5    NOTICES OF CERTAIN EVENTS.  UTR shall promptly notify Company of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to UTR's knowledge threatened against, relating to or involving or otherwise affecting UTR which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.7 or which relate to the consummation of the transactions contemplated by this Agreement; and

          (d) any event, occurrence or condition which is reasonably likely to substantially impede the ability of UTR to perform its obligations pursuant to this Agreement.

                                     ARTICLE VII

                                ADDITIONAL AGREEMENTS

     In addition to the foregoing, UTR and Company each agree to take the following actions after the execution of this Agreement.

     7.1 ACCESS TO INFORMATION AND THE ISLAND. Company and UTR shall, subject to applicable law, each afford the other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to: (i) all of the properties, books, contracts, commitments and records, excluding, however, those properties, books, contracts and records relating to the properties to be distributed in the Plan of Distribution, and (ii) all other information concerning the business, properties and personnel of Company and UTR, as the other party may reasonably request. Company and UTR agree to provide to the other and their respective accountants, counsel and representatives copies of internal financial statements promptly upon the request therefore. Company and UTR agree that the confidentiality letter, dated October 30, 1996 (the "CONFIDENTIALITY AGREEMENT"), between Company and UTR shall continue in full force and effect and shall be applicable to all Confidential Information (as defined in the Confidentiality

Agreement) received pursuant to this Agreement. To the extent it is reasonably necessary for a party to this Agreement to have access to information consistent with this Section after the Effective Time, the other party shall cooperate in providing such information at such mutually convenient time and place. At Closing, Company shall deliver a complete copy of Company's minute book to Jannard certified by the Company Secretary. In addition, Company shall give Jannard access to the Island on reasonable notice. Jannard will indemnify Company for his negligence or wrongful acts which damage the Island during the period prior to the Closing.

     7.2 LEGAL CONDITIONS TO THE MERGER. Each of UTR, Company and LLC will use their respective best efforts necessary to comply promptly with all legal requirements which may be imposed on any of them with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon the other. Each of UTR, Company and LLC will use their respective best efforts to obtain (and to cooperate with the other parties in obtaining) any consent, approval, order or authorization of, or any exemption by, any Governmental Entity required to be obtained or made by UTR, Company, or LLC in connection with the Merger or the taking of any action contemplated by this Agreement.

     7.3 OPEN SPACE DESIGNATION. Company, UTR and LLC shall cooperate in the retention of the Island's "open space" tax designation. LLC shall be responsible for any prior year's tax assessments if the "open space" tax designation is by reason of this transaction or as a result of acts or omissions by Company prior to Closing. UTR assumes the risk of the loss of such designation as a result of any acts or omissions by UTR or Company after Closing. Company and UTR agree to execute and file a Real Estate Excise Tax Affidavit and to elect to give notice of continuance as provided in Chapter
84.34 of the Revised Code of Washington on the Real Estate Excise Tax Affidavit filed in connection with the Merger.

     7.4 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid as follows:

          7.4.1 Company (or LLC to the extent such expenses are not paid on or prior to closing) shall be responsible for the following costs and expenses:
(i) any costs and/or taxes on the formation of LLC and transfer of the assets of Company, other than the Island, to LLC; (ii) the one percent (1%) Land Bank Tax on the Additional Properties; (iii) any real estate excise tax due, if any, attributable to the Island as a result of the Merger; (iv) one half of all escrow costs; (v) the title insurance premium for the Island; (vi) recording fees, if any, associated with the Merger; and (vii) real estate commissions and related expenses attributable to the Island not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

          7.4.2 UTR shall be responsible for the following costs and expenses: (i) the one percent (1%) Land Bank Tax, if any, attributable to the Island as a result of the Merger; (ii) permits, and inspection expenses related to the acquisition of the Island in the Merger; (iii) one half of all escrow costs; (iv) the title insurance premium on the Additional Properties; (v) any real estate excise tax due associated with the transfer of the Additional Properties; (vi) recording fees associated with transfer of the Additional Properties to be acquired as part of the purchase price; and
(vii) any real estate commissions or related expenses attributable to the Additional Properties and all real estate commissions or related commission attributable to the Island in excess of the $250,000 payable by Company pursuant to Section 7.4.1.

          7.4.3 Real property taxes and homeowners association dues if any shall be prorated as of the Closing. Each party shall bear fees and disbursements of its own legal, accounting, other representatives and out of pocket expenses and any other expenses which as a matter of law are payable by such party. If the Merger is not consummated through no fault of Company, expenses incurred in connection with printing and mailing of the Proxy Statement and any other documents distributed or to be distributed to shareholders of Company and the filing fee with respect to the Proxy Statement shall be borne equally by UTR and Company.

     7.5 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time, if any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest UTR with full title to all properties, assets, rights, approvals, immunities and franchises of Company, the proper officers and directors of each corporation and limited liability company which is a party to this Agreement shall take all such necessary action.

     7.6 PUBLIC ANNOUNCEMENTS. Subject to the provisions of the Confidentiality Agreement, UTR, Company, and LLC shall cooperate with each other in releasing information concerning this Agreement, the Other Offer provisions of Section 7.9 below, and the transactions contemplated herein. Where practicable each of the parties shall furnish to the other drafts of all releases prior to publication. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency or from issuing any release when it believes it is legally required to do so. The parties agree to use their good faith efforts to issue a press release (the "PRESS RELEASE") within two (2) business days from the execution of this Agreement.

     7.7 JANNARD PROPERTY DISPOSITION. Prior to the Proxy Mailing Date Jannard and Company shall enter into a Real Estate Purchase and Sale Agreement (the "REAL ESTATE PURCHASE AND SALE AGREEMENT") substantially in the form attached as
Exhibit 7.7 relating to the sale by Jannard of one of the groups of the Additional Properties, a description of which are set forth in Schedule A to
Exhibit 7.7. Prior to the Closing, Jannard shall have made such repairs to the Additional Properties as reasonably requested by Company or LLC or shall have made substantial progress in completing such repairs to the reasonable satisfaction of LLC. If the repairs have not been completed the parties shall either negotiate an adjustment to the Merger Consideration which shall be adjusted pursuant to Section 2.1.4 or make arrangements for completion of the work after the Closing and establish a reasonable reserve to cover the cost of such work. Jannard's liability for such repairs and/or unfinished repairs shall not exceed

$100,000, and shall be accounted for as a debit to the Merger Consideration on the Closing Schedule.

     7.8 PLAN OF DISTRIBUTION. Prior to the Closing, the Board of Directors of Company shall declare a distribution of interests in LLC to the holders of Company Common Shares (the "SPIN-OFF DISTRIBUTION"), and pursuant to a certain Agreement and Plan of Distribution (the "PLAN OF DISTRIBUTION"). Subject to the approval by the shareholders of Company, the Spin-Off Distribution shall be payable, contingent on the satisfaction or waiver of the conditions hereto and in the Plan of Distribution, immediately prior to the Effective Time and be payable to holders of record of Company Common Stock at the close of business on the date as announced in the Proxy Statement (the "RECORD DATE"). The terms of the Spin-Off Distribution shall be set forth in the Plan of Distribution, substantially as set forth in the attached Exhibit 7.8.

     7.9   OTHER OFFERS.

          (a) Company may furnish information and access in each case in response to bona fide unsolicited requests therefor, but only to the extent required by the fiduciary duties of the Board of Directors of Company, to any corporation, partnership, person or other entity or group (individually, a "PERSON") pursuant to an appropriate confidentiality agreement, and may participate in discussions and negotiate with such Person in connection with any Acquisition Proposal (as hereinafter defined), if the Board of Directors of Company determines in its good faith judgment that such action is appropriate in furtherance of the best interests of shareholders. In addition, the Company shall direct its officers and other appropriate personnel to cooperate with any such Person. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger, exchange, or other business combination involving the Company or the acquisition of all or substantially all of the assets of Company, other than the transactions contemplated by this Agreement


          (b) During the period ending thirty (30) days after the issuance of the Press Release described in Section 7.6, Company may accept an "Offer" from a Person only if it is accompanied by an initial earnest money deposit of at least Ten Million Dollars ($10,000,000.00) in immediately available funds which shall be deposited into an escrow account within three (3) days of conditional acceptance of the Offer; (ii) the acceptance of the Offer is conditioned upon UTR not exercising its right under Section 7.9 to make a Matching Offer, as defined below; and (iii) Company providing written notice (the "Notice") to UTR of the Offer and Company's conditional acceptance of the same. The Notice shall include a copy of the Offer and confirmation by the escrow agent of receipt of the earnest money deposit. At the conclusion of the thirty (30) day period described above, Company shall not entertain any other Offers.

          (c) Upon actual receipt of a Notice that fulfills all the requirements under Section 7.9(b), UTR shall have seven (7) days to elect to match the terms and conditions of the

Offer. If UTR elects to match the terms and conditions of the Offer, UTR shall provide written notice of said election (the "MATCHING OFFER") to Company within said seven (7) day period. Within three (3) days of UTR providing notice that he intends to match the terms and conditions of the Offer, UTR shall deposit the sum of Ten Million Dollars ($10,000,000.00) into the escrow account established for this transaction. Upon receipt of the $10,000,000 from UTR in confirmation of the Matching Offer, Company shall notify the offering Person that it has received a Matching Offer from UTR, and that the Person's Offer has been rejected. Thereafter, Company shall not entertain any Offer from the Person or from a person who is an "affiliate" of the person. For purposes of this Agreement, the term "AFFILIATE" shall have that meaning as defined and interpreted under the 1933 Act.

          (d) In the event UTR elects not to exercise its right to match the Offer under Section 7.9(c), the Company shall upon Closing of the transaction contemplated by the Offer pay to Purchaser a "break-up fee" of $222,000.00. If the transaction set forth in the Offer does not close within One Hundred Eighty
(180) days after the expiration of the seven (7) day match period under Section 7.9(e), Purchaser shall have the right, but not the obligation, to reinstate this Agreement

          (e) In the event the offer is all cash, Company shall have the right to require that a Matching Offer shall be all cash. In the event the Matching Offer and/or the Offer contains cash and properties, the Board of Directors of Company, in good faith, shall consider the merits of the Matching Offer vis-a-vis the Offer, and notify UTR of its acceptance or rejection of the Matching Offer, unless, of course, the Matching Offer is an all cash offer. Such notification by Company's Board of Directors shall be delivered to UTR within seven (7) days of the receipt of the Matching Offer. Any valuations or appraisals of the properties which are a part of the Matching Offer shall be conducted by the Board of Directors of Company in good faith.

          (f) Any and all disputes arising out of this Section 7.9, including the valuations placed on the properties contained in the Matching Offer, shall be resolved by Arbitration as provided in Section 11.9.

     7.10 COMPANY 1997 TAX RETURN. LLC and Company shall cooperate in the preparation of Company's 1997 tax return (the "1997 TAX RETURN"). The parties agree to provide the other with reasonable access to its records to facilitate the preparation of the 1997 Tax Return. At the Effective Time, an estimate shall be made by Company's accounting firm, BDO Seidman, LLP, of the amount of taxes that will be due from the Company as a result of the consummation of the transactions surrounding this Agreement. Pursuant to Section 2.1.4, that amount shall be withheld from the Net Merger Consideration. Any amounts not payable immediately shall be deposited into a mutually agreeable escrow account earmarked for the payment of any taxes due on the Company's 1997 Tax Return. Thereafter, at the end of Company's 1997 tax year, the affairs of Company shall be audited by an accountant reasonably acceptable to LLC and Company. Company and LLC shall each have the right to designate another accounting or law firm to review and reasonably approve both the results of said audit and the estimate of the taxes that will be withheld and escrowed as a result of this transaction, and the basis thereof. Any dispute shall be resolved by arbitration pursuant to Section 11.9. In connection therewith, LLC shall provide Company with Company's tax return for 1996. All costs incurred in the preparation of the 1997 Tax Return, including, without limitation, attorney, accountant, and other professional fees, shall be borne by the parties on a pro-rata basis depending on the amounts payable to any taxing authority. All costs surrounding any governmental audit arising out of this transaction, including, without limitation, attorney, accountant, and other professional fees, shall be borne by LLC although any tax found to be due shall be paid by the entity that assumed such liability hereunder. Any amounts not paid out of the escrow account established by this Section 7.10 shall be retained by LLC.

     7.11 FORM 15. Immediately after the Closing, Company shall file a Form 15 under the Exchange Act. LLC and its attorneys agree to participate in the preparation, review and filing of the Form 15.

                                     ARTICLE VIII

                                 CONDITIONS PRECEDENT

     8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

          8.1.1 SHAREHOLDER APPROVAL. This Agreement, the Plan of Distribution, and the transactions contemplated hereby shall have been approved and adopted by the vote of holders of sixty six and two-thirds percent (66 2/3%) of Company Common Shares.

          8.1.2 GOVERNMENTAL APPROVALS. Other than the filing of the Merger Documents with the Commissioner of Commerce and Economic Development of Alaska, all Consents legally required for the consummation of the Merger, the Plan of Distribution, and the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure to obtain would have no material adverse effect on the consummation of the Merger or on the Business Condition of UTR or the Company.

          8.1.3 JANNARD PROPERTY DISPOSITION The Real Estate Purchase and Sale Agreement shall be closed. All fees and taxes shall have been provided for, and title to the Additional Properties shall have passed to LLC.

          8.1.4 SPIN-OFF DISTRIBUTION. The Spin-Off Distribution shall have been completed in accordance with the terms of the Plan of Distribution.

          8.1.5 NO RESTRAINTS. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger and shall be in effect.

     8.2 CONDITIONS OF OBLIGATION OF UTR. The obligation of UTR to effect the Merger is subject to the satisfaction of the following conditions unless waived by UTR:
          8.2.1 REPRESENTATIONS AND WARRANTIES OF COMPANY AND LLC. The representations and warranties of the Company and LLC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and UTR shall have received a certificate signed on behalf of the Company and LLC by an officer of Company to such effect.
          8.2.2 PERFORMANCE OF OBLIGATIONS OF COMPANY AND LLC. Company and LLC shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date, and UTR shall have received a certificate signed on behalf of Company and LLC by an officer of Company to such effect.
          8.2.3 REPAIR OF SUBMARINE CABLE. The Company shall pay One Hundred Thousand Dollars ($100,000) towards the repair or replacement of the broken Orcas Power and Light Company submarine cable which previously serviced the Island. Said payment shall be in the form of a credit against the Net Merger Consideration at Closing.

          8.2.4 ISLAND TITLE INSURANCE. Company shall have caused a title company to agree to issue a title insurance policy relating to the Island, substantially in the form of the preliminary commitment and the agreed modifications both of which are set forth in Exhibit 8.2.4. which is incorporated herein. The preliminary commitment shall reflect all encumbrances or liens on the Island and specifically that there are no liens, interests, claims, or similar encumbrances of any nature that would make title to the Island unmarketable.

     8.3 CONDITIONS OF OBLIGATION OF COMPANY AND LLC. The obligation of Company and LLC to effect the Merger is subject to the satisfaction of the following conditions unless waived by Company and LLC:

          8.3.1 REPRESENTATIONS AND WARRANTIES OF UTR. The representations and warranties of UTR set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company and LLC shall have received a certificate signed on behalf of UTR by an officer of UTR to such effect.

          8.3.2 PERFORMANCE OF OBLIGATIONS OF UTR. UTR shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date, and the Company and LLC shall have received a certificate signed on behalf of UTR by an officer of UTR to such effect.

          8.3.3 ADDITIONAL PROPERTIES. Jannard shall have made the repairs to the Additional Properties, as described above in Section 7.7 or otherwise complied with Section 7.7.

          8.3.4     APPROVAL BY DISINTERESTED SHAREHOLDERS.   A majority of the
holders of record who pursuant to the Spin-Off Distribution will not receive any units of the LLC shall have approved the Merger and the Spin-Off Distribution.

          8.3.5 DISSENTING SHAREHOLDERS. No more than five percent (5%) of the outstanding Company Common Shares shall have filed written objections to the Merger or the Spin-Off Distribution and otherwise effected any right to dissent and have the rights provided by ACC 10.06.576.

          8.3.6 NO ACTION LETTER. Company shall have received a "no Action letter" from the SEC confirming, to the reasonable satisfaction of Company, that the SEC will not take any action relating to the Spin-Off Distribution.

          8.3.7 LETTER RULING. Company shall have received from the Department of Revenue of the State of Washington a letter ruling, in a form reasonably satisfactory to Company and its attorneys, as to the real estate excise tax, including the Land Bank tax payable with respect to the transactions contemplated by this Agreement.

                                      ARTICLE IX

                                   INDEMNIFICATION

     9.1 INDEMNIFICATION BY LLC. LLC agrees to defend, indemnify, and hold the Surviving Corporation (reference to which shall for the purposes of this Article IX include claims naming Jannard, Company and UTR to the extent covered by this Section) harmless from and against, and to reimburse the Surviving Corporation with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses of every nature whatsoever incurred by the Surviving Corporation by reason of or arising out of or in connection with: (i) a breach of a representation or warranty of Company and/or LLC contained in this Agreement or in any certificate or other document executed and delivered to UTR pursuant to the provisions of this Agreement, (ii) the failure, partial or total, of LLC or Company to perform any agreement or covenant required by this Agreement to be performed by it or them, (iii) any liabilities of the Company which accrue prior to the Effective Time, or (iv) any tax liabilities of Company accruing prior to Closing and for which payment thereof is not otherwise contemplated by this Agreement ("INDEMNIFIABLE AMOUNTS").

          9.1.1 INDEMNIFICATION BY THE SURVIVING CORPORATION. The Surviving Corporation agrees to defend, indemnify, and hold LLC harmless from and against, and to reimburse LLC with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses of every nature whatsoever incurred by LLC and/or its members by reason of or arising out of or in connection with: (i) any breach, or any claim (including claims by parties other than LLC) that if true, would constitute a breach, by UTR of any representation or warranty of UTR contained in this Agreement or in any certificate or other document executed and delivered to Company or LLC pursuant to the provisions of this Agreement, and (ii) the failure, partial or total, of UTR to perform any agreement or covenant required by this Agreement to be performed by it. The procedures and provisions of Sections 9.2, 9.4, 9.5 and
9.6 shall apply equally to any claims for indemnification by the LLC against the Surviving Corporation, provided any reference to the "Surviving Corporation" shall be deemed a reference to "LLC", and any reference to the "LLC" shall be deemed a reference to the "Surviving Corporation," unless the context requires otherwise.

     9.2    INDEMNIFICATION PROCEDURES.

          9.2.1 NOTICE OF LOSS. In the event an Indemnifiable Amount is incurred by the Surviving Corporation or otherwise fixed or determined, the Surviving Corporation shall give LLC, within thirty (30) days, notice of such, in reasonable detail, specifying the amount and the sections of this Agreement upon which the claim for indemnification is based (a "NOTICE OF LOSS"). The failure to give such notice within such period shall not result in relieving LLC from liability unless, and only to the extent that, LLC is actually prejudiced by such failure. Such notice may be given simultaneously with the Notice of Claim, (as defined in Section 9.2.2 below), when appropriate. The amount specified in such Notice of Loss that is an Indemnifiable Amount shall be satisfied by LLC paying such amount to the party claiming the loss within thirty
(30) days of LLC's receipt of the Notice of Loss; provided, however, that if LLC disputes the Notice of Loss, it shall notify the Surviving Corporation of such dispute within such thirty (30) day period, and the parties shall thereafter attempt in good faith to settle the dispute. If, within thirty (30) days after the receipt of any Notice of Loss, the parties shall not have resolved the dispute, then the claim for indemnification shall be submitted to and settled by arbitration as provided below in Section 11.9 of this Agreement. (it being expressly understood and agreed that if such counter notice is duly given, and the parties are unable to settle the dispute, it is the intention of the parties that any such claim shall be resolved by arbitration as provided below in
Section 11.9).

          9.2.2 THIRD PARTY CLAIMS. With respect to any claims or demands by third parties which relate to Indemnifiable Amounts, whenever the Surviving Corporation shall have received a written notice that such a claim or demand has been asserted or threatened, the Surviving Corporation shall notify LLC of such claim or demand and of the facts within the

Surviving Corporation's knowledge that relate thereto within a reasonable time after receiving such written notice (a "NOTICE OF CLAIM"). LLC shall then have the right to contest, negotiate or settle any such claim or demand through counsel of their own selection, solely at their own cost, risk, and expense. If LLC fails to give written notice to the Surviving Corporation of its intention to contest or settle any such claim or demand within thirty (30) days after the Surviving Corporation has notified LLC that any such claim or demand has been made in writing and received by the Surviving Corporation, or if any such notice is given but any such claim or demand is not promptly contested by LLC, the Surviving Corporation shall have the right, if it elects so entirely within its own discretion, to defend any such claim or to satisfy and discharge the same by payment, compromise, or otherwise. Upon resolution of such claim, the Surviving Corporation shall give LLC a Notice of Loss as required by Section 9.2.1 and LLC shall have all rights as provided therein.

     9.3 PROVISION FOR INDEMNIFICATION. Immediately after the Closing, LLC shall provide the Surviving Corporation with a deed of trust securing any such liabilities which may arise under this Article IX (the "DEED OF TRUST"). The Deed of Trust shall encumber the Additional Properties for a period of three (3) years after Closing; provided however, that LLC shall have the right to substitute cash in an escrow reasonably acceptable to the Surviving Corporation for any or all of the Additional Properties provided that the aggregate security in Additional Properties (valued at the final value set forth on the Closing Schedule) and escrowed cash shall be no less than $2,000,000. In addition, LLC shall have the right to substitute other properties for either the Additional Properties that are security hereunder or the escrowed cash, provided that said properties shall have an appraised or assessed value (for state property tax purposes) of One Hundred Percent (100%) of the Additional Properties for which said property is substituted or One hundred twenty Percent (120%) of the escrowed cash for which said property is substituted. Subject to compliance with the foregoing, the Surviving Corporation agrees to cooperate in granting releases of its security interest in the Additional Properties or substituted property to facilitate sales of such properties and to promptly terminate it security interest at the date three (3) years from the Closing (except for an allowance for agreed upon security for claims pending at the time of the three
(3) year anniversary date of Closing).  Any escrow established pursuant to this
Section 9.3 shall be terminated at the end of three (3) years from the Effective Time, and any remaining funds in excess of any pending claims shall be distributed to LLC or its members.

     9.4 EXCLUSIVE REMEDIES. After the Effective Time, the remedies provided in this Article IX constitute the sole and exclusive remedies for recoveries against another party for breaches of the representations, warranties, covenants and agreements in this Agreement and the certificates and agreements executed and delivered by the parties pursuant hereto, but neither the foregoing nor anything else in this Agreement shall limit the right of a party to bring an action based on fraud or to enforce the performance of this Agreement or any agreement executed and delivered pursuant to this Agreement by any remedy available to it in equity.

     9.5    BINDING EFFECT.  The indemnification obligations contained in this
Article IX are an integral part of this Agreement in the absence of which the parties would not have entered into this Agreement.

     9.6 TIME LIMIT. The provisions of this Article IX shall apply only to Indemnifiable Amounts resulting from breaches or claims as to which the Surviving Corporation or the LLC, as applicable, shall have given a Notice of Loss on or prior to the date that is six (6) years from the Effective Time, provided that the obligation of LLC to indemnify the Surviving Corporation for breaches of the representations, warranties and covenants in Sections 3.11 relating to taxes (as defined in Section 3.11) shall continue until thirty (30) days after the expiration of all statutes of limitations applicable to such taxes (the "STATUTORY TAX PERIOD").

                                      ARTICLE X

                                     TERMINATION

     10.1 BASES FOR TERMINATION. Notwithstanding approval by the shareholders of Company and the Board of Directors of UTR and Company, this Agreement, the Plan of Merger and the Articles of Merger may be terminated and the exchange provided for herein and therein abandoned, at any time prior to the Effective Time, without the creation of any liability by reason of such act of termination (other than under Sections 10.3 and 10.5), as follows:

          10.1.1 By mutual consent evidenced in writing by the Boards of Directors of Company and UTR.

          10.1.2    By the Board of Directors of Company:

                    (a) if the Effective Time has not occurred on or before March 15, 1997;

                    (b) if UTR shall have failed, in any material respect, to perform or comply with its obligations under this Agreement within 10 days after notice thereof has been given to UTR; or

                    (c) If Company receives an Offer to effect an Acquisition Proposal and the Board of Directors of Company determines that such Offer is more favorable to, and in the best interests of, the shareholders of Company and UTR elects not to make a Matching Offer.

          10.1.3    By the Board of Directors of UTR:

                    (a) if the Effective Time has not occurred on or before March 15, 1997; or

                    (b) if Company and/or LLC shall have failed, in any material respect, to perform or comply with its obligations under this Agreement within ten (10) days after notice thereof has been given to Company.

     10.2 WRITTEN NOTICE. In order to terminate this Agreement in accordance with Section 10.1 (other than pursuant to Section 10.1.2(a) or 10.1.3(a)), the party so acting shall give written notice thereof to the other parties hereto, specifying the grounds therefor.

     10.3 EFFECT OF TERMINATION. In the event of termination of this Agreement in accordance with Sections 10.1 and 10.2, this Agreement shall become void and have no further force or effect, and there shall be no liability on the part of either Company, LLC, or UTR (or their respective officers, directors, shareholders, agents or representatives), except to the extent set forth in
Section 7.9(d).

     10.4 DAMAGES. In the event this Agreement or the Merger contemplated hereby is terminated in accordance with Section 10.1.2(b) or 10.1.3(b), then UTR, the Company and LLC, as the case may be, shall be entitled to seek and pursue any and all legal and equitable rights and remedies available to either of them as a result of such failure of performance or compliance without limitation by this Article X or otherwise.

                                      ARTICLE XI

                                  GENERAL PROVISIONS

     11.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall not survive the Merger, except for the agreements contained in Article II and in Sections 7.4, 7.5, and 7.6 and the agreements delivered pursuant to this Agreement.

     11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (confirmed in writing other than by an automatic confirmation generated by the sending machine) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Under the Radar, Inc. to:
                    Post Office Box 1707
                    Eastsound, WA  98245
                    Telephone:  (360)-376-3770

with copies to:

                    William E. Weigand
                    401 Second Ave. S. #600
                    Seattle, WA  98104
                    Phone:  206-343-4455
                    Facsimile:  (206)343-2200

               (b)  if to Company or LLC, to:

                    Alaska Northwest Properties Inc.
                    Alaska Northwest Properties LLC
                    19048 37th Avenue South
                    Seattle, Washington 98188
                    Attention:  Michael W. Shimasaki
                    Facsimile: (206) 246-4559

with copies to:

                    Preston Gates & Ellis
                    5000 Columbia Center
                    701 Fifth Avenue
                    Seattle, Washington  98104
                    Attention:  Richard B. Dodd
                    Facsimile No.: (206) 623-7022

     11.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Company or UTR, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.4 EXTENSION, WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein; provided, however, that no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise hereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     11.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The table of contents, index of defined terms, and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each the other parties, it being understood that all parties need not sign the same counterpart.

     11.7 MISCELLANEOUS. This Agreement, the Confidentiality Agreement, and the documents referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder (except as otherwise expressly provided herein and except that Section 7.6 is for the benefit of Company's directors and officers and said Section is intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     11.8 GOVERNING LAW. As to items of this Agreement specifically relating to corporate matters, this Agreement shall be governed by the laws of the State of Alaska. In all other respects, including validity, interpretation and effect, this Agreement shall be governed by the laws of the State of Washington.

     11.9 ARBITRATION. Any dispute between the parties arising out of this Agreement shall be settled by final and binding arbitration by three arbitrators, one selected by Company, a second selected by the UTR, and a third arbitrator selected by the two other arbitrators. The arbitration shall take place in Seattle, Washington and in no other place. The arbitration shall be conducted in accordance with the rules and procedures established by the American Arbitration Association. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' and arbitration fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding, or negotiation to avoid such action or proceeding. In addition, the prevailing party shall be entitled in such action or proceeding to recover from the other party reasonable interest on any amounts awarded by the arbitral tribunal from the first day any such amounts become payable to the prevailing party under this Agreement.


                {the remainder of this page intentionally left blank}

                 SIGNATURE PAGE--AGREEMENT AND PLAN OF REORGANIZATION


     IN WITNESS WHEREOF, UTR, Jannard, Company and LLC have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                        UNDER THE RADAR, INC.


                                        By \s\ James H. Jannard
                                           --------------------

                                        Its President


                                        \s\ James H. Jannard
                                        --------------------
                                             James H. Jannard

                                        \s\  Bobbie Jannard
                                        --------------------
                                              Bobbie Jannard


                                        ALASKA NORTHWEST PROPERTIES INC.


                                        By  \s\ Michael W. Shimasaki
                                           -------------------------

                                        Its President


                                        ANP LLC


                                        By  \s\ Michael W. Shimasaki
                                           -------------------------

                                        Its General Manager
                                        (Dated as of November 22, 1996)

                                   EXHIBIT 1.1 (A)

                                       FORM OF

                                  ARTICLES OF MERGER

                                          OF

                          ALASKA NORTHWEST PROPERTIES, INC.

     Pursuant to Section 10.06.550 of the Alaska Corporations Code ("ACC"), Alaska Northwest Properties, Inc., an Alaska corporation (the "SURVIVING CORPORATION"), submits these Articles of Merger for filing:

          1. The Plan of Merger is attached hereto and made a part as though fully set forth herein.

          2. The approval of the shareholders of Under the Radar, Inc., an Alaska corporation, was obtained pursuant to Section 10.06.550 of the ACC with ____ shares, representing all of the issued and outstanding shares and no shares voting against. The approval of the shareholders of Surviving Corporation was obtained pursuant to the provisions of Section 10.06.544 and 10.06.546 of the ACC with ______ shares voting for and _____ shares voting against. As of _____, the record date, there were _____ shares outstanding of which ______ shares were held as treasury shares of the Surviving Corporation.

     Dated:  February _____, 1997.

                                        ALASKA NORTHWEST PROPERTIES, INC.
                                        an Alaska corporation


                                        By
                                           -------------------------------
                                        Its
                                            ------------------------------

                                   EXHIBIT 1.1 (B)

                                       FORM OF

                                    PLAN OF MERGER

     PLAN OF MERGER (the "AGREEMENT") dated February __, 1997, between Under the Radar, Inc., an Alaska corporation ("UTR"), and Alaska Northwest Properties Inc., an Alaska corporation ("ALASKA NORTHWEST").

     WHEREAS, Alaska Northwest, UTR, James and Bobbie Jannard ("JANNARD"), and Alaska Northwest Properties LLC ("LLC") have entered into an Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT") which provides for this Agreement; and

     WHEREAS, the Boards of Directors and shareholders of Alaska Northwest and UTR have approved the merger of UTR with and into Alaska Northwest and the consummation of the transactions contemplated hereby and by the Reorganization Agreement, upon the terms and subject to the conditions set forth herein and in the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                      ARTICLE I

                                      THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and the Reorganization Agreement, at the Effective Time (as hereinafter defined), in accordance with the Alaska Corporations Code, as amended (the "ACC"), UTR shall be merged with and into Alaska Northwest and the separate existence of UTR shall thereupon cease (the "MERGER"). Alaska Northwest, shall be the surviving corporation in the Merger (hereinafter referred to as the "SURVIVING CORPORATION" or "ALASKA NORTHWEST").

     SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective pursuant to Section 10.06.560 of the ACC upon the issuance of a certificate of merger by the Commissioner of Commerce and Economic Development of Alaska (the "EFFECTIVE TIME").

     SECTION 1.3 EFFECTS OF MERGER. The Merger shall have the effects set forth in Section 10.06.560 of the ACC and all other applicable laws.

                                      ARTICLE II

                              THE SURVIVING CORPORATION

     SECTION 2.1 ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of UTR, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until duly amended.

     SECTION 2.2 BYLAWS. At the Effective Time, the Bylaws of UTR, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended.

     SECTION 2.3 DIRECTORS AND OFFICERS. At and after the Effective Time, the directors and officers of UTR immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                                     ARTICLE III

                  CONVERSION AND EXCHANGE OF ALASKA NORTHWEST SHARES

     SECTION 3.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital shares of Alaska Northwest or UTR, each of the issued and outstanding Company Common Shares, as they are defined in the Reorganization Agreement, (but excluding Alaska Northwest Dissenting Shares as defined in Section 3.4) (the "ALASKA NORTHWEST SHARES") converted into an obligation of the Surviving Corporation to pay $___ in cash per Alaska Northwest Share (the "PER SHARE OBLIGATION").

     SECTION 3.2    EXCHANGE OF ALASKA NORTHWEST CERTIFICATES.

     (a) From and after the Effective Time, each holder of a certificate or certificates representing Alaska Northwest Shares, upon surrender of such certificates to LLC (the "EXCHANGE AGENT" OR "LLC""), or upon the provision of an appropriate affidavit of lost certificate and an indemnity bond, and such other documentation as the Exchange Agent may reasonably request, shall be entitled to receive in exchange cash in the amount of the Per Share Obligation. From and after the Effective Time, Company shall be entitled to treat each certificate formerly representing Alaska Northwest Shares (each a "ALASKA NORTHWEST CERTIFICATE"), which has not yet been surrendered for exchange, as evidencing the right to receive from the Exchange Agent the Per Share Obligation. No interest shall be payable by Company or the Exchange Agent on the Per Share Obligation. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Alaska Northwest Shares for the Per Share Obligation delivered to a public official pursuant to applicable abandoned property, escheat or similar law. If the Per Share Obligation is to be issued in a name other than that in which the Alaska Northwest Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the payment of the Per Share Obligation in a name other than that of the registered holder of the Alaska Northwest Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     (b) As soon as practicable after the Effective Time, Jannard, or UTR shall make available to the Exchange Agent the Net Merger Consideration, as defined in the Reorganization Agreement, required to effect the exchange referred to in
Section 3.2(a) hereof.

     SECTION 3.4 ALASKA NORTHWEST DISSENTER RIGHTS. Any holder of Alaska Northwest Shares that are outstanding on the record date for the determination of the Alaska Northwest shareholders entitled to vote for or against the Merger who did not vote such shares in favor of the merger, or sign and deliver a written consent thereto with respect to such shares (the Alaska Northwest Shares then outstanding that are not thus voted or as to which such consents are not signed and delivered are referred to as ("DISSENTING SHARES"), will be entitled to exercise dissenters' rights pursuant to Sections 10.06.574-10.06.582 of the ACC (the "ALASKA DISSENTERS' RIGHTS STATUTE") with respect to such Eligible Dissenting Shares, provided that such holder meets all the requirements of Alaska Dissenters' Rights Statute with respect to such shares.

     SECTION 3.5 CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of Alaska Northwest shall be closed and no transfer of Shares shall thereafter be made except in accordance with this
Article III.

                                      ARTICLE IV

                            ALASKA NORTHWEST STOCK OPTIONS

     SECTION 4.1 CONVERSION OF STOCK OPTIONS. At the Effective Time, all rights with respect to Alaska Northwest Shares pursuant to stock options granted by Alaska Northwest ("ALASKA NORTHWEST STOCK OPTIONS") which are outstanding and exercisable at the time of a "SPIN-OFF DISTRIBUTION" (to be effected by Alaska Northwest immediately prior to Closing) (whether or not then presently exercisable) shall be entitled to receive, and shall receive, in settlement and cancellation thereof, LLC interests and/or cash in lieu of fractional interest and the Per Share Obligation in the same manner as shareholders of the Company, provided that there shall be deducted from the net cash proceed payable to an option holder an amount of cash equal to the product of: (i) the excess, if any, of the Per Share Obligation over the exercise price of each such Option and
(ii) the number of Alaska Northwest Shares covered by such Alaska Northwest Stock Option.

                                      ARTICLE V

                                    MISCELLANEOUS

     SECTION 5.1 TERMINATION. Prior to the Effective Time, this Agreement shall terminate in the event of and upon the termination of the Reorganization Agreement.

     SECTION 5.2 AMENDMENT. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of Alaska Northwest, provided that after any such approval, no amendment shall be made which (a) in any way materially adversely affects the rights of holders of Alaska Northwest Shares or (b) changes any of the principal terms of this Agreement or the Reorganization Agreement, in each case, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 5.3 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or
(b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

               (a)  if to Under the Radar, Inc. to:
                    Post Office Box 1707
                    Eastsound, WA  98245
                    Telephone:  (360)-376-3770
with copies to:

                    William E. Weigand
                    401 Second Ave. S. #600
                    Seattle, WA  98104
                    Phone:  206-343-4455
                    Facsimile:  (206)343-2200

               (b)  if to Company, to:

                    Alaska Northwest Properties, Inc.
                    19048 37th Avenue South
                    Seattle, Washington 98188
                    Attention:  Michael W. Shimasaki
                    Facsimile: (206) 246-4559

with copies to:

                    Preston Gates & Ellis
                    5000 Columbia Center
                    701 Fifth Avenue
                    Seattle, Washington  98104
                    Attention:  Richard B. Dodd
                    Facsimile No.: (206) 623-7022

     SECTION 5.4 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 5.5 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein): (i) together with the Reorganization Agreement, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Alaska, with respect to matters of corporate law, and by the laws of the State of Washington as to all other matters (without giving effect to the provisions thereof relating to conflicts of law). In the event of discrepancies between this Agreement and the Reorganization Agreement, the terms set forth on the Reorganization Agreement shall control.

     SECTION 5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 5.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 5.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                    SIGNATURE PAGE -- AGREEMENT AND PLAN OF MERGER


     IN WITNESS WHEREOF, Alaska Northwest and UTR have each caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   ALASKA NORTHWEST PROPERTIES INC.


                                   By
                                     --------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------


                                   UNDER THE RADAR, INC.


                                   By
                                     --------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                                      EXHIBIT B

                          AGREEMENT AND PLAN OF DISTRIBUTION

     This AGREEMENT AND PLAN OF DISTRIBUTION, is made and entered into as of December 11, 1996 (this "AGREEMENT") between Alaska Northwest Properties Inc. ("COMPANY") and ANP, LLC ("LLC").

                                       RECITALS


     A. WHEREAS, Company, LLC, Under the Radar, Inc. ("UTR") and James H. and Bobbie Jannard ("JANNARD") have entered into a certain Agreement and Plan of Reorganization, dated as of November 18, 1996 (the "REORGANIZATION AGREEMENT"), whereby at the Effective Time, as defined in the Reorganization Agreement, UTR will be merged with and into Company (the "MERGER").

     B. WHEREAS, Company is a member of LLC, and intends to distribute to LLC, prior to the Effective Time, certain of its assets and liabilities as provided in this Agreement, in exchange for additional interests in the LLC (the "LLC INTERESTS").

     C. WHEREAS, prior to the Effective Time, the Board of Directors of Company intends to declare a dividend of its LLC Interests, as provided for in this Agreement.

     D. WHEREAS, Company and LLC desire to provide for certain on-going relationships between them concerning liabilities, both known and unknown, and other matters.

     Capitalized terms not defined herein shall have that meaning as defined in the Reorganization Agreement.

     NOW THEREFORE, INTENDING TO BE LEGALLY BOUND, the parties agree as follows:

                                      AGREEMENT

                                      ARTICLE I
                                   THE DISTRIBUTION

     1.1 DISTRIBUTION OF PROPERTY. On the Closing Date of the Reorganization Agreement, immediately prior to the Closing of the Reorganization Agreement, Company shall distribute all of Company's the assets and liabilities, specifically including the "ADDITIONAL PROPERTIES" acquired by Company from Jannard pursuant to a certain "REAL ESTATE PURCHASE AND SALE AGREEMENT" and the liabilities and obligations assumed by and agreed to by LLC pursuant to the reorganization Agreement, but excluding assets and liabilities relating to the Island (the "DISTRIBUTED ASSETS"), to LLC (the "DISTRIBUTION"). In exchange for such distribution, Company shall receive from LLC all of the interests of LLC (the "LLC INTERESTS").

     1.2 TRANSFER DOCUMENTS. In connection with the Distribution and prior to the Closing, Company and LLC shall execute and file, as required, all documents statutorily required to vest title in LLC in the properties described on Exhibit
1.2 (the "PROPERTIES"). In addition, the parties shall cooperate to make all other filings and give notice to and obtain consents from all third parties that may reasonably be required to consummate the transactions contemplated by this Agreement. In addition, LLC shall execute an assignment or sublease of Company's principal executive offices, located at 19048 37th Avenue South, Seattle, Washington 98188 (the "PRINCIPAL EXECUTIVE OFFICES"). After the Effective Time, such Principal Executive Offices shall be the Principal Executive Offices of LLC.

     1.3 TAX FREE CONTRIBUTION OF CAPITAL. The Distribution is intended to qualify as a tax-free contribution in exchange for a membership interest as provided in Section 721 of the Internal Revenue Code of 1986, as amended (the "CODE").


                                      ARTICLE II
                                     THE DIVIDEND

     2.1 DIVIDEND RECORD DATE. The Board of Directors of Company, consistent with the terms of this Agreement and the Reorganization Agreement, shall establish the date which shall be a date certain prior to the Closing on which a record of Company's shareholders shall be taken so as to determine which shareholders shall thereafter participate in the Dividend (the "DIVIDEND RECORD DATE" OR "SPIN-OFF RECORD DATE").

     2.2 TREATMENT OF OPTIONHOLDERS. Each holder of a stock option (an "OPTION") to purchase Company Common Shares under Company's employee and director stock option plan (the "STOCK OPTION PLAN") which Option is outstanding immediately prior to the Spin-Off Distribution (whether or not then presently exercisable) shall be entitled to receive, and shall receive, in settlement and cancellation thereof, LLC Interests (and/or any fractional payments as provided for below in Section 2.3.2) in the same manner as shareholders of the Company, provided that there shall be deducted from the Per Share Obligation payable to an Option holder, pursuant to the Reorganization Agreement, an amount in cash equal to the product of: (i) the exercise price of each such Option and
(ii) the number of Company Common Shares covered by such Option.

     2.3 DIVIDEND OF LLC INTERESTS. Prior to the Closing, but after the consummation of the Distribution, Company's Board of Directors shall declare a dividend of all of the LLC Interests, on a pro rata basis, to Company's shareholders on the Dividend Record Date (the "DIVIDEND"). The payment of the Dividend by Company shall be made as follows:

          2.3.1 For every fifty (50) Company Common Shares owned on the Dividend Record Date, the holder thereof shall be entitled to receive as a dividend from Company one (1) LLC Interest.

          2.3.2 For every fraction of fifty Company Common Shares owned on the Dividend Record Date, the holder thereof shall be entitled to receive cash per Company Common Shares in the amount to be determined at the Closing and set forth on the Closing Schedule (the "Fractional Unit Cash Payment"). It is anticipated that the Fractional Cash Payment will be approximately $425 per Company Share. This figure is an approximation, subject to change at the Closing, and will be determined and described on the Closing Schedule. LLC will serve as agent on behalf of Company in the coordination of the Spin-Off Distribution.

          2.3.3 After the date of this Agreement, the parties reserve the right to change the number of Common Shares required to receive a dividend of an LLC Interest. Such amendment to this Agreement shall be in writing and generally comply with the provisions of Section 4.2.

     2.4 REDEMPTION OF PREFERRED LLC INTERESTS. At the Effective time of the Merger, all Preferred LLC Interests, specifically those owned by Company and Ronald F. Cosgrave, will be deemed redeemed by LLC and shall no longer exist.

                                     ARTICLE III
                                      CONDITIONS

     3.1 CONDITIONS TO THE DIVIDEND. The consummation of the Dividend is subject to the following conditions:

          3.1.1 Company and Jannard shall have consummated and closed the sale of the Additional Properties, and such Additional Properties shall have been distributed to the LLC in Distribution described above in Article I.

          3.1.2 Company shall have received the affirmative vote of two-thirds of its shareholders approving the Merger as contemplated by the Reorganization Agreement contemplated by this Agreement.

                                      ARTICLE IV

                                  GENERAL PROVISIONS

     4.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Company or LLC, to:


               Alaska Northwest Properties
               19048 37th Avenue South
               Seattle, Washington 98188

               Attention:  Michael W. Shimasaki
               Facsimile: (206) 246-4559

with copies to:

               Preston Gates & Ellis
               5000 Columbia Center
               701 Fifth Avenue
               Seattle, Washington  98104
               Attention:  Richard B. Dodd
               Facsimile No.: (206) 623-7022

     4.2 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors or Managers, at any time before or after shareholder approval of matters presented in connection with the Distribution, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     4.3 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each the other parties, it being understood that all parties need not sign the same counterpart.

     4.5 MISCELLANEOUS. This Agreement, the Confidentiality Agreement, and the documents referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     4.6 GOVERNING LAW. As to items of this Agreement specifically relating to corporate matters, this Agreement shall be governed by the laws of the State of Alaska and Washington, as applicable. In all other respects, including validity, interpretation and effect, this Agreement shall be governed by the laws of the State of Washington.

     4.7 ARBITRATION. Any dispute between the parties arising out of this Agreement shall be settled by final and binding arbitration by three arbitrators, one selected by Company, a second selected by the LLC, and a third arbitrator selected by the two other arbitrators. The arbitration shall take place in Seattle, Washington and in no other place. The arbitration shall be conducted in accordance with the rules and procedures established by the American Arbitration Association. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' and arbitration fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding, or negotiation to avoid such action or proceeding. In addition, the prevailing party shall be entitled in such action or proceeding to recover from the other party reasonable interest on any amounts awarded by the arbitral tribunal from the first day any such amounts become payable to the prevailing party under this Agreement.

                {the remainder of this page intentionally left blank}

                  SIGNATURE PAGE--AGREEMENT AND PLAN OF DISTRIBUTION


     IN WITNESS WHEREOF, Company and LLC have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.


                                        ALASKA NORTHWEST PROPERTIES INC.


                                        By /s/ Michael W. Shimosaki
                                           --------------------------------
                                        Its     President
                                            -------------------------------

                                        ANP, LLC


                                        By /s/ Rondald F. Cosgrove
                                           --------------------------------
                                        Its  Excecutive Manager
                                            -------------------------------

                                      EXHIBIT C
                              PRO FORMA CLOSING SCHEDULE

                                                   Approximate Debit  Approximate Credit
                                                      (increase)        (decrease)
MERGER CONSIDERATION:    $20,000,000


To the extent Additional Properties value
  exceeds or is less than $2.2 million                      $0              $0
Submarine Cable                                             $0        $100,000
Cost of repairs to Additional Properties              $100,000              $0
Expenses payable at Closing by LLC on UTR's behalf    $300,000              $0

NET MERGER CONSIDERATION $20,300,000

Fractional LLC Interest Payments and LLC
  Working Capital                                   $6,275,000
Expenses payable at Closing by LLC                  $1,000,000

NET DISTRIBUTABLE AMOUNT $13,025,000

PER SHARE OBLIGATION (29,668 SHARES AND 1,495
  OPTIONS OUTSTANDING) $417.96

                                      EXHIBIT D
                                 DISSENTERS' RIGHTS

The following has been reproduced in its entirety from the Alaska Corporations
Code:

     10.06.574 RIGHT OF SHAREHOLDERS TO DISSENT.--(a) A shareholder may dissent from the following corporate actions:

     (1) a plan of merger, consolidation, or exchange to which the corporation is a party; or

     (2) a sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale under a court order or a sale for cash on terms requiting that all or substantially all of the net proceeds of the sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

     (b) The rights of a shareholder who dissents as to less than all of the shares registered in the name of the shareholder shall be determined as if the shares as to which the shareholder dissents and the other shares of the shareholder are registered in the names of different shareholders.

     (c) This section does not apply to the shareholders of the surviving corporation in a merger if a vote of shareholders of the surviving corporation is not necessary to authorize the merger.

     (d) This section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange on the date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which the plan of merger, consolidation, or exchange or the proposed sale or exchange of property and assets is to be acted upon unless the articles of the corporation provide otherwise.

     10.06.576 RIGHTS OF DISSENTING SHAREHOLDERS: PROCEDURE, TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES; WITHDRAWAL OF DEMAND.--(a) A shareholder electing to exercise a right to dissent shall file with the corporation, before or at the meeting of shareholders at which the proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. The objection must include a notice of election to dissent, the shareholder's name and residence address, the number and classes of shares as to which the shareholder dissents, and a demand for payment of the fair value of the shares if the action is taken. A shareholder to whom the corporation did not give notice of the meeting in accordance with this chapter is not required to make the objection provided in this section.

     (b) Within l0 days after the shareholders' vote authorizing the action, the corporation shall given [sic] written notice of the authorization to each shareholder who filed written objection or from whom written objection was not required. The corporation may consider that a shareholder who voted for the proposed action has elected not to enforce a right of dissent under this chapter, and need not give notice to the shareholder.

     (c) Within 20 days after notice has been given under (b) of this section, a shareholder from whom written objection was not required under (a) of this section and who elects to dissent shall file with the corporation a written notice of the election, stating the shareholder's name and residence address, the number and classes of shares as to which the shareholder dissents, and a demand for payment of the fair value of the shares. A shareholder who elects to dissent from a merger under AS 10.06.532, a consolidation under AS 10.06.534, a share exchange under AS 10.06.540, a transaction authorized under AS 10.06.562, or a sale of assets under AS 10.06.568 shall file a written notice of the election to dissent within 20 days after the merger plan, consolidation plan, share exchange plan, or sale of assets resolution has been mailed to the shareholder.

     (d) A merger, consolidation, or exchange is considered completed within the meaning of this chapter on the effective date determined in accordance with AS 10.06.560; a transaction under AS 10.06.568 is completed within the meaning of this chapter when the corporation has received the consideration specified in the board resolution that was submitted to the shareholders in accordance with that section.

     (e) Upon completion of the corporation action, the shareholder shall cease to have the rights of a shareholder except the right to be paid the fair value of the shares as to which the dissenter's rights were perfected under this chapter. A notice of election may be withdrawn -by the shareholder at any time before an acceptance under AS 10.06.578(f), but in no case later than 60 days from the date of completion of the corporate action, except that the time for withdrawing a notice of election shall be extended for 60 days from the date an offer is made, if the corporation fails to make a timely offer under AS
10.06.578. After the time for withdrawal has expired, withdrawal of a notice of election requires the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of an advance payment made to the shareholder as provided in AS 10.06.578. If a notice of election is withdrawn, if the corporate action is rescinded, if a court determines that the shareholder is not entitled to the right to dissent, or if the shareholder otherwise loses the right to dissent, the shareholder shall not have the right to receive payment for the shares and shall be reinstated to all rights as a shareholder that were effective on the date of the completion of the corporate action. The rights to which the shareholder is reinstated include intervening preemptive rights and the right to payment of an intervening dividend or other distribution. If an intervening right has expired or if a dividend or distribution that is not in cash has been completed, the corporation may elect to pay the shareholder the fair value of the shares in cash at the value, as determined by the board, at the time of the expiration or completion. The election to pay the value in cash shall be without prejudice to a corporate proceeding that has occurred in the interim;

     (f) At the time of filing the notice of election to dissent, or within 30 days after the shareholder has filed the notice, the shareholder shall submit to the corporation, or to its transfer agent, the certificates representing the shares for which payment is claimed, if certificates have been issued. The corporation or its transfer agent shall note conspicuously on the certificates, or on a separate document if certificates have not been issued for the shares, that a notice of election has been filed, and shall return the certificates or the separate document to the shareholder or to the person who submitted them on the shareholder's behalf. Unless a court, for good cause shown, otherwise directs, a shareholder who fails to comply with this subsection loses the right to dissent granted by this chapter, if the corporation gives written notice that the right to dissent will be lost to the shareholder within 45 days from the date that the shareholder filed the notice of election to dissent. If the corporation fails to exercise this notice option in a timely manner, the shareholder retains the right to dissent granted by this chapter.

     (g) When a share of a dissenting shareholder under (f) of this section is transferred, the new certificate must bear a notation similar to that made under
(f) of this section and state the name of the original dissenting holder of the shares, or if the share is a certificateless share, the corporation must give the transferee a written notice stating that a notice of election to dissent has been filed and giving the name of the original dissenting holder. A transferee acquires only the rights in the corporation that the original dissenting shareholder had at the time of transfer.

     10.06.5.78 OFFER AND PAYMENT TO DISSENTING SHAREHOLDERS; CIRCUMSTANCES WHERE PROHIBITED.--(a) Within 15 days after the expiration of the period within which shareholders may file their notice of election to dissent under AS 10.06.576, or within 15 days after the proposed corporate action is completed, whichever is later, the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by certified mail to each shareholder who has filed the notice of election, to pay the amount the corporation estimates to be the fair value of the shares. The offer shall be made at the same price for each share to all dissenting shareholders of the same class, or if divided into series, of the same series.

     (b)  The offer required by (a) of this section shall be accompanied by a

     (1) balance sheet of the corporation whose shares the dissenting shareholder holds; the date of the balance sheet shall be that of the most recent balance sheet produced in the 12 months before the offer;

     (2) profit and loss statement or statements for at least 12 months preceding the date of the balance sheet; if the corporation was not in existence during the entire 12-month period preceding the balance sheet required by (1) of this section, then a profit and loss statement for that portion of the 12-month period preceding the balance sheet during which the corporation was in existence;

     (3) statement of the total number of shares with respect to which notices of election to dissent have been received and the total number of holders of these shares; and

     (4) copy of this section and AS 10.06.580. (c) If the corporate action has been completed the offer required by (a) of this section shall also be accompanied by

     (1) advance payment to each shareholder who submitted the share certificates to the corporation, or to whom notice was sent if the shares were certificateless, as provided in AS 10.06.576(f), of the amount offered under (a) of this section; or

     (2) a statement to a shareholder who has not submitted the share certificates, if certificates were issued for the shares, that advance payment of the amount offered under (a) of this section will be made by the corporation promptly upon submission of the certificates.

     (d) If the corporate action has not been completed when the offer required by (a) of this section is made, the advance payment or statement about the advance payment shall be sent to each shareholder entitled to the payment or notice, after completion of the corporate action.

     (e) The advance payment or statement about the advance payment shall include advice to the shareholder that acceptance of the payment does not constitute a waiver of the shareholder' s right to dissent.

     (f) The corporation may consider that a shareholder who fails to make written objection to the amount tendered under (c)(1) of this section or to submit shares in response to the statement sent under (c)(2) of this section within 30 days of the date the statement was mailed has agreed that the amount offered represents the fair value of the shares. The shareholder shall have no interest in the shares or the outcome of litigation begun under AS 10.06.580.

     (g) Notwithstanding the other provisions of this section, if the payments otherwise required by (c) and (d) of this section or determined in accordance with AS 10.06.580 would be distributions in violation of AS 10.06.358-10.06.375, the corporation may not make a distribution to a dissenting shareholder. In that event, a corporation that would otherwise have the payment obligation under (c) and (d) of this section or AS 10.06.580 shall, in addition to complying with (a) and (b) of this section, give written notice within the time limits of (a) and
(b) of this section to dissenting shareholders of its inability to make payment.

     The notice shall include

     (1) an explanation why the corporation is unable to make the payments otherwise required by this section;

     (2)  a statement that a dissenting shareholder has an option to

     (A) withdraw the shareholder's notice of election to dissent, and that the corporation will consider that the withdrawal was made with the written consent of the corporation; or

     (B) retain the status of a dissenter, and, if the corporation is liquidated, be subordinated to the rights of the creditors of the corporation, but have rights superior to the nondissenting shareholders, but if the corporation is not liquidated, retain the right to be paid under (c) and (d) of this section or AS 10.06.580 and the corporation must satisfy the obligation when the restrictions on distributions do not apply; and

     (3) a statement that if the corporation does not receive the written election provided under (2) of this subsection within 60 days after notice given as required by this section, the corporation will consider that the shareholder has withdrawn the of election under (2)(A) of this subsection.

     10.06.580 ACTION TO DETERMINE VALUE OF SHARES UPON FAILURE TO ACCEPT CORPORATE OFFER.--(a) If the corporation fails to make the offer required by AS 10.06.578(a) or the Shareholder rejects the offer within the 30-day period specified in AS 10.06.578(f)

     (1) the corporation shall, within 20 days after the expiration of the 30-day period specified in AS 10.06.578(f), file a petition in the court of the judicial district where the registered office of the corporation is located, requesting that the fair value of the shares be determined; if, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in the state, the petition shall be filed in the judicial district where the registered office of the domestic corporation was last located; or

     (2) if the corporation fails to institute a proceeding as provided in this section, a dissenting shareholder may institute a proceeding in the name of the corporation; if a dissenting shareholder does not institute a proceeding within 30 days' after the expiration of the 20-day period granted the corporation under
(1) of this subsection, the dissenter loses the dissenter's rights unless the superior court, for good cause shown, otherwise directs.

     (b) All dissenting shareholders who have rejected the corporate offer extended under AS 10.06.578(a), wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. The corporation shall serve a copy of the complaint in the proceeding on each dissenting shareholder who is a resident of this state in the manner provided by the Alaska Rules of Civil Procedure, and on each nonresident dissenting shareholder either by certified mail and publication, or in another manner permitted by law. The jurisdiction of the court shall be plenary and exclusive. A dissenting shareholder who is a party to the proceeding is entitled to judgment against the corporation for the amount determined under (c) of this section to be the fair value of the shares of that shareholder.

     (c) The court shall determine whether a dissenting shareholder who is a party to the court action is entitled to receive payment for the shareholder's shares. If the corporation does not request a determination, or if the court finds that a dissenting shareholder is entitled to a determination, the court shall establish the value of the shares; for the purposes of this section, the value shall be the fair value at the close of business on the day before the date on which the vote was taken approving the proposed corporate action. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the right to dissent under AS 10.06.576, its effects on the corporation and its shareholders, the concepts and methods customary in the relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances, and other relevant factors. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value of the shares. The appraisers have the power and authority specified in the order of appointment or as amended.

     (d) The judgment must include an allowance for interest at the rate the court finds to be fair and equitable, from the date on which the proposed corporate action vote was taken to the date of payment. If determining the rate of interest, the court shall consider all relevant factors, including the rate of interest that the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of a shareholder to accept the corporate offer of payment for the shares is arbitrary, vexatious, or otherwise in bad faith, the court shall deny interest to the shareholder.

     (e) A party to the proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or part of the costs, expenses, and fees incurred by the corporation against one or more of the dissenting shareholders who are parties to the proceeding, if the court finds that a refusal to accept the corporate offer was arbitrary, vexatious, or otherwise in bad faith. The court may, in its discretion, apportion and assess all or a part of the costs, expenses, and fees incurred by one or more of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds that

     (1) the fair value of the shares materially exceeds the amount that the corporation offered to pay;

     (2) an offer or required advance payment was not made by the corporation as provided in AS 10.06.578;

     (3) the corporation failed to institute the special proceeding within the period specified under (a) of this section; or

     (4) the action of the corporation in complying with its obligations as provided in this chapter was arbitrary, vexatious, or otherwise in bad faith.

     (f) Unless prohibited by AS 10.06.578(g), within 60 days after the final determination of the proceeding, the corporation shall pay to each dissenting shareholder who is a party the amount determined under (e) of this section in exchange for the surrender of the certificate representing the dissenter's shares or the dissenter's shares if the shares are certificateless.

     Upon payment of the judgment, the dissenting shareholder ceases to have an interest in the shares.

     10.06.582      STATUS OF SHARES ACQUIRED FROM DISSENTING
SHAREHOLDERS.--Shares acquired by a corporation under AS 10.06.578 and 10.06.580 shall be held and disposed of by the corporation as other shares reacquired under AS 10.06.388, except that, in the case of a merger or consolidation, they shall be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                      EXHIBIT E

                         LIMITED LIABILITY COMPANY AGREEMENT
                                          OF
                                      ANP, LLC

     This Limited Liability Company Agreement (this "Agreement") is entered into this 11th day of December, 1996 by and between Alaska Northwest Properties, Inc., of Seattle, Washington ("Alaska Northwest") and Ronald F. Cosgrave, of Seattle, Washington.

     WHEREAS, the parties have agreed to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement (the "Company"); and

     WHEREAS, the parties contemplate that in connection with the merger of Under the Radar, Inc., an Alaska corporation ("UTR"), with and into Alaska Northwest pursuant to the Plan of Reorganization, Alaska Northwest will distribute Interests of the Company to certain of its shareholders as provided in the Plan of Distribution (the "Alaska Northwest Shareholders") and redeem any and all outstanding Preferred Interests at the Effective Time, as such term is defined in the Plan of Reorganization; and

     WHEREAS, it is the intention of the parties that each of the Alaska Northwest Shareholders will become a Member of the Company upon his or her receipt of Company Interests, subject to the individual Alaska Northwest Shareholder's written agreement to join in this Agreement and to be bound by its terms and abide by its provisions; and

     WHEREAS, any Alaska Northwest Shareholder who does not agree to join in this Agreement will be an Interest Holder with respect to the Company.



     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties, intending legally to be bound, agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     The following capitalized terms shall have the meaning specified in this
Article I. Other terms are defined in the text of this Agreement, and throughout this Agreement, those terms shall have the meanings respectively ascribed to them:

     "ACT" means the Washington Limited Liability Company Act, as amended from time to time.

     "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Interest Holder, the deficit balance, if any, in the Interest Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

     (i) the deficit shall be decreased by the amounts which the Interest Holder is deemed obligated to restore pursuant to Regulation Sections 1.704-2(g)(1) and (i)(5) (i.e., the Interest Holder's share of Minimum Gain and Member Minimum Gain); and


     (ii) the deficit shall be increased by the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     "AFFILIATE" means, with respect to any Member, any Person: (i) which owns more than 50% of the voting interests in the Member; or (ii) in which the Member owns more than 50% of the voting interests; or (iii) in which more than 50% of the voting interests are owned by a Person who has a relationship with the Member described in clause (i) or (ii) above.

     "AGREEMENT" means this LLC Agreement, as amended from time to time.

     "CAPITAL ACCOUNT" means the account to be maintained by the Company for each Interest Holder in accordance with the following provisions:

     (i) an Interest Holder's Capital Account shall be credited with the Interest Holder's Capital Contributions, the amount of any Company liabilities assumed by the Interest Holder (other than liabilities secured by Company property distributed to the Interest Holder), the Interest Holder's allocable share of Profit and any item in the nature of income or gain specially allocated to the Interest Holder pursuant to the provisions of Article IV (other than Section 4.3.4); and

     (ii) an Interest Holder's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Interest Holder (net of liabilities secured by such distributed property that such Interest Holder is considered to assume or take subject to under Section 752 of the Code), the amount of the Interest Holder's individual liabilities that are assumed by the Company (other than liabilities that reduce the amount of any Capital Contribution made by such Interest Holder), the Interest Holder's allocable share of Loss, and any item in the nature of expenses or losses specially allocated to the Interest Holder pursuant to the provisions of Article IV (other than Section 4.3.4).

     If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest. If the book value of Company property is adjusted pursuant to Section 4.3, the Capital Account of each Interest Holder shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Interest Holders shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

     "CAPITAL CONTRIBUTION" means the total amount of cash and the fair market value of any other assets contributed (or deemed contributed under Regulation
Section 1.704-1(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed by the Company or to which the assets are subject.

     "CASH FLOW" means all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any noncash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Executive Manager.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

     "EXECUTIVE MANAGER" means Ronald F. Cosgrave or his successor as provided in Section V.

     "INTEREST" means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company.

     "INTEREST HOLDER" means any Person who holds an Interest or Preferred Interest, whether as a Member or an unadmitted assignee of a Member.

     "INVOLUNTARY WITHDRAWAL" of a Executive Manager shall mean the death, expulsion or bankruptcy of such Executive Manager and any other event which terminates the continued membership of such Executive Manager in the Company.

     "MEMBER" means each Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

     "MEMBER MINIMUM GAIN" has the meaning and shall be determined as set forth in Regulation Section 1.704-2(i) for "partner nonrecourse debt minimum gain."

     "MEMBER NONRECOURSE DEDUCTIONS" has the meaning and shall be determined as set forth in Regulation Section 1.704-2(i) for "partner nonrecourse deductions."

     "MINIMUM GAIN" has the meaning and shall be determined as set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d) for "partnership minimum gain."

     "NEGATIVE CAPITAL ACCOUNT" means a Capital Account with a balance of less than zero.

     "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulation Section 1.704-2(b)(1).

     "NONRECOURSE LIABILITY" has the meaning set forth in Regulation Sections 1.704-2(b)(3) and 1.752-1(a)(2).

     "PERCENTAGE" means, as to a Member, the percentage set forth after the Member's name on Exhibit A, as amended from time to time, and as to an Interest Holder who is not a Member, the Percentage of the Member whose Interest has been acquired by such Interest Holder, to the extent the Interest Holder has succeeded to that Member's Interest and as to an Alaska Northwest Shareholder who is not a Member but who is an Interest Holder as a result of the distribution described in the Plan of Distribution, the percentage set forth after the Interest Holder's name on Exhibit B, as amended from time to time.

     "PERSON" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

     "PLAN OF DISTRIBUTION" means the Agreement and Plan of Distribution between Alaska Northwest Properties, Inc. and ANP, LLC.

     "PLAN OF REORGANIZATION" means the Agreement and Plan of Reorganization by and among Under the Radar, Inc., Alaska Northwest Properties, Inc., James and Bobbie Jannard and ANP, LLC dated as of November 18, 1996.

     "POSITIVE CAPITAL ACCOUNT" means a Capital Account with a balance of zero or greater.

     "PREFERRED INTEREST" means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company prior to the Effective Time, as such term is defined in the Plan of Reorganization.

     "PROFIT" and "LOSS" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income or loss determined in accordance with Section 703(a) of the Code, with the following adjustments:

     (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in computing taxable income or loss; and

     (ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss; and

     (iii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as such pursuant to Regulation Section
1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss; and

     (iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes; and

     (v) in lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation or amortization computed for book purposes; and

     (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profit or Loss.

     "REGULATION" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     "SECRETARY" means the Secretary of State of Washington.

     "TRANSFER" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

                                      ARTICLE II
                               ORGANIZATION AND PURPOSE

     2.1 ORGANIZATION. The parties shall organize a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, have caused the Certificate of Formation, in the form attached as Exhibit C, to be prepared, executed and filed for record with the Secretary on November 21, 1996.

     2.2 NAME OF THE COMPANY. The name of the Company shall be "ANP, LLC". The Company may do business under that name and under any other name or names which the Executive Manager selects. If the Company does business under a name other than that set forth in its Certificate of Formation, then the Company shall file an assumed business name as required by law.

     2.3 PURPOSE. The Company is organized to engage in any business or activity permitted under the Act, including but not limited to owning, operating, and disposing of certain real property located in Washington, Alaska and Hawaii.

     2.4 TERM. The term of the Company began upon the acceptance of the Certificate of Formation by the Secretary and shall continue until January 1, 2036, unless its existence is sooner terminated pursuant to Article VII of this Agreement.

     2.5 PRINCIPAL OFFICE. The principal office of the Company in the State of Washington shall be located at 19048 37th Avenue South, Seattle, Washington 98188 or at any other place within the State of that the Executive Manager selects.

     2.6 REGISTERED AGENT. The name and address of the Company's registered agent in the State of Washington shall be Ronald F. Cosgrave, 19048 37th Avenue South, Seattle, Washington 98188.

     2.7 MEMBERS. The name, present mailing address, taxpayer identification number, and Percentage of each of the Members are set forth on Exhibit A, as amended from time to time.

                                     ARTICLE III
                                       CAPITAL

     3.1 INITIAL CAPITAL CONTRIBUTIONS. Upon the execution of this Agreement, the Members shall contribute to the Company cash in the amounts respectively set forth on Exhibit A. The amount of the initial contribution of each Member shall be recorded by the Executive Manager as a contribution to the capital of the Company.

     3.2  ADDITIONAL CAPITAL CONTRIBUTIONS.

          3.2.1. Pursuant to the Plan of Reorganization, Alaska Northwest has agreed to contribute certain assets and liabilities as set forth therein to the Company in exchange for Interests of the Company.

          3.2.2. Except as provided in Section 3.2.1, no Member shall be required to contribute any additional capital to the Company, and no Member shall have any personal liability for any obligation of the Company.

     3.3 NO INTEREST ON CAPITAL CONTRIBUTIONS. Interest Holders shall not be paid interest on their Capital Contributions.

     3.4 RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, no Interest Holder shall have the right to receive any return of any Capital Contribution.

     3.5 FORM OF RETURN OF CAPITAL. If an Interest Holder is entitled to receive a return of a Capital Contribution, the Company may distribute cash, notes, property, or a combination thereof to the Interest Holder in return of the Capital Contribution.

     3.6 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Interest Holder.

     3.7 MINIMUM CAPITAL ACCOUNT BALANCE. Notwithstanding anything herein to the contrary, the Members who are Executive Managers, in the aggregate, shall maintain throughout the entire existence of the LLC a minimum Capital Account balance equal to the lesser of 1 percent (1%) of total positive Capital Account balances or $500,000.

                                      ARTICLE IV
                            ALLOCATIONS AND DISTRIBUTIONS

     4.1. ALLOCATION OF PROFIT OR LOSS. After giving effect to the special allocations set forth in Section 4.3, for any taxable year of the Company, Profit or Loss shall be allocated to the Interest Holders in proportion to their Percentages.

     4.2. CASH FLOW FROM OPERATIONS. Except as otherwise provided in this Agreement, Cash Flow for each taxable year of the Company shall be distributed to the Interest Holders in proportion to their percentages no later than 75 days after the end of the taxable year.


     4.3  SPECIAL ALLOCATIONS.

          4.3.1 QUALIFIED INCOME OFFSET.. No Interest Holder shall be allocated Losses or deductions if the allocation causes the Interest Holder to have an Adjusted Capital Account Deficit. If an Interest Holder unexpectedly receives any adjustments, allocations, or distributions described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in or increases an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company for that taxable year shall be allocated to that Interest Holder, before any other allocation pursuant to this Article IV (other than those pursuant to SectionS 4.3.2 and 4.3.3), in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This Section 4.3.1 is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulation Section 1.704-1(b)(2)(ii)(d) and all other Regulation Sections relating thereto.

          4.3.2     MINIMUM GAIN CHARGEBACK.  Except as set forth in Regulation
Section 1.704-2(f), if, during any taxable year, there is a net decrease in Minimum Gain, each Interest Holder, prior to any other allocation pursuant to this Article IV, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Interest Holder's share of the net decrease of Minimum Gain, computed in accordance with Regulation Section 1.704-2(g). Allocations of items of gross income and gain pursuant to this Section 4.3.2 shall be made as described in Regulation Sections 1.704-2(f) and (j). This Section 4.3.2 is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Regulation Section 1.704-2(f) and all other Regulation Sections relating thereto.

          4.3.3 MEMBER MINIMUM GAIN CHARGEBACK.. Except as set forth in Regulation Section 1.704-2(i)(4), if, during any taxable year, there is a net decrease in Member Minimum Gain, each Interest Holder with a share of that Member Minimum Gain as of the beginning of such year, prior to any other allocation pursuant to this Article IV, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Interest Holder's share of the net decrease of Member Minimum Gain, computed in accordance with Regulation
Section 1.704-2(i)(4). Allocations of items of gross income and gain pursuant to this Section 4.3.3 shall be made as described in Regulation Sections 1.704-2(i)(4) and (j). This Section 4.3.3 is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Regulation Section 1.704-2(i)(4) and all other Regulation Sections relating thereto.

          4.3.4     CONTRIBUTED PROPERTY AND BOOK-UPS.  In accordance with
Section 704(c) of the Code and the Regulations thereunder, as well as Regulation
Section 1.704-l(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Interest Holders so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution) under the rules of Regulation
Section 1.704-3(b)(1). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Section 704(c) of the Code and the Regulations thereunder.

          4.3.5 SECTION 754 OF THE CODE ADJUSTMENT. To the extent an adjustment to the tax basis of any Company asset pursuant to Section 734(b) or
Section 743(b) of the Code is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Interest Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

          4.3.6 NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for a taxable year or other period shall be specially allocated among the Interest Holders in proportion to their Percentages.

          4.3.7 MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Interest Holder who bears the risk of loss with respect to the liability to which the Member Nonrecourse Deduction is attributable in accordance with Regulation Section 1.704-2(i).

          4.3.8 GUARANTEED PAYMENTS. To the extent any compensation paid to any Member by the Company, including any fees payable to any Member pursuant to
Section 7.4 hereof, is determined by the Internal Revenue Service not to be a guaranteed payment under Code Section 707(c) or is not paid to the Member other than in the Person's capacity as a Member within the meaning of Code Section 707(a), the Member shall be specially allocated gross income of the Company in an amount equal to the amount of that compensation, and the Member's Capital Account shall be adjusted to treat the payment of that compensation as a distribution.

          4.3.9 WITHHOLDING. All amounts required to be withheld pursuant to Section 1446 of the Code or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Interest Holders for all purposes under this Agreement.

     4.4 OTHER ALLOCATIONS. All items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for in this Agreement, including allocations of such items for tax purposes, shall be allocated among the Members in the same proportions as they share Profits or Losses for the taxable year pursuant to this Article IV.

     4.5 RECAPTURE. In making any allocation among the Members of income or gain from the sale or other disposition of a Company asset, the ordinary income portion, if any, of such income and gain resulting from the recapture of cost recovery or other deductions shall be allocated among those Members who were previously allocated (or whose predecessors-in-interest were previously allocated) the cost recovery deductions or other deductions resulting in the recapture items, in proportion to the amount of such cost recovery deductions or other deductions previously allocated to them.

     4.6 MINIMUM PROFIT AND LOSS ALLOCATION. Notwithstanding anything herein to the contrary, the Executive Manager shall be allocated no less than 1 percent (1%) of each item of Company income, gain, loss, deduction or credit at all times during the existence of the Company.

     4.7 CURATIVE ALLOCATIONS. Notwithstanding anything herein to the contrary, the allocations pursuant to Sections 4.3.1, 4.3.2 and 4.3.3 are included to meet certain requirements of Regulation Section 1.704-1. To the extent that allocations pursuant to those sections result in allocations different than those which would occur under Section 4.1, curative allocations of income, gain or loss shall be made so that the net effect is the same as much as possible as though all allocations were made under Section 4.1

     4.8  LIQUIDATION AND DISSOLUTION.

          4.8.1. If the Company is liquidated, the assets of the Company shall be distributed to the Interest Holders in accordance with the balances in their respective Capital Accounts, after taking into account the allocations of Profit or Loss pursuant to SectionS 4.1, if any, and distributions, if any, of cash or property pursuant to SectionS 4.1 and 4.2.

          4.8.2 No Interest Holder shall be obligated to restore a Negative Capital Account.

     4.9  GENERAL.

          4.9.1 Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the Executive Manager.

          4.9.2 If any assets of the Company are distributed in kind to the Interest Holders, those assets shall be valued on the basis of their fair market value, and any Interest Holder entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Interest Holders so entitled. The fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Executive Manager. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.1 and shall be properly credited or charged to the Capital Accounts of the Interest Holders prior to the distribution of the assets in liquidation pursuant to Section 4.7.

          4.9.3 All Profit and Loss shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Interest Holders as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit and Loss shall be allocated between the original Interest Holder and the successor on the basis of the number of days each was an Interest Holder during the taxable year; provided, however, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss, or proceeds attributable to any extraordinary nonrecurring items of the Company.

          4.9.4 The Executive Manager is hereby authorized, upon the advice of the Company's tax counsel, to amend this Article IV to comply with the Code and the Regulations promulgated under Section 704(b) of the Code; provided, however, that no amendment shall materially affect distributions to an Interest Holder without the Interest Holder's prior written consent.

                                      ARTICLE V
                                      MANAGEMENT

     5.1  MANAGERS.

          5.1.1. EXECUTIVE MANAGER. The Executive Manager is hereby appointed the manager of the Company. The business and affairs of the Company shall be managed under the direction and control of the Executive Manager, and all powers of the Company shall be exercised by or under the authority of the Executive Manager. No other Person shall have any right or authority to act for or bind the Company except as permitted in this Agreement or as required by law.

          5.1.2. GENERAL POWERS. The Executive Manager shall have the full power to execute and deliver, for and on behalf of the Company, any and all documents and instruments which may be necessary or desirable to carry on the business of the Company, including, without limitation: (i) any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, security agreements, and financing statements pertaining to the Company's assets or obligations, (ii) trading or investing in securities, options, commodities, commodity futures, or other financial instruments, and (iii) to authorize the confession of judgment against the Company. No person dealing with the Executive Manager need inquire into the validity or propriety of any document or instrument executed in the name of the Company by the Executive Manager, or as to the authority of the Executive Manager in executing the same.

          5.1.3 RESIGNATION OF EXECUTIVE MANAGER. An Executive Manager may resign at any time by giving written notice to the Members and to the other managers, if any. Upon such resignation, a new Executive Manager shall be elected by a vote of the Members holding a majority of the Percentages.

     5.2 REMOVAL OF EXECUTIVE MANAGER. If any one or more of the following events occurs, the Members may remove the Executive Manager, and elect a new Executive Manager:

          5.2.1 The Executive Manager's willful or intentional violation or reckless disregard of the Executive Manager's duties to the Company; or

          5.2.2     The Executive Manager's Involuntary Withdrawal.

     The determination of whether one or more of such events exist shall be made by those Members other than the Executive Manager holding two-thirds of the Percentages then held by Members other than the Executive Manager and shall be final, binding, and not reviewable unless the decision was based on a material mistake of fact or law or was arbitrary and capricious.

     5.3  MEETINGS OF AND VOTING BY MEMBERS.

          5.3.1 A meeting of the Members may be called at any time by the Executive Manager or by those Members holding at least fifty-one percent (51%) of the Percentages then held by Members. Meetings of Members shall be held at the Company's principal place of business or at any other place as determined by the Executive Manager. Not less than ten (10) nor more than sixty (60) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place, and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members' meetings, or is present at the meeting in person or by proxy. Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by proxy of Members holding not less than fifty-one percent (51%) of the Percentages then held by Members constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by the Member's duly authorized attorney-in-fact.

          5.3.2 Except as otherwise provided in this Agreement, the affirmative vote of a majority of the Members holding fifty-one percent (51%) or more of the Percentages then held by Members shall be required to approve any matter coming before the Members.

          5.3.3 In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the consent of Members holding a majority of the Percentages then held by Members.

     5.4  PERSONAL SERVICE.

          5.4.1 No Member shall be required to perform services for the Company solely by virtue of being a Member. Unless approved by the Executive Manager, no Member shall perform services for the Company or be entitled to compensation for services performed for the Company.

          5.4.2 The Executive Manager shall be entitled to annual compensation for services performed on behalf of the Company in the amount of one-half of one percent (.5%) of the value of the assets of the Company. The Members holding 51% of the Percentages then held by Members, may at any time and from time to time reset the compensation of the Executive Manager. Upon substantiation of the amount and purpose thereof, the Executive Manager and any Member shall be entitled to reimbursement for expenses reasonably incurred in connection with the activities of the Company.

     5.5  LIMITATION OF LIABILITY AND INDEPENDENT ACTIVITIES.

          5.5.1 LIMITATION OF LIABILITY. Neither the Members nor the Executive Manager (nor any of their Affiliates) shall be liable, responsible or accountable in damages or otherwise to the Company or the Members for any act or omission by any such Person (which shall include any applicable entity) performed in good faith pursuant to the authority granted to such Person by this Agreement or in accordance with its provisions, and in a manner reasonably believed by such Person to be within the scope of the authority granted to such Person and in the best interest of the Company; provided, however, that such Person shall retain liability for acts or omissions that involve intentional misconduct, a knowing violation of the law, a violation of RCW 25.15.235 of the Act (in the case of Members only) or for any transaction from which the Person will personally receive a benefit in money, property, or services to which the person is not legally entitled.

          5.5.2. INDEPENDENT ACTIVITIES. Any Member may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, without limitation, the ownership, financing, management, employment by, lending or otherwise participating in businesses that are similar to the business of the Company, and neither the Company nor the other Members shall have any right by virtue of this Agreement in and to such independent ventures as to the income or profits therefrom and shall not be liable for a breach of duly of loyalty or any other duty.

     5.6  INDEMNIFICATION

          5.6.1 INDEMNIFICATION. To the fullest extent permitted by applicable law, a Member, the Executive Manager and each director, officer, partner, employee or agent thereof ("Covered Person") shall be entitled to indemnification from the Company for any loss, damage, or claim (including claims or liabilities, if any, arising from the transactions contemplated by the Plan of Reorganization and the Plan of Distribution) incurred by such Covered Person by reason or any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence, bad faith, or willful misconduct with respect to such act or omissions; PROVIDED, HOWEVER, that any indemnity under this Article 5.6.1 shall be provided out of and to the extent of Company assets only, and no other Covered Person shall have any personal liability on account thereof.

          5.6.2 In the event that any claim, demand, action, suit or proceeding shall be instituted or asserted or any loss, damage or claim shall arise in respect of which indemnity may be sought by a Covered Person pursuant to Article 5.6.1, such Covered Person shall promptly notify the Company thereof in writing. Failure to provide notice shall not affect the Company's obligations hereunder except to the extent the Company is actually prejudiced thereby.

          5.6.3 The Company shall have the right, exercisable subject to the approval of the disinterested Covered Persons, to participate in and control the defense of any such claim, demand, action, suit or proceeding, and in connection therewith, to retain counsel reasonably satisfactory to each Covered Person, at the Company's expense, to represent each Covered Person and any others the Company may designate in such claim, demand, action, suit or proceeding. The Company shall keep the Covered Person advised of the status of such claim, demand, action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Covered Person with respect thereto.

                                      ARTICLE VI
                               ADMISSIONS AND TRANSFERS

     6.1  TRANSFERS.

          6.1.1 No Person may Transfer all or any portion of or any interest or rights in the Person's Membership Rights or Interest unless the following conditions ("Conditions of Transfer") are satisfied:

               6.1.1.1 The Transfer will not require registration of Interests or Membership Rights under any federal or state securities laws;

               6.1.1.2 The transferee delivers to the Company a written agreement to be bound by all the terms of this Agreement;

               6.1.1.3 The Transfer will not result in the termination of the Company pursuant to Section 708 of the Code ;

               6.1.1.4 The Transfer will not result in the Company being subject to the Investment Company Act of 1940, as amended;

               6.1.1.5 The transferor or the transferee delivers the following information to the Company: (i) the transferee's taxpayer identification number, and (ii) the transferee's initial tax basis in the Transferred Interest; and

               6.1.1.6 The transferor obtains, at the transferor's expense, and delivers to the Company, an opinion of legal counsel acceptable to the Company, confirming that the Conditions of Transfer have been satisfied.

          6.1.2 If the Conditions of Transfer are satisfied, then a Member or Interest Holder may Transfer all or any portion of that Person's Interest. The Transfer of an Interest pursuant to this Article IX shall not result, however, in the Transfer of any of the transferor's other Membership Rights, if any, and the transferee of the Interest shall have no right to: (i) become a Member, or (ii) exercise any Membership Rights other than those specifically pertaining to the ownership of an Interest.

          6.1.3 Each Member hereby acknowledges the reasonableness of the prohibition contained in this Article IX in view of the purposes of the Company and the relationship of the Members. The Transfer of any Membership Rights or Interests in violation of the prohibition contained in this Article IX shall be deemed invalid, null and void, and of no force or effect. Any Person to whom Membership Rights are attempted to be transferred in violation of this Article shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company, or have any other rights in or with respect to the Membership Rights.

          6.1.4     RIGHT OF FIRST REFUSAL.

               6.1.4.1 If a Member (individually, a "Transferor") receives a bona fide written offer which the Member desires to accept (the "Transferee Offer") from any other Person (a "Transferee") to purchase all or any portion of or any interest or rights in the Transferor's Membership Rights (the "Transferor's Interest") for a purchase price denominated and payable in United States dollars, then, prior to any Transfer of the Transferor's Interest, the Transferor shall give the Company and the remaining members (the "Remaining Members") written notice (the "Transfer Notice") containing each of the following:

                    6.1.4.1.1  The Transferee's identify;

                    6.1.4.1.2 A true and complete copy of the Transferee Offer; and

                    6.1.4.1.3 The Transferor's offer (the "Offer") to sell the Transferor's Interest to the Company or to the Remaining Members for a price equal to and on the same terms as contained in the Transferee Offer (the "Transfer Purchase Price").

               6.1.4.2 The Offer shall be and remain irrevocable for a period (the "Company Offer Period") ending at 11:59 P.M., local time at the Company's principal office, on the thirtieth (30th) business day following the date the Transfer Notice is given. At any time during the Company Offer Period, the Company may accept the Offer by giving written notice to the Transferor of its acceptance (the "Offeree Notice"). The Transferor shall not be deemed a Member for the purpose of the vote on whether the Company shall accept the Offer. If the Company accepts the Offer, the Offeree Notice shall fix a closing date (the "Transfer Closing Date") for the purchase, which shall not be earlier than ten
(10) or more than ninety (90) days after the expiration of the Company Offer Period.

               6.1.4.3 If the Company accepts the Offer, the Transfer Purchase Price shall be paid in immediately available funds on the Transfer Closing Date.
               6.1.4.4 If the Company rejects the Offer or fails to accept the Offer (within the time and in the manner specified in this Section), the Remaining Members shall have the right to purchase the Transferor's Interest at the Transfer Purchase Price. A Remaining Member may accept the Offer by providing written notice of acceptance of the Offer to the Transferor and the Company within ten (10) days after the earlier of (i) expiration of the Company Offer Period or (ii) the Remaining Members receipt of a written notice by the Company not to accept the Offer (the "Remaining Member Offer Period").

               6.1.4.5 If two (2) or more Remaining Members desire to accept the Offer, then in the absence of an agreement between or among them, each such Remaining Member shall purchase the Transferor's Interest in the proportion to his or her respective Percentage bears to the total Percentages of all of the Remaining Members who desire to accept the Offer.

               6.1.4.6 If one or more Remaining Members accept the Offer, then the parties shall fix a closing date for the purchase, which shall not be earlier than ten (10) nor more than nintey (90) days after the expiration of the Remaining Members' Offer Period. The transfer purchase price shall be paid in immediately available funds on the closing date in accordance with the payment terms set forth in the Transferee Offer.

               6.1.4.7 If the Company rejects the Offer or fails to accept the Offer and no Remaining Member accepts the Offer, the Transferor shall be free for a period (the "Free Transfer Period") of thirty (30) days after the expiration of the Remaining Member Offer Period to Transfer the Transferor Interest to the Transferee, for the same or greater price and on the same terms and conditions as set forth in the Transfer Notice. The Transfer shall be subject to the Conditions of Transfer (other than 6.1.1.6). If the Transferor does not Transfer the Transferor Interest within the Free Transfer Period, the Transferor's right to Transfer the Transferor Interest pursuant to this Section shall cease and terminate.

               6.1.4.8 Any Transfer by the Transferor after the last day of the Free Transfer Period or without strict compliance with the terms, provisions, and conditions of this Section and the other terms, provisions, and conditions of this Agreement, shall be null and void and of no force or effect.

     6.2 ADMISSION OF TRANSFEREE AS MEMBER. Notwithstanding anything contained herein to the contrary, the transferee of all or any portion of or any interest or rights in any Membership Rights or Interest shall not be entitled to become a Member or exercise any rights of a Member. The transferee shall be entitled to receive, to the extent transferred, only the distributions to which the transferor would be entitled, and the transferee shall not be admitted as a Member unless the Members unanimously consent.


                                     ARTICLE VII
                             DISSOLUTION AND LIQUIDATION

     7.1 EVENTS OF DISSOLUTION. The Company shall be dissolved upon the happening of any of the following events:

          7.1.1. when the period fixed for its duration in Section 2.4 has expired;

          7.1.2.    upon the unanimous written agreement of the Members; or

          7.1.3. upon the Involuntary Withdrawal of an Executive Manager, unless a majority in interest of the remaining Members elect, within ninety (90) days after the Involuntary Withdrawal to continue the business of the Company pursuant to the terms of this Agreement.

     7.2. PROCEDURE FOR WINDING UP AND DISSOLUTION. If the LLC is dissolved, the Executive Manager shall wind up its affairs. On winding up of the LLC, the assets of the LLC shall be distributed, first, to creditors of the LLC, including Members who are creditors, in satisfaction of the liabilities of the LLC, and then, amounts in excess of any reserves deemed reasonably necessary by the Executive Manager to pay all of the Company's claims and obligations shall be distributed to the Members in accordance with Section 4.7 of this Agreement.

     7.3 TERMINATION. The Executive Manager shall comply with any requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                                     ARTICLE VIII
                            BOOKS, RECORDS, AND ACCOUNTING

     8.1 BANK ACCOUNTS. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The Executive Manager shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

     8.2  BOOKS AND RECORDS.

          8.2.1 The Executive Manager shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The records shall include, but not be limited to, those listed in RCW 25.15.135, including complete and accurate information regarding the state of the business and financial condition of the Company, a copy of the Certificate of Formation and this Agreement and all amendments thereto, a current list of the names and last known business, residence, or mailing addresses of all Members, and the Company's federal, state, and local tax returns.

          8.2.2 The books and records shall be maintained in accordance with sound accounting practices consistently applied and shall be available at the Company's principal office for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours provided that such Member gives the Company ten (10) days prior written notice of such examination.

          8.2.3. Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

     8.3 ANNUAL ACCOUNTING PERIOD. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by the Executive Manager, subject to the requirements and limitations of the Code.

     8.4  REPORTS

          8.4.1. ANNUAL REPORT. The Executive Manager shall file an annual report for the Company as required by the Secretary of State.

          8.4.2 REPORTS TO MEMBERS. Within seventy-five (75) days after the end of each taxable year of the Company, the Executive Manager shall cause to be sent to each Person who was a Member at any time during the taxable year then ended: (i) an annual compilation report, prepared by the Company's independent accountants in accordance with standards issued by the American Institute of Certified Public Accountants; and (ii) a report summarizing the fees and other remuneration paid by the Company to any Member, the Executive Manager, or any Affiliate in respect of the taxable year. In addition, within seventy-five (75) days after the end of each taxable year of the Company, the Executive Manager shall cause to be sent to each Person who was an Interest Holder at any time during the taxable year then ended, that tax information concerning the Company necessary for preparing the Interest Holder's income tax returns for that year. At the request of any Member, and at the Member's expense, the Executive Manager shall cause an audit of the Company's books and records to be prepared by independent accountants for the period requested by the Member.

     8.5 TAX MATTERS MEMBER. Ronald F. Cosgrave shall be the Company's tax matters partner ("Tax Matters Member"). The Tax Matters Member shall have all powers and responsibilities provided in Sections 6221 to 6233 of the Code. The Tax Matters Member shall keep all Members informed of all notices from government taxing authorities that may come to the attention of the Tax Matters Member. The Company shall pay and be responsible for all reasonable third-party costs and expenses incurred by the Tax Matters Member in performing those duties. A Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Member shall not compromise any dispute with the Internal Revenue Service without the approval of the Members.

     8.6 TAX ELECTIONS. The Executive Manager shall have the authority to make all Company elections permitted under the Code, including, without limitation, elections of methods of depreciation and elections under Section 754 of the Code. The decision to make or not make an election shall be at the Managers' sole and absolute discretion.

     8.7. TITLE TO COMPANY PROPERTY.

          8.7.1. Except as provided in Section 8.7.2, all real and personal property acquired by the Company shall be acquired and held by the Company in its name.

          8.7.2. The Executive Manager may direct that legal title to all or any portion of the Company's property be acquired or held in a name other than the Company's name. Without limiting the foregoing, the Executive Manager may cause title to be acquired and held in its name or in the names of trustees, nominees, or straw parties for the Company. It is expressly understood and agreed that the manner of holding title to the Company's property (or any part thereof) is solely for the convenience of the Company and all of that property shall be treated as Company property.

                                      ARTICLE IX
                            AMENDMENTS; GENERAL PROVISIONS

     9.1 ASSURANCES. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Executive Manager deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

     9.2 NOTIFICATIONS. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested. Any notice to be given hereunder by the Company shall be given by the Executive Manager. A notice must be addressed to an Interest Holder at the Interest Holder's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

     9.3 SPECIFIC PERFORMANCE. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to remedy the injury fully. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act that would constitute a breach or (ii) compelling the performance of any obligation that, if not performed, would constitute a breach.

     9.4 COMPLETE AGREEMENT. This Agreement constitutes the complete and exclusive statement of the agreement among the Members. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty.

     9.5 APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this

Agreement shall be governed by the internal law, not the law of conflicts, of the State of Washington.

     9.6 SECTION TITLES. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

     9.7 BINDING PROVISIONS. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

     9.8 JURISDICTION AND VENUE. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the Western District of Washington or any Washington State Court having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

     9.9 TERMS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

     9.10 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     9.11 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     9.12 AMENDMENT. This Agreement may be amended by a vote of the Members holding 51% of the Percentages of all of the Members, PROVIDED HOWEVER that no amendment which materially reduces the distributions which may be made to a Member (or changes the Profit or Loss allocation to such Member) may be made without such Member's consent.

     9.13 CONSENTS. Unless otherwise explicitly provided for herein, any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

     9.14 LEGENDS. If certificates for any Interest or Interests are issued that evidence a Member's Interest, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the Managers to reflect restrictions upon transfer contemplated herein.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                        ALASKA NORTHWEST PROPERTIES, INC.


                                        \s\ Michael W. Shimasaki
                                        ------------------------
                                        By Michael W. Shimasaki
                                        Its President



                                        \s\ Ronald F. Cosgrave
                                        ----------------------
                                        Ronald F. Cosgrave

                                      EXHIBIT A
                                       Members

                                                            Percent
Member/Address                     Contribution             Ownership Interest
----------------------------     -----------------         -------------------

Alaska Northwest Properties,       $1,000                        99%
Inc.

Ronald F. Cosgrave                 $10                           1%

                                      EXHIBIT B

                    Alaska Northwest Shareholder Interest Holders

  (To Be determined after the consummation of a certain Agreement and Plan of Distribution, dated as of December 11, 1996 between Company and Alaska Northwest Properties Inc.)


                                                                 Percent
Interest Holder/Address            Contribution             Ownership Interest
------------------------          ---------------          --------------------

                                      EXHIBIT C

                               CERTIFICATE OF FORMATION
                                          OF
                                       ANP, LLC

     This Certificate of Formation of ANP, LLC is to be filed with the Washington Secretary of State pursuant to RCW 25.15.070.

     1.   The name of the limited liability company is ANP, LLC

     2. The name and geographic address of the initial registered agent of the limited liability company are as follows: Ronald F. Cosgrave, 19048 37th Avenue South, Seattle, Washington 98188.

     3. The geographic address of the principal place of business of the limited liability company is: 19048 37th Avenue South, Seattle, Washington 98188.

     4. The latest date on which the limited liability company is to dissolve is January 1, 2036.

     5. Management of the limited liability company is vested in one or more managers.

     6. The name and address of the person executing this certificate is Christopher H. Cunningham, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104-7078.

     IN WITNESS WHEREOF, I have signed this Certificate of Formation this 15th day of November.


                                   -------------------------------------------
                                   Christopher H. Cunningham, Attorney in Fact


                                          3